                                                         FREE WRITING PROSPECTUS
                                                      FILED PURSUANT TO RULE 433
                                          REGISTRATION STATEMENT NO.: 333-135846

                  CWABS ASSET-BACKED CERTIFICATES TRUST 2006-16
                                 Issuing Entity

                                FINAL TERM SHEET

                              [COUNTRYWIDE(R) LOGO]

                           $486,500,100 (APPROXIMATE)

                                   CWABS, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                               Sponsor and Seller

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 Master Servicer

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     This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

     The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH
THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST,
YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER
DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT
THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY
VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER,
ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND
YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE
1-866-500-5409.

     This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

     The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

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                FREE WRITING PROSPECTUS DATED SEPTEMBER 27, 2006

       Distributions are payable on the 25th day of each month, beginning in October 2006

                                   ----------

The following classes of certificates are being offered pursuant to this free writing prospectus:

           ORIGINAL
         CERTIFICATE                                PROCEEDS
          PRINCIPAL     PRICE TO   UNDERWRITING        TO
CLASS     BALANCE(1)     PUBLIC      DISCOUNT     DEPOSITOR(2)
-----   ------------   ---------   ------------   ------------
1-A     $140,766,000   100.00000%    0.10417%       99.89583%
2-A-1   $118,775,000   100.00000%    0.05208%       99.94792%
2-A-2   $112,662,000   100.00000%    0.05217%       99.94783%
2-A-3   $ 32,297,000   100.00000%    0.05217%       99.94783%
M-1     $ 18,000,000   100.00000%    0.50000%       99.50000%
M-2     $ 15,750,000   100.00000%    0.58333%       99.41667%
M-3     $  9,500,000   100.00000%    0.83333%       99.16667%
M-4     $  8,250,000   100.00000%    0.83333%       99.16667%
M-5     $  8,000,000   100.00000%    0.83333%       99.16667%
M-6     $  6,500,000   100.00000%    1.04167%       98.95833%
M-7     $  6,000,000   100.00000%    1.04167%       98.95833%
M-8     $  4,000,000   100.00000%    1.75000%       98.25000%
M-9     $  6,000,000   100.00000%    2.63333%       97.36667%
A-R     $        100          (3)         (3)             (3)

----------
(1)  This amount is subject to a permitted variance in the aggregate of plus or minus 10%.

(2)  Before deducting expenses payable by the Depositor estimated to be approximately $725,000 in the aggregate.

(3)  The Class A-R Certificates will not be purchased by the underwriter and are being transferred to Countrywide Home Loans, Inc. as partial consideration for the sale of the mortgage loans.

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ISSUING ENTITY

CWABS Asset-Backed Certificates Trust 2006-16, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWABS, Inc., a Delaware corporation and a limited purpose finance subsidiary of
Countrywide Financial Corporation, a Delaware corporation.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. Other sellers may include one or more special purpose entities established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP.

TRUSTEE

The Bank of New York, a New York banking corporation.

THE NIM INSURER

After the closing date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the "NIM Insurer." The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

Initial Mortgage Loans:

For any initial mortgage loan, the later of September 1, 2006 and the origination date of that mortgage loan (referred to as the initial cut-off date).

Subsequent Mortgage Loans:

For any subsequent mortgage loan, the later of the first day of the month of the related subsequent transfer date and the origination date of that subsequent mortgage loan (referred to as the subsequent cut-off date).

CLOSING DATE

On or about September 28, 2006.

PRE-FUNDING

On the closing date, the depositor may deposit an amount of up to 25% of the initial aggregate certificate principal balance of the certificates issued by the issuing entity in a pre-funding account (referred to as the pre-funded amount). Any pre-funded amount will be allocated between the loan groups so that the amount allocated to any loan group will not exceed 25% of the initial aggregate certificate principal balance of the classes of certificates related to that loan group.

Funding Period:

Any funding period will begin on the closing date and end on the earlier of (x)
the date the amount in the pre-funding account is less than $175,000 and (y)
November 13, 2006.

Use of Pre-Funded Amount:

Any pre-funded amount is expected to be used to purchase subsequent mortgage loans. Any pre-funded amount not used during the funding period to purchase subsequent mortgage loans will be distributed to holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

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Restrictions on Subsequent Mortgage Loan Purchases:

Purchases of subsequent mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the related loan group following the acquisition of the subsequent mortgage loans, as described in this free writing prospectus.

Interest Shortfall Payments:

To the extent needed to make required interest payments on the interest-bearing certificates on or prior to the December 2006 distribution date, Countrywide
Home Loans, Inc. will make interest shortfall payments to the issuing entity to offset shortfalls in interest collections attributable to the pre-funding mechanism or because newly originated loans do not have a payment due date in the due period related to the subject distribution date.

THE MORTGAGE LOANS

The mortgage pool will consist of fixed and adjustable rate, credit-blemished mortgage loans that are secured by first liens on one- to four-family residential properties. The mortgage loans will be divided into two separate groups. Each group of mortgage loans is referred to as a "loan group." Loan group 1 will consist of first lien conforming balance fixed and adjustable rate mortgage loans. Loan group 2 will consist of first lien fixed and adjustable rate mortgage loans.

STATISTICAL CALCULATION INFORMATION

The statistical information presented in this free writing prospectus relates to a statistical calculation pool that does not reflect all of the mortgage loans that will be included in the issuing entity. Additional mortgage loans will be included in the mortgage pool on the closing date, and subsequent mortgage loans may be included during the funding period. In addition, certain mortgage loans in the statistical calculation pool may not be included in the mortgage pool on the closing date because they have prepaid in full or were determined not to meet the eligibility requirements for the mortgage pool.

The information with respect to the statistical calculation pool is, unless otherwise specified, based on the scheduled principal balances as of September
1, 2006, which is the statistical calculation date. The aggregate stated
principal balance of the statistical calculation pool as of the statistical calculation date is referred to as the statistical calculation date pool principal balance. As of the statistical calculation date, the statistical calculation date pool principal balance was approximately $499,431,611.

Unless otherwise noted, all statistical percentages are measured by the statistical calculation date pool principal balance.

As of the statistical calculation date, the group 1 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance   $174,321,235
Weighted Average Mortgage Rate               8.311%
Range of Mortgage Rates                  5.750% to
                                            14.125%
Average Current Principal Balance         $224,931
Range of Current Principal Balances     $43,956 to
                                          $635,151
Weighted Average Original
   Loan-to-Value Ratio                       79.43%
Weighted Average Original Term to
   Maturity                             387 months
Weighted Average Credit Bureau Risk
   Score                                600 points
Weighted Average Remaining Term to
   Stated Maturity                      385 months
Weighted Average Gross Margin*               6.706%
Weighted Average Maximum Mortgage
   Rate*                                    15.146%
Weighted Average Minimum Mortgage
   Rate*                                     8.232%
Percentage Originated under Full
   Doc Program                               66.83%
Geographic Concentrations in excess
   of 10%:
   California                                27.61%
   Florida                                   11.12%

----------
*    Percentage presented only reflects those group 1 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

As of the statistical calculation date, the group 2 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance     $325,110,376
Weighted Average Mortgage Rate                 8.220%

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Range of Mortgage Rates                    5.750% to
                                              12.875%
Average Current Principal Balance           $233,556
Range of Current Principal Balances       $42,487 to
                                            $971,348
Weighted Average Original
   Loan-to-Value Ratio                         76.61%
Weighted Average Original Term to
   Maturity                               389 months
Weighted Average Credit Bureau Risk
   Score                                  632 points
Weighted Average Remaining Term to
   Stated Maturity                        387 months
Weighted Average Gross Margin*                  7.053%
Weighted Average Maximum Mortgage
   Rate*                                      15.513%
Weighted Average Minimum Mortgage
   Rate*                                       8.584%
Percentage Originated under Full
   Doc Program                                 73.24%
Geographic Concentrations in excess
   of 10%:
   California                                  36.16%
   Florida                                     12.57%

----------
*    Percentage presented only reflects those group 2 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

Additional information regarding the mortgage loans in the statistical calculation pool is attached as Annex A to this free writing prospectus.

The following characteristics of each loan group in the initial mortgage pool as of the initial cut-off date and the final mortgage pool following any pre-funding period (measured as of the initial cut-off date for initial mortgage loans and as of the applicable subsequent cut-off date for any subsequent mortgage loans) will not vary from the corresponding characteristics of the statistical calculation pool by more than the permitted variance shown in the following table:

                                       PERMITTED
         CHARACTERISTIC             VARIANCE/MAXIMUM
---------------------------------   ----------------
Weighted Average Mortgage Rate            +/-0.10%
Weighted Average Original
   Loan-to-Value Ratio                    +/-3.00%
Weighted Average Credit Bureau
   Risk Score                                +/-5 points
Percentage Originated under Full
   Doc Program                            +/-3.00%
Weighted Average Gross Margin of
   Adjustable Rate Mortgage Loans         +/-0.10%
Maximum California Concentration            50.00%

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DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue the following classes of certificates:

                            ORIGINAL
                           CERTIFICATE                                 LAST SCHEDULED     INITIAL         INITIAL
                            PRINCIPAL                                   DISTRIBUTION      RATING       RATING (S&P)
          CLASS            BALANCE (1)               TYPE                   DATE        (MOODY'S)(2)        (2)
-----------------------   ------------   ---------------------------   --------------   ------------   ------------

OFFERED
CERTIFICATES
1-A....................   $140,766,000     Senior/Adjustable Rate       December 2046        Aaa            AAA
2-A-1..................   $118,775,000     Senior/Adjustable Rate      September 2029        Aaa            AAA
2-A-2..................   $112,662,000     Senior/Adjustable Rate       February 2037        Aaa            AAA
2-A-3..................   $ 32,297,000     Senior/Adjustable Rate       December 2046        Aaa            AAA
M-1....................   $ 18,000,000   Subordinate/Adjustable Rate     August 2046         Aa1            AA+
M-2....................   $ 15,750,000   Subordinate/Adjustable Rate      June 2046          Aa2            AA
M-3....................   $  9,500,000   Subordinate/Adjustable Rate     April 2046          Aa3            AA-
M-4....................   $  8,250,000   Subordinate/Adjustable Rate    February 2046        A1             A+
M-5....................   $  8,000,000   Subordinate/Adjustable Rate    December 2045        A2              A
M-6....................   $  6,500,000   Subordinate/Adjustable Rate   September 2045        A3             A-
M-7....................   $  6,000,000   Subordinate/Adjustable Rate     April 2045         Baa1           BBB+
M-8....................   $  4,000,000   Subordinate/Adjustable Rate    October 2044        Baa2            BBB
M-9....................   $  6,000,000   Subordinate/Adjustable Rate     March 2044         Baa3           BBB-
A-R....................   $        100      Senior/REMIC Residual       October 2006         Aaa            AAA
NON-OFFERED
CERTIFICATES (3)
B......................   $  5,750,000   Subordinate/Adjustable Rate      July 2042          Ba1            BB+
P......................   $        100       Prepayment Charges              N/A             N/R            N/R
C......................            N/A             Residual                  N/A             N/R            N/R

----------
(1)    This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date and any amount deposited in the pre-funding account.

(2)    The offered certificates will not be offered unless they are assigned the indicated ratings by Moody's Investors Service, Inc. ("MOODY'S") and
       Standard & Poor's Ratings Services, a division of The McGraw-Hill
       Companies, Inc. ("S&P"). "N/R" indicates that the agency was not asked to rate the certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)    The Class B, Class P and Class C Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B, Class P and Class C Certificates is provided only to permit a better understanding of the offered certificates.

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                                        5

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The certificates will also have the following characteristics:

                         PASS-THROUGH RATE   PASS-THROUGH RATE
               RELATED      ON OR BEFORE           AFTER                            INTEREST
                 LOAN         OPTIONAL            OPTIONAL       DELAY/ACCRUAL      ACCRUAL
    CLASS       GROUP     TERMINATION DATE    TERMINATION DATE       PERIOD        CONVENTION
------------   -------   -----------------   -----------------   -------------   -------------

OFFERED
CERTIFICATES
1-A.........      1      LIBOR + 0.140%(1)   LIBOR + 0.280%(1)        (2)        Actual/360(3)
2-A-1.......      2      LIBOR + 0.050%(1)   LIBOR + 0.100%(1)        (2)        Actual/360(3)
2-A-2.......      2      LIBOR + 0.150%(1)   LIBOR + 0.300%(1)        (2)        Actual/360(3)
2-A-3.......      2      LIBOR + 0.240%(1)   LIBOR + 0.480%(1)        (2)        Actual/360(3)
M-1.........   1 and 2   LIBOR + 0.290%(1)   LIBOR + 0.435%(1)        (2)        Actual/360(3)
M-2.........   1 and 2   LIBOR + 0.320%(1)   LIBOR + 0.480%(1)        (2)        Actual/360(3)
M-3.........   1 and 2   LIBOR + 0.340%(1)   LIBOR + 0.510%(1)        (2)        Actual/360(3)
M-4.........   1 and 2   LIBOR + 0.380%(1)   LIBOR + 0.570%(1)        (2)        Actual/360(3)
M-5.........   1 and 2   LIBOR + 0.400%(1)   LIBOR + 0.600%(1)        (2)        Actual/360(3)
M-6.........   1 and 2   LIBOR + 0.470%(1)   LIBOR + 0.705%(1)        (2)        Actual/360(3)
M-7.........   1 and 2   LIBOR + 0.850%(1)   LIBOR + 1.275%(1)        (2)        Actual/360(3)
M-8.........   1 and 2   LIBOR + 1.000%(1)   LIBOR + 1.500%(1)        (2)        Actual/360(3)
M-9.........   1 and 2   LIBOR + 1.850%(1)   LIBOR + 2.775%(1)        (2)        Actual/360(3)
A-R.........   1 and 2           (4)                (4)               N/A             N/A
NON-OFFERED
CERTIFICATES
B...........   1 and 2   LIBOR + 2.100%(1)   LIBOR + 3.150%(1)        (2)        Actual/360(3)
P...........   1 and 2           N/A                N/A               N/A             N/A
C...........   1 and 2           N/A                N/A               N/A             N/A

----------
(1)    The pass-through rate for this class of certificates may adjust monthly, will be subject to increase after the optional termination date as shown in this table and will be subject to an interest rate cap, in each case as described in this free writing prospectus under "Description of the
       Certificates -- Distributions -- Distributions of Interest." LIBOR refers to One-Month LIBOR for the related accrual period calculated as described in this free writing prospectus under "Description of the Certificates --
       Calculation of One-Month LIBOR."

(2)    The accrual period for any distribution date will be the period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. These certificates will settle without accrued interest.

(3)    Interest accrues at the rate specified in this table based on a 360-day year and the actual number of days elapsed during the related accrual period.

(4)    The Class A-R Certificates will not accrue any interest.

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                                        6

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DESIGNATIONS

          DESIGNATION                         CLASS OF CERTIFICATES
------------------------------   -----------------------------------------------
Class A Certificates:            Class 1-A and Class 2-A Certificates.

Class 2-A Certificates:          Class 2-A-1, Class 2-A-2 and Class 2-A-3
                                 Certificates.

Senior Certificates:             Class A and Class A-R Certificates.

Class M Certificates:            Class M-1, Class M-2, Class M-3, Class M-4,
                                 Class M-5, Class M-6, Class M-7, Class M-8 and
                                 Class M-9 Certificates.

Subordinate Certificates:        Class M and Class B Certificates.

Adjustable Rate Certificates     Class A Certificates and Subordinate
   or Swap Certificates:         Certificates.

Offered Certificates:            Class 1-A, Class 2-A-1, Class 2-A-2, Class
                                 2-A-3, Class M-1, Class M-2, Class M-3, Class
                                 M-4, Class M-5, Class M-6, Class M-7, Class
                                 M-8, Class M-9 and Class A-R Certificates.

RECORD DATE

Adjustable Rate Certificates:

The business day immediately preceding a distribution date, or if the adjustable rate certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Class A-R Certificates:

The last business day of the month preceding the month of a distribution date.

DENOMINATIONS

$20,000 and multiples of $1 in excess thereof, except that the Class A-R
Certificates will be issued as two certificates in the denominations specified in the pooling and servicing agreement.

REGISTRATION OF CERTIFICATES

Adjustable Rate Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or
Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

Beginning on October 25, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

INTEREST PAYMENTS

On each distribution date, holders of each class of interest-bearing certificates will be entitled to receive:

o    the interest that has accrued during the related accrual period at the related pass-through rate on the certificate principal balance immediately prior to the applicable distribution date, and

o    any interest due on a prior distribution date that was not paid.

The accrual period, interest calculation convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page S-5.

For each class of subordinate certificates, any interest carry forward amount
(which is interest due on a prior distribution date that was not paid on a prior distribution date) will be payable from excess cashflow and from amounts in the swap trust, in each case as and to the extent described in this free writing prospectus.

There are certain circumstances that could reduce the amount of interest paid to you.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will receive a distribution of principal on their certificates only if there is cash available on that date for the payment of principal. The priority of payments will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans.

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                                        7

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AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after the fees and expenses as described below are subtracted):

o    scheduled payments of interest on the mortgage loans collected during the applicable period (other than any credit comeback excess amounts);

o    interest on prepayments to the extent not allocable to the master servicer as additional servicing compensation;

o    interest amounts advanced by the master servicer and any required compensating interest paid by the master servicer related to certain prepayments on certain mortgage loans;

o    liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to interest); and

o    the amount, if any, of the seller interest shortfall payment paid by
     Countrywide Home Loans, Inc. on any distribution date on or prior to the
     December 2006 distribution date.

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts (after fees and expenses as described below are subtracted) with respect to the mortgage loans in a loan group:

o    scheduled payments of principal of the mortgage loans collected during the applicable period or advanced by the master servicer;

o    prepayments collected in the applicable period;

o    the stated principal balance of any mortgage loans repurchased by a seller or purchased by the master servicer;

o    the excess, if any, of the stated principal balance of a deleted mortgage loan over the stated principal balance of the related substitute mortgage loan;

o    liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to principal);

o    excess interest (to the extent available) to maintain or restore the targeted overcollateralization level as described under

o    the amount, if any, allocated to that loan group and remaining on deposit in the pre-funding account on the distribution date following the end of the funding period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

o    the master servicing fee and additional servicing compensation (as described in this free writing prospectus under "Description of the
     Certificates -- Withdrawals from the Collection Account" and "--Withdrawals from the Distribution Account") due to the master servicer;

o    the pro rata portion of the trustee fee due to the trustee;

o    amounts reimbursed to the master servicer and the trustee in respect of advances previously made by them and other amounts for which the master servicer and servicer are entitled to be reimbursed;

o    all prepayment charges (which are distributable only to the Class P
     Certificates);

o    all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed; and

o    the pro rata portion of any net swap payments or any termination payment payable to the swap counterparty (other than a swap termination payment resulting from a swap counterparty trigger event).

These amounts will reduce the amount that could have been distributed to the certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

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The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.50% per annum
(referred to as the servicing fee rate).

Additional Servicing Compensation:

The master servicer is also entitled to receive additional servicing compensation from amounts in respect of interest paid on certain principal prepayments, late payment fees, assumption fees and other similar charges
(excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity's accounts.

Source and Priority of Payments:

These amounts will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF PAYMENTS; DISTRIBUTIONS OF INTEREST

In general, on any distribution date, the loan group 1 and loan group 2 interest funds will be distributed in the following order:

o    from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the swap account, the amount of any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) payable to the swap counterparty;

o    from loan group 1 interest funds, to the Class 1-A Certificates, current interest and interest carry forward amount;

o    from loan group 2 interest funds, concurrently, to each class of Class 2-A
     Certificates, current interest and interest carry forward amount, pro rata based on their respective entitlements;

o    from remaining loan group 1 and loan group 2 interest funds, to each class of Class A Certificates, any remaining unpaid current interest and any interest carry forward amount, allocated pro rata based on the certificate principal balance of each class of Class A Certificates, with any remaining amounts allocated based on any remaining unpaid current interest and interest carry forward amount for each class of Class A Certificates;

o    from any remaining loan group 1 and loan group 2 interest funds, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5,
     Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in
     that order, current interest for each class; and

o    from any remaining loan group 1 and loan group 2 interest funds, as part of the excess cashflow.

PRIORITY OF PAYMENTS; DISTRIBUTIONS OF PRINCIPAL

General

The manner of distributing principal among the classes of certificates will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and depending on whether a trigger event is in effect.

Effect of the Stepdown Date if a Trigger Event is not in Effect

On any distribution date on or after the stepdown date (and so long as no trigger event is in effect), instead of allocating all amounts distributable as principal on the certificates to the senior classes of certificates until those senior classes are paid in full, a portion of those amounts distributable as principal will be allocated to the subordinate certificates.

The amount allocated to each class of certificates on or after the stepdown date and so long as no trigger event is in effect will be based on the targeted level of overcollateralization and subordination for each class of certificates. These amounts are described in more detail under "Description of the Certificates --
Distributions -- Distributions of Principal" in this free writing prospectus.

Trigger Events:

A "trigger event" refers to certain specified levels of losses and/or delinquencies on the mortgage loans. Prior to the stepdown date or if a trigger event is in effect on or after the stepdown date, all amounts distributable as principal on a distribution date will be allocated first to the senior certificates, until the senior certificates are paid in full, before any distributions of principal are made on the subordinate certificates.

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The Stepdown Date:

The stepdown date will be the earlier of:

o    the distribution date following the distribution date on which the aggregate certificate principal balance of the Class A Certificates is reduced to zero; and

o    the later of:

     o    the October 2009 distribution date; and

     o    the first distribution date on which the aggregate certificate principal balance of the Class A Certificates (after calculating anticipated distributions on the distribution date) is less than or equal to 61.80% of the aggregate stated principal balance of the mortgage loans for the distribution date.

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount from both loan groups will be distributed in the following order:

o    concurrently,

     (1)  from the loan group 1 principal distribution amount, in the following order of priority:

          (i)  to the Class 1-A Certificates, until the certificate principal balance thereof is reduced to zero; and

          (ii) to the classes of Class 2-A Certificates (after the distribution of the principal distribution amount from loan group 2 as
               described in clause (2)(i) of this bullet point), to be allocated among such classes of certificates in the amounts and order of priority described below, until the certificate principal
               balances thereof are reduced to zero; and

     (2)  from the loan group 2 principal distribution amount, in the following order of priority:

          (i)  to the classes of Class 2-A Certificates in the amounts and order of priority described below, until the certificate principal balances thereof are reduced to zero; and

          (ii) to the Class 1-A Certificates (after the distribution of the principal distribution amount from loan group 1 as described in clause (1)(i) of this bullet point), until the certificate principal balance thereof is reduced to zero; and

o    from the remaining principal distribution amount from both loan groups, sequentially,

     (1)  sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class
          M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B
          Certificates, in that order, in each case until the certificate principal balance thereof is reduced to zero; and

     (2)  as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, the principal distribution amount for both loan groups will be distributed in the following order:

o    in an amount up to the Class A principal distribution target amount, pro rata based on the related Class A principal distribution allocation amount for the Class 1-A and Class 2-A Certificates, concurrently:

     (1)  to the Class 1-A Certificates, up to the Class 1-A principal distribution amount, until the certificate principal balance thereof is reduced to zero; and

     (2)  to the classes of Class 2-A Certificates, up to the Class 2-A principal distribution amount, to be allocated among the classes of certificates in the amounts and order of priority described below, until the certificate principal balances thereof are reduced to zero;

provided, however, that if (a) the certificate principal balance of the Class
1-A Certificates and/or (b) the aggregate certificate principal balance of the
Class 2-A Certificates is reduced to zero, then any remaining unpaid Class A principal distribution target amount will be distributed to the remaining classes of senior certificates after distributions from clauses (1) and (2)
above (and, in the case of the Class 2-A Certificates, in the amounts and order of priority described below), until the certificate principal balance(s) thereof is/are reduced to zero;

o    sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5,
     Class M-6, Class

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     M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the subordinate class principal distribution amount for that class, in each case until the certificate principal balance thereof is reduced to zero;
     and

o    as part of the excess cashflow.

Class 2-A Certificates:

For each distribution date, amounts to be distributed to the Class 2-A
Certificates in respect of principal will be distributed, sequentially, to the
Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, in that order, until the certificate principal balances thereof are reduced to zero.

EXCESS CASHFLOW

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after interest and principal distributions have been made.

On any distribution date, the excess cashflow (if any) and, in the case of the first two bullet points below and in the case of the payment of unpaid realized loss amounts pursuant to the third bullet point below, credit comeback excess cashflow (if any), will be distributed in the following order, in each case, first to the extent of the remaining credit comeback excess cashflow and, second to the extent of the remaining excess cashflow:

o    to each class of Class A and subordinate certificates, in the same priority as described above with respect to payments of principal, the amounts necessary to maintain or restore overcollateralization to the target overcollateralization level;

o    concurrently, to each class of Class A Certificates, any unpaid realized loss amount for each such class, pro rata based on their respective entitlements;

o    sequentially, to the classes of subordinate certificates, in order of their distribution priorities, and for each class, first, to pay any interest carry forward amount for that class and second, to pay any unpaid realized loss amount for that class;

o    to each class of Class A and subordinate certificates, pro rata, to the extent needed to pay any unpaid net rate carryover;

o    to the carryover reserve fund, the required carryover reserve fund deposit;

o    to the swap account, the amount of any swap termination payment payable to the swap counterparty as a result of a swap counterparty trigger event; and

o    to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

CREDIT ENHANCEMENT

Credit enhancement provides limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Overcollateralization

"Overcollateralization" refers to the amount by which the aggregate stated
principal balance of the mortgage loans and any remaining related pre-funded amount, exceeds the aggregate certificate principal balance of the certificates.

On the closing date, it is expected that the sum of the aggregate stated
principal balance of the mortgage loans and any amounts on deposit in the pre-funding account will exceed the initial aggregate certificate principal balance of the interest-bearing certificates by approximately $7,750,000.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the pooling and servicing agreement. If the amount of overcollateralization is reduced, excess interest on the mortgage loans will be used to reduce the total certificate principal balance of the certificates, until the required level of overcollateralization has been restored.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans.
The required level of overcollateralization may change over time.

Excess Interest

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the

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                                       11

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certificates, plus the weighted average expense fee rate and the effective rate at which any net swap payments may be payable to the swap counterparty. The
"expense fee rate" is the sum of the servicing fee rate, the trustee fee rate and, with respect to any mortgage loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate. Any such interest is referred to as "excess interest" and will be distributed as part of the excess cashflow as described under "--Excess Cashflow" above.

Subordination

The issuance of senior certificates and subordinate certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

The senior certificates will have a distribution priority over the subordinate certificates. With respect to the subordinate certificates, the Class M
Certificates with a lower numerical designation will have a distribution priority over the Class M Certificates with a higher numerical designation, and all the Class M Certificates will have a distribution priority over the Class B
Certificates.

Subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinate certificates, beginning with the subordinate certificates with the lowest distribution priority, before realized losses on the mortgage loans in a loan group are allocated to the classes of certificates related to that loan group with higher priorities of distribution.

ALLOCATION OF LOSSES

After the credit enhancement provided by excess cashflow and overcollateralization (if any) has been exhausted, collections otherwise payable to the related subordinate classes will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses are allocated to the subordinate certificates, beginning with the class of subordinate certificates with the lowest distribution priority, until the certificate principal balance of that subordinate class has been reduced to zero. If the aggregate certificate principal balance of the subordinate certificates were to be reduced to zero, additional realized losses of a particular loan group will be allocated to the related senior certificates as described in this free writing prospectus under "Description of the
Certificates--Applied Realized Loss Amounts."

THE SWAP CONTRACT

Countrywide Home Loans, Inc. has entered into an interest rate swap contract, which will be assigned to The Bank of New York, in its capacity as swap contract administrator, on the closing date. On each distribution date prior to the swap contract termination date, the swap contract administrator will be obligated to pay to the swap counterparty an amount equal to the product of (i) 5.36% per annum, (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the number of days in the related calculation period (calculated on the basis of a
360-day year of twelve 30-day months), divided by 360. In addition, on the business day preceding each distribution date prior to the swap contract termination date, the swap counterparty will be obligated to pay to the swap contract administrator an amount equal to the product of (i) one-month LIBOR (as determined by the swap counterparty), (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the actual number of days in the related calculation period, divided by 360.

To the extent that the payment payable by the swap contract administrator exceeds the payment payable by the swap counterparty, the trustee will be required to deduct from the available funds for loan group 1 and loan group 2 the amount of that excess and, in its capacity as trustee of the swap trust, to remit the amount of that excess to the swap contract administrator for payment to the swap counterparty. To the extent that the payment payable by the swap counterparty exceeds the payment payable by the swap contract administrator, the swap counterparty will be required to pay to the swap contract administrator the amount of that excess. Any net payment received by the swap contract administrator from the swap counterparty will be remitted to the swap trust only to the extent necessary to cover unpaid current interest, net rate carryover and unpaid realized loss amounts on the swap certificates and to maintain or restore overcollateralization for those certificates. The remaining portion of any net payment received by the swap contract administrator

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from the swap counterparty will be paid to Countrywide Home Loans, Inc. and will not be available to cover any amounts on any class of certificates.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the master servicer reasonably believes that the cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute a replacement mortgage loan for, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 150 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the servicing fee rate).

The majority holder of the Class C Certificates, which holder is referred to as the directing certificateholder, will have a special right of foreclosure with respect to certain delinquent mortgage loans. Upon the occurrence of certain delinquencies on a mortgage loan, if the directing certificateholder timely and affirmatively acts, then it will instruct the master servicer to hire three appraisal firms identified in the pooling and servicing agreement to compute the fair value of the mortgaged property relating to the mortgage loan utilizing the
Fannie Mae Form 2055 Exterior-Only Inspection Residential Appraisal Report (each such appraisal firm computation, a "fair value price"), in each case no later than 30 days from the date of the directing certificateholder's action. Subject to certain provisions in the pooling and servicing agreement, the directing certificateholder must, no later than 5 days after the expiration of such 30-day period, purchase such mortgage loan or the related mortgaged property, as the case may be, at an amount equal to the highest of the three fair value prices determined by such appraisal firms plus accrued and unpaid interest thereon.

OPTIONAL TERMINATION

The largest percentage holder of the Class C Certificates will have the right to direct the master servicer to instruct the trustee to conduct an auction of all of the remaining assets of the issuing entity on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the sum of the aggregate stated principal balance of the initial mortgage loans as of the initial cut-off date and the amount, if any, deposited into the pre-funding account on the closing date. If the first auction is unsuccessful, the auction process will be repeated every other month until a successful auction is conducted, unless the largest percentage holder of the Class C Certificates directs the trustee to conduct such auction less frequently. In addition, if the first auction is unsuccessful, or if the largest percentage holder of the Class C Certificates does not request an auction, then the master servicer will have the option to purchase all of the remaining assets of the issuing entity. Any successful auction of all of the remaining assets of the issuing entity or any purchase of those assets by the master servicer will result in the early retirement of the certificates. The NIM
Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the issuing entity (exclusive of the credit comeback excess account, the assets held in the carryover reserve fund and the pre-funding account) will consist of two or more REMICs: one or more underlying
REMICs and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The offered certificates
(other than the Class A-R Certificates) will represent beneficial ownership of
"regular interests" in the master REMIC identified in the pooling and servicing agreement, a beneficial interest

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                                       13

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in the right to receive payments of net rate carryover pursuant to the pooling and servicing agreement and the deemed obligation to make termination payments on the swap contract.

The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interest in each underlying REMIC.

The swap trust, the swap contract and the swap account will not constitute any part of any REMIC created under the pooling and servicing agreement.

LEGAL INVESTMENT CONSIDERATIONS

The Class A, Class M-1, Class M-2 and Class M-3 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement
Act of 1984. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement
Act of 1984.

ERISA CONSIDERATIONS

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement
Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue
Code of 1986, as amended, or by an entity investing the assets of a benefit plan, so long as certain conditions are met. Investors acquiring swap certificates with assets of such a plan while the swap contract is still in effect also will be required to satisfy the requirements of an investor-based class exemption.

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                                       14

                                THE MORTGAGE POOL

     Statistical calculation information for the mortgage loans in the statistical calculation pool is set forth in tabular format in the Annex A to this free writing prospectus.

                         SERVICING OF THE MORTGAGE LOANS

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicer will be paid a monthly fee (the "MASTER SERVICING FEE")
from collections with respect to each Mortgage Loan (as well as from any liquidation proceeds or Subsequent Recoveries) equal to one-twelfth of the
Stated Principal Balance thereof multiplied by the Servicing Fee Rate. The
"SERVICING FEE Rate" for each Mortgage Loan will equal 0.50% per annum. The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under "-- Adjustment to Master Servicing Fee in Connection With
Certain Prepaid Mortgage Loans."

     The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments received during that portion of a Prepayment Period from the related Due Date to the end of the Prepayment Period ("PREPAYMENT INTEREST EXCESS"), all late payment fees, assumption fees and other similar charges (excluding prepayment charges), with respect to the Mortgage Loans, and all investment income earned on amounts on deposit in the Certificate Account and Distribution Account. The
Master Servicer is obligated to pay certain ongoing expenses associated with the
Mortgage Loans and incurred by the Trustee in connection with its responsibilities under the Pooling and Servicing Agreement.

ADJUSTMENT TO MASTER SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE
LOANS

     When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates ("DUE DATES"), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments which are received during that portion of the Prepayment Period from the related Due Date in the Prepayment Period to the end of the Prepayment Period reduce the
Scheduled Payment of interest for the following Due Date but are included in a distribution that occurs on or prior to the distribution of the Scheduled
Payment, and accordingly no shortfall in interest otherwise distributable to holders of the Certificates results. Conversely, Principal Prepayments received from that portion of the Prepayment Period from the beginning of the Prepayment
Period to related Due Date in that Prepayment Period reduce the Scheduled
Payment of interest for that Due Date and are included in a distribution that occurs on or after the distribution of the Scheduled Payment, and accordingly an interest shortfall (a "PREPAYMENT INTEREST SHORTFALL") could result. In order to mitigate the effect of any Prepayment Interest Shortfall on interest distributions to holders of the Certificates on any Distribution Date, one-half of the amount of the Master Servicing Fee otherwise payable to the Master
Servicer for the month will, to the extent of the Prepayment Interest Shortfall, be deposited by the Master Servicer in the Certificate Account for distribution to holders of the Certificates entitled thereto on the Distribution Date. The amount of this deposit by the Master Servicer is referred to as "COMPENSATING
INTEREST" and will be reflected in the distributions to holders of the
Certificates entitled thereto made on the Distribution Date on which the
Principal Prepayments received would be distributed.

CERTAIN MODIFICATIONS AND REFINANCINGS

     Countrywide Home Loans will be permitted under the Pooling and Servicing
Agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the Master
Servicer will be permitted to agree to the rate reduction provided that (i)
Countrywide Home Loans purchases the Mortgage Loan from the Trust Fund immediately following the modification and (ii) the Stated Principal Balance of such Mortgage Loan, when taken together with the aggregate of the Stated
Principal Balances of all other Mortgage Loans in the same Loan Group that have been so modified since the Closing Date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate Certificate Principal Balance of the related Certificates. Countrywide Home Loans will remit the Purchase
Price to the Master Servicer for deposit into the Certificate Account within one
Business Day of the purchase of that Mortgage Loan. Purchases of Mortgage

                                       15

Loans may occur when prevailing interest rates are below the Mortgage Rates on the Mortgage Loans and borrowers request modifications as an alternative to refinancings. Countrywide Home Loans will indemnify the Trust Fund against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the Pooling and Servicing
Agreement. We summarize below the material terms and provisions pursuant to which the Certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and
Servicing Agreement. When particular provisions or terms used in the Pooling and
Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Pooling and Servicing Agreement after the issuing entity issues the
Certificates.

     The CWABS, Inc., Asset-Backed Certificates, Series 2006-16 (the
"CERTIFICATES") will consist of: Class 1-A, Class 2-A-1, Class 2-A-2, Class
2-A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class
M-7, Class M-8, Class M-9, Class B, Class A-R, Class P and Class C Certificates.

     When describing the Certificates in this free writing prospectus we use the following terms:

         DESIGNATION                      CLASS OF CERTIFICATES
----------------------------   -------------------------------------------
CLASS A CERTIFICATES:          Class 1-A and Class 2-A Certificates

CLASS 2-A CERTIFICATES:        Class 2-A-1, Class 2-A-2 and Class
                               2-A-3 Certificates

SENIOR CERTIFICATES:           Class A and Class A-R Certificates

CLASS M CERTIFICATES:          Class M-1, Class M-2, Class M-3, Class M-4,
                               Class M-5, Class M-6, Class M-7, Class M-8
                               and Class M-9 Certificates

SUBORDINATE CERTIFICATES:      Class M and Class B Certificates

ADJUSTABLE RATE CERTIFICATES
   OR SWAP CERTIFICATES:       Class A and Subordinate Certificates

OFFERED CERTIFICATES:          Class 1-A, Class 2-A-1, Class 2-A-2,
                               Class 2-A-3, Class M-1, Class M-2,
                               Class M-3, Class M-4, Class M-5, Class M-6,
                               Class M-7, Class M-8, Class M-9 and Class
                               A-R Certificates

The Certificates are generally referred to as the following types:

          CLASS                         TYPE
-------------------------   ---------------------------
Class A Certificates:       Senior/Adjustable Rate

Subordinate Certificates:   Subordinate/Adjustable Rate

Class A-R Certificates:     Senior/REMIC Residual

Class P Certificates:       Prepayment Charges

Class C Certificates:       Residual

     Generally:

     o    distributions of principal and interest on the Class 1-A Certificates will be based on amounts available for distribution in respect of the
          Mortgage Loans in Loan Group 1;

                                       16

     o    distributions of principal and interest on the Class 2-A Certificates will be based on amounts available for distribution in respect of the
          Mortgage Loans in Loan Group 2;

     o    distributions of principal and interest on the Subordinate
          Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2;

     o    distributions on the Class P and Class C Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in
          Loan Group 1 and Loan Group 2; and

     o    distributions on the Class A-R Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan
          Group 1 and Loan Group 2.

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

     The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the "BOOK-ENTRY CERTIFICATES"). The Class A-R
Certificates will be issued as two certificates in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry
Certificates ("CERTIFICATE OWNERS") may elect to hold their Book-Entry
Certificates through the Depository Trust Company ("DTC") in the United States,
or Clearstream, Luxembourg or the Euroclear System ("EUROCLEAR"), in Europe, if
they are participants of these systems, or indirectly through organizations which are participants in these systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate
Principal Balance of the applicable class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC.
Beneficial interests in the Book-Entry Certificates may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1 in excess thereof. Except as set forth under
"Description of the Securities--Book-Entry Registration of the Securities" in
the prospectus, no person acquiring a beneficial ownership interest in a
Book-Entry Certificate (each, a "BENEFICIAL OWNER") will be entitled to receive a physical certificate representing the person's beneficial ownership interest in the Book-Entry Certificate (a "DEFINITIVE CERTIFICATE"). Unless and until
Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations
("PARTICIPANTS") and DTC. See "Description of the Securities--Book-Entry
Registration of the Securities" in the base prospectus.

GLOSSARY OF TERMS

     The following terms have the meanings shown below to help describe the cash flow on the Certificates. The definitions are organized based on the context in which they are most frequently used. However, certain definitions may be used in multiple contexts.

     General Definitions.

     "ADJUSTED NET MORTGAGE RATE" with respect to each Mortgage Loan means the
Mortgage Rate less the related Expense Fee Rate.

     "BUSINESS DAY" is any day other than:

          (1)  a Saturday or Sunday or

          (2) a day on which banking institutions in the state of New York or
     California are required or authorized by law to be closed.

                                       17

     "CERTIFICATE PRINCIPAL BALANCE" means for any class of Certificates (other than the Class C Certificates), the aggregate outstanding principal balance of all Certificates of the class, less:

          (1) all amounts previously distributed to holders of Certificates of that class as scheduled and unscheduled payments of principal; and

          (2) the Applied Realized Loss Amounts allocated to the class;

provided, however, that if Applied Realized Loss Amounts have been allocated to the Certificate Principal Balance of any class of Certificates, the Certificate
Principal Balance thereof will be increased on each Distribution Date after the allocation of Applied Realized Loss Amounts, sequentially by class in the order of distribution priority, by the amount of Subsequent Recoveries for the related
Loan Group or Loan Groups, collected during the related Due Period (if any) (but not by more than the amount of the Unpaid Realized Loss Amount for the class);
and provided further, however, that any amounts distributed to one or more classes of Senior Certificates related to a Loan Group in respect of Applied
Realized Loss Amounts will be distributed to those classes on a pro rata basis according to the respective Unpaid Realized Loss Amounts for those classes.

     After any allocation of amounts in respect of Subsequent Recoveries to the
Certificate Principal Balance of a class of Certificates, a corresponding decrease will be made on the Distribution Date to the Unpaid Realized Loss
Amount for that class or classes. Although Subsequent Recoveries, if any, will be allocated to increase the Certificate Principal Balance of a class of
Certificates, the Subsequent Recoveries will be included in the applicable
Principal Remittance Amount and distributed in the priority set forth below under "--Distributions--Distributions of Principal." Therefore these Subsequent
Recoveries may not be used to make any principal payments on the class or classes of Certificates for which the Certificate Principal Balances have been increased by allocation of Subsequent Recoveries. Additionally, holders of these
Certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Certificate Principal
Balance for any Accrual Period preceding the Distribution Date on which the increase occurs.

     "DISTRIBUTION DATE" means the 25th day of each month, or if the 25th day is not a Business Day, on the first Business Day thereafter, commencing in October
2006.

     "DUE PERIOD" means with respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

     "EXCESS PROCEEDS" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any Liquidation Proceeds and Subsequent
Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage
Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage
Loan.

     "FINAL RECOVERY DETERMINATION" means a determination by the Master Servicer that it has received all proceeds it expects to receive with respect to the liquidation of a Mortgage Loan.

     "INSURANCE PROCEEDS" means all proceeds of any insurance policy received prior to or in connection with a Final Recovery Determination (to the extent that the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the Master Servicer's normal servicing procedures), other than proceeds that represent reimbursement of the Master
Servicer's costs and expenses incurred in connection with presenting claims under the related insurance policy.

     "LIQUIDATION PROCEEDS" means any Insurance Proceeds and all other net proceeds received prior to or in connection with a Final Recovery Determination in connection with the partial or complete liquidation of a Mortgage Loan
(whether through trustee's sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received prior to or in connection with a Final
Recovery Determination with respect to any Mortgaged Property acquired by the

                                       18

Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

     "PERCENTAGE INTEREST" with respect to any Certificate, means the percentage derived by dividing the denomination of the Certificate by the aggregate denominations of all Certificates of the applicable class.

     "RECORD DATE" means:

          (1) in the case of the Adjustable Rate Certificates, the Business Day immediately preceding the Distribution Date, unless the Adjustable Rate
     Certificates are no longer book-entry certificates, in which case the
     Record Date will be the last Business Day of the month preceding the month of the Distribution Date, and

          (2) in the case of the Class A-R Certificates, the last Business Day of the month preceding the month of the Distribution Date.

     "SUBSEQUENT RECOVERIES" means, with respect to any Mortgage Loan in respect of which a Realized Loss was incurred, any proceeds of the type described in the definitions of "Insurance Proceeds" and "Liquidation Proceeds" received in respect of the Mortgage Loan after a Final Recovery Determination (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

     Definitions related to Interest Calculations and Distributions.

     "ACCRUAL PERIOD" for any Distribution Date and the Adjustable Rate
Certificates, means the period from and including the preceding Distribution
Date (or from and including the Closing Date in the case of the first
Distribution Date) to and including the day prior to the current Distribution
Date.

     "CURRENT INTEREST" with respect to each class of interest-bearing certificates and each Distribution Date means the interest accrued at the
Pass-Through Rate for the applicable Accrual Period on the Certificate Principal
Balance of the class immediately prior to the Distribution Date.

     "EXPENSE FEE RATE" with respect to each Mortgage Loan is equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate and, with respect to any
Mortgage Loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate. As of the Initial Cut-off Date, the weighted average Expense Fee Rate is expected to equal approximately 0.509% per annum.

     "INTEREST CARRY FORWARD AMOUNT," with respect to each class of interest-bearing certificates and each Distribution Date, is the excess of:

          (a) Current Interest for such class with respect to prior Distribution
     Dates over

          (b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

     "INTEREST DETERMINATION DATE" means for the Adjustable Rate Certificates, the second LIBOR Business Day preceding the commencement of each Accrual Period.

     "INTEREST FUNDS" means for any Loan Group and any Distribution Date, (1)
the Interest Remittance Amount for that Loan Group and the Distribution Date, less (2) the portion of the Trustee Fee allocable to that Loan Group for the
Distribution Date, plus (3) the Adjusted Replacement Upfront Amount, if any, allocable to that Loan Group.

     "INTEREST REMITTANCE AMOUNT" means with respect to each Loan Group and any
Distribution Date:

          (a) the sum, without duplication, of:

                                       19

               (1) all scheduled interest collected during the related Due
          Period (other than Credit Comeback Excess Amounts (if any)), less the related Master Servicing Fees,

               (2) all interest on prepayments, other than Prepayment Interest
          Excess,

               (3) all Advances relating to interest,

               (4) all Compensating Interest,

               (5) all Liquidation Proceeds collected during the related Due
          Period (to the extent that the Liquidation Proceeds relate to interest), and

               (6) the allocable portion of any Seller Shortfall Interest
          Requirement, less

          (b) all Advances relating to interest and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

     "NET RATE CAP" for each Distribution Date means:

     (i) with respect to the Class 1-A Certificates, the weighted average
Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap
Termination Payment payable to the Swap Counterparty for such Distribution Date
(other than a Swap Termination Payment due to a Swap Counterparty Trigger Event)
and (y) a fraction, the numerator of which is the Interest Funds for Loan Group
1 for such Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for such Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period
(after giving effect to principal prepayments received during the Prepayment
Period that ends during such Due Period) plus any amounts on deposit in the
Pre-Funding Account in respect of Loan Group 1 as of the first day of that Due
Period,

     (ii) with respect to each class of Class 2-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 2 as of
the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due
Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any
Swap Termination Payment payable to the Swap Counterparty for such Distribution
Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger
Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan
Group 2 for such Distribution Date, and the denominator of which is the Interest
Funds for Loan Group 1 and Loan Group 2 for such Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period
(after giving effect to principal prepayments received during the Prepayment
Period that ends during such Due Period) plus any amounts on deposit in the
Pre-Funding Account in respect of Loan Group 2 as of the first day of that Due
Period, and

     (iii) with respect to each class of Subordinate Certificates, the weighted average of the Net Rate Cap for the Class 1-A and Class 2-A Certificates
(weighted by an amount equal to the positive difference (if any) of the

                                       20

sum of the aggregate Stated Principal Balance of the Mortgage Loans in the
related Loan Group and the amount on deposit in the Pre-Funding Account in respect of that Loan Group) over the outstanding aggregate Certificate Principal
Balance of the Class 1-A and Class 2-A Certificates, respectively.

     "NET RATE CARRYOVER" for a class of interest-bearing certificates on any
Distribution Date means the excess of:

          (1) the amount of interest that the class would have accrued for the
     Distribution Date had the Pass-Through Rate for that class and the related
     Accrual Period not been calculated based on the applicable Net Rate Cap, over

          (2) the amount of interest the class accrued on the Distribution Date based on the applicable Net Rate Cap,

     plus the unpaid portion of this excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap).

     "PASS-THROUGH MARGIN" for each class of Adjustable Rate Certificates means the following:

                               (1)      (2)
                              -----   ------
Class 1-A..................   0.140%   0.280%
Class 2-A-1................   0.050%   0.100%
Class 2-A-2................   0.150%   0.300%
Class 2-A-3................   0.240%   0.480%
Class M-1..................   0.290%   0.435%
Class M-2..................   0.320%   0.480%
Class M-3..................   0.340%   0.510%
Class M-4..................   0.380%   0.570%
Class M-5..................   0.400%   0.600%
Class M-6..................   0.470%   0.705%
Class M-7..................   0.850%   1.275%
Class M-8..................   1.000%   1.500%
Class M-9..................   1.850%   2.775%
Class B....................   2.100%   3.150%

----------
(1)  For each Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date.

(2)  For each Accrual Period relating to any Distribution Date occurring after the Optional Termination Date.

     "PASS-THROUGH RATE" with respect to each Accrual Period and each class of
Adjustable Rate Certificates means a per annum rate equal to the lesser of:

          (1) One-Month LIBOR for the Accrual Period (calculated as described below under "-- Calculation of One-Month LIBOR") plus the Pass-Through
     Margin for the class and Accrual Period, and

          (2) the applicable Net Rate Cap for the related Distribution Date.

     "SELLER SHORTFALL INTEREST REQUIREMENT" with respect to the Distribution
Date in each of October 2006, November 2006 and December 2006 means the sum of:

          (a) the product of (1) the excess of the aggregate Stated Principal
     Balance for the Distribution Date of all the Mortgage Loans in the Mortgage
     Pool (including the Subsequent Mortgage Loans, if any) owned by the issuing entity at the beginning of the related Due Period, over the aggregate

                                       21

     Stated Principal Balance for the Distribution Date of the Mortgage Loans
     (including the Subsequent Mortgage Loans, if any) that have a scheduled payment of interest due in the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of all the
     Mortgage Loans in the Mortgage Pool (including the Subsequent Mortgage
     Loans, if any) (weighted on the basis of the Stated Principal Balances thereof for the Distribution Date) and the denominator of which is 12; and

          (b) the product of (1) the amount on deposit in the Pre-Funding
     Account at the beginning of the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of the
     Mortgage Loans (including Subsequent Mortgage Loans, if any) owned by the issuing entity at the beginning of the related Due Period (weighted on the basis of the Stated Principal Balances thereof for the Distribution Date)
     and the denominator of which is 12.

     "TRUSTEE FEE RATE" means a rate equal to 0.009% per annum.

     Definitions related to Principal Calculations and Distributions.

     "CLASS A PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution Date
means the excess of:

          (1) the aggregate Certificate Principal Balance of the Class A
     Certificates immediately prior to the Distribution Date, over

          (2) the lesser of (i) 61.80% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (ii) the aggregate
     Stated Principal Balance of the Mortgage Loans for the Distribution Date
     minus the OC Floor.

     "CLASS A PRINCIPAL DISTRIBUTION ALLOCATION AMOUNT" for any Distribution
Date means (a) in the case of the Class 1-A Certificates, the Class 1-A
Principal Distribution Amount and (b) in the case of the Class 2-A Certificates, the Class 2-A Principal Distribution Amount.

     "CLASS 1-A PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a
fraction, the numerator of which is the Class 1-A Principal Distribution Target
Amount and the denominator of which is the sum of the Class 1-A Principal
Distribution Target Amount and the Class 2-A Principal Distribution Target
Amount.

     "CLASS 1-A PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution Date
means the excess of:

          (1) the Certificate Principal Balance of the Class 1-A Certificates
     immediately prior to the Distribution Date, over

          (2) the lesser of (i) 61.80% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for the Distribution Date and (ii)
     the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group
     1 for the Distribution Date minus 0.50% of the sum of the aggregate Initial
     Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group
     1 and the original Pre-Funded Amount in respect of Loan Group 1.

     "CLASS 2-A PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a
fraction, the numerator of which is the Class 2-A Principal Distribution Target
Amount and the denominator of which is the sum of the Class 1-A Principal
Distribution Target Amount and the Class 2-A Principal Distribution Target
Amount.

     "CLASS 2-A PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution Date
means the excess of:

          (1) the aggregate Certificate Principal Balance of the Class 2-A
     Certificates immediately prior to the Distribution Date, over

                                       22

          (2) the lesser of (i) 61.80% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 for the Distribution Date and (ii)
     the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group
     2 for the Distribution Date minus 0.50% of the sum of the aggregate Initial
     Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group
     2 and the original Pre-Funded Amount in respect of Loan Group 2.

     "CUMULATIVE LOSS TRIGGER EVENT" with respect to any Distribution Date on or after the Stepdown Date, a Cumulative Loss Trigger Event is in effect if (x) the aggregate amount of Realized Losses on the Mortgage Loans from the Cut-off Date for each Mortgage Loan to (and including) the last day of the related Due Period
(reduced by the aggregate amount of any Subsequent Recoveries received through the last day of that Due Period) exceeds (y) the applicable percentage, for the
Distribution Date, of the sum of the aggregate Initial Cut-off Date Pool
Principal Balance and the original Pre-Funded Amount, as set forth below:

Distribution Date                   Percentage
---------------------------------   --------------------------------------------
October 2008 -- September 2009...   1.30% with respect to October 2008, plus an
                                    additional 1/12th of 1.60% for each month
                                    thereafter through September 2009

October 2009 -- September 2010...   2.90% with respect to October 2009, plus an
                                    additional 1/12th of 1.75% for each month
                                    thereafter through September 2010

October 2010 -- September 2011...   4.65% with respect to October 2010, plus an
                                    additional 1/12th of 1.40% for each month
                                    thereafter through September 2011

October 2011 -- September 2012...   6.05% with respect to October 2011, plus an
                                    additional 1/12th of 0.75% for each month
                                    thereafter through September 2012

October 2012 and thereafter......   6.80%

     A "DELINQUENCY TRIGGER EVENT" with respect to any Distribution Date on or after the Stepdown Date exists if the Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of (x) the Senior
Enhancement Percentage for such Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding Adjustable Rate
Certificates:

                                Class           Percentage
                       ----------------------   ----------
                       A.....................      41.75%
                       M-1...................      51.45%
                       M-2...................      64.57%
                       M-3...................      76.31%
                       M-4...................      90.62%
                       M-5...................     110.75%
                       M-6...................     135.16%
                       M-7...................     169.66%
                       M-8...................     204.47%
                       M-9...................     295.34%
                       B.....................     514.47%

     "EXCESS OVERCOLLATERALIZATION AMOUNT" for any Distribution Date, is the
excess, if any, of the Overcollateralized Amount for the Distribution Date over the Overcollateralization Target Amount for the Distribution Date.

     "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution Date means the lesser of (1) the Overcollateralization Deficiency Amount and (2) the
sum of the Excess Cashflow and the Credit Comeback Excess

                                       23

Cashflow available for payment thereof, to be allocated between Loan Group 1 and
Loan Group 2, pro rata, based on the Principal Remittance Amount for each such
Loan Group for that Distribution Date.

     "GROUP 1 OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution Date
is the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance
Amount for Loan Group 1 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2
for such Distribution Date.

     "GROUP 2 OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution Date
is the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance
Amount for Loan Group 2 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2
for such Distribution Date.

     "INITIAL TARGET SUBORDINATION PERCENTAGE" and "STEPDOWN TARGET
SUBORDINATION PERCENTAGE" for any class of Subordinate Certificates means the respective percentages indicated in the following table:

                               Initial Target   Stepdown Target
                                Subordination    Subordination
                                 Percentage        Percentage
                               --------------   ---------------
             Class M-1......       15.50%            31.00%
             Class M-2......       12.35%            24.70%
             Class M-3......       10.45%            20.90%
             Class M-4......        8.80%            17.60%
             Class M-5......        7.20%            14.40%
             Class M-6......        5.90%            11.80%
             Class M-7......        4.70%             9.40%
             Class M-8......        3.90%             7.80%
             Class M-9......        2.70%             5.40%
             Class B........        1.55%             3.10%

     The Initial Target Subordination Percentages will not be used to calculate distributions on the Subordinate Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the
Subordinate Certificates and the related overcollateralization amount. The
Initial Target Subordination Percentage for any class of Subordinate
Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Certificate Principal Balance of any class(es) of Certificates subordinate to the subject class plus the initial
Overcollateralization Target Amount and the denominator of which is equal to the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the
original Pre-Funded Amount.

     "OC FLOOR" means an amount equal to 0.50% of the sum of the Initial Cut-off
Date Pool Principal Balance and the original Pre-Funded Amount.

     "OVERCOLLATERALIZATION DEFICIENCY AMOUNT" with respect to any Distribution
Date means the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on the Distribution Date (after giving effect to distribution of the Principal Distribution Amount (other than the portion thereof consisting of the Extra Principal Distribution Amount) on the
Distribution Date).

     "OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution Date is an
amount equal to the lesser of (i) the Excess Overcollateralization Amount for the Distribution Date and (ii) the Principal Remittance Amount for Loan Group 1
and Loan Group 2 for the Distribution Date.

     "OVERCOLLATERALIZATION TARGET AMOUNT" with respect to any Distribution Date means (a) prior to the Stepdown Date, an amount equal to 1.55% of the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the original
Pre-Funded Amount and (b) on or after the Stepdown Date, the greater of (i) an amount equal to 3.10% of the aggregate Stated Principal Balance of the Mortgage
Loans for the current Distribution Date and (ii) the

                                       24

OC Floor; provided, however, that if a Trigger Event is in effect on any
Distribution Date, the Overcollateralization Target Amount will be the
Overcollateralization Target Amount as in effect for the prior Distribution
Date.

     "OVERCOLLATERALIZED AMOUNT" for any Distribution Date means the amount, if any, by which (x) the sum of the aggregate Stated Principal Balance of the
Mortgage Loans for the Distribution Date and any amount on deposit in the
Pre-Funding Account on the Distribution Date exceeds (y) the sum of the aggregate Certificate Principal Balance of the Adjustable Rate Certificates as
of the Distribution Date (after giving effect to distribution of the Principal
Remittance Amounts to be made on the Distribution Date and, in the case of the
Distribution Date immediately following the end of the Funding Period, any amounts to be released from the Pre-Funding Account).

     "PRINCIPAL DISTRIBUTION AMOUNT" with respect to each Distribution Date and a Loan Group means the sum of:

          (1) the Principal Remittance Amount for the Loan Group for the
     Distribution Date, less any portion of such amount used to cover any payment due to the Swap Counterparty with respect to such Distribution
     Date,

          (2) the Extra Principal Distribution Amount for the Loan Group for the
     Distribution Date, and

          (3) with respect to the Distribution Date immediately following the end of the Funding Period, the amount, if any, remaining in the Pre-Funding
     Account at the end of the Funding Period (net of any investment income therefrom) allocable to the Loan Group.

          minus

          (4) (a) the Group 1 Overcollateralization Reduction Amount for the
     Distribution Date, in the case of Loan Group 1, and (b) the Group 2
     Overcollateralization Reduction Amount for the Distribution Date, in the
     case of Loan Group 2.

     "PRINCIPAL REMITTANCE AMOUNT" with respect to each Loan Group and any
Distribution Date means:

          (a) the sum, without duplication, of:

               (1) the scheduled principal collected during the related Due
          Period or advanced with respect to the Distribution Date,

               (2) prepayments collected in the related Prepayment Period,

               (3) the Stated Principal Balance of each Mortgage Loan that was repurchased by a Seller or purchased by the Master Servicer,

               (4) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loans delivered by Countrywide
          Home Loans in connection with a substitution of a Mortgage Loan is less than the aggregate unpaid principal balance of any Deleted
          Mortgage Loans, and

               (5) all Liquidation Proceeds (to the extent that the Liquidation
          Proceeds relate to principal) and Subsequent Recoveries collected during the related Due Period, less

          (b) all Advances relating to principal and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

                                       25

     "REALIZED LOSS" means with respect to any Mortgage Loan (i) as to which a
Final Recovery Determination has been made, the excess of the Stated Principal
Balance of the defaulted Mortgage Loan over the Liquidation Proceeds allocated to principal that have been received with respect to the defaulted Mortgage Loan on or at any time prior to the last day of the related Due Period during which the defaulted Mortgage Loan is liquidated or (ii) that was the subject of a
Deficient Valuation, (a) if the value of the related Mortgaged Property was reduced below the principal balance of the related Mortgage Note, the amount by which the value of the Mortgaged Property was reduced below the principal balance of the related Mortgage Note, and (ii) if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to the Deficient
Valuation and the principal balance of the Mortgage Loan as reduced by the
Deficient Valuation.

     "ROLLING SIXTY-DAY DELINQUENCY RATE" with respect to any Distribution Date on or after the Stepdown Date, means the average of the Sixty-Day Delinquency
Rates for the Distribution Date and the two immediately preceding Distribution
Dates.

     "SENIOR ENHANCEMENT PERCENTAGE" with respect to any Distribution Date on or after the Stepdown Date means a fraction (expressed as a percentage):

          (1) the numerator of which is the excess of:

               (a) the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date over

               (b) (i) before the Certificate Principal Balances of the Class A
          Certificates have been reduced to zero, the sum of the Certificate
          Principal Balances of the Class A Certificates, or (ii) after the
          Certificate Principal Balances of the Class A Certificates have been reduced to zero, the Certificate Principal Balance of the most senior class of Subordinate Certificates outstanding, as of the preceding
          Master Servicer Advance Date, and

          (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date.

     "SIXTY-DAY DELINQUENCY RATE" with respect to any Distribution Date on or after the Stepdown Date means a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for the
Distribution Date of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding the
Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO
Properties) and the denominator of which is the aggregate Stated Principal
Balance for the Distribution Date of all Mortgage Loans.

     "STEPDOWN DATE" is the earlier to occur of:

          (a) the Distribution Date following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is
     reduced to zero, and

          (b) the later to occur of (x) the Distribution Date in October 2009 and (y) the first Distribution Date on which the aggregate Certificate
     Principal Balance of the Class A Certificates (after calculating anticipated distributions on the Distribution Date) is less than or equal to 61.80% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date.

                                       26

     "SUBORDINATE CLASS PRINCIPAL DISTRIBUTION AMOUNT" for each class of
Subordinate Certificates and Distribution Date means the excess of:

          (1) the sum of:

               (a) the aggregate Certificate Principal Balance of the Class A
          Certificates (after taking into account distribution of the Class 1-A
          Principal Distribution Amount and Class 2-A Principal Distribution
          Amount for the Distribution Date),

               (b) the aggregate Certificate Principal Balance of any classes of
          Subordinate Certificates that are senior to the subject class (in each case, after taking into account distribution of the Subordinate Class
          Principal Distribution Amount(s) for the senior class(es) of
          Certificates for the Distribution Date), and

               (c) the Certificate Principal Balance of the subject class of
          Subordinate Certificates immediately prior to the Distribution Date over

          (2) the lesser of (a) the product of (x) 100% minus the Stepdown
     Target Subordination Percentage for the subject class of Certificates and
     (y) the aggregate Stated Principal Balance of the Mortgage Loans for the
     Distribution Date and (b) the aggregate Stated Principal Balance of the
     Mortgage Loans for the Distribution Date minus the OC Floor;

provided, however, that if a class of Subordinate Certificates is the only class of Subordinate Certificates outstanding on the Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 and Loan Group 2 until the Certificate Principal Balance thereof is reduced to zero.

     "TRIGGER EVENT" with respect to any Distribution Date on or after the
Stepdown Date means either a Delinquency Trigger Event with respect to that
Distribution Date or a Cumulative Loss Trigger Event with respect to that
Distribution Date.

     "UNPAID REALIZED LOSS AMOUNT" means for any class of Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Certificate Principal Balance of that class due to the allocation of
Subsequent Recoveries to the Certificate Principal Balance of that class.

DEPOSITS TO THE CERTIFICATE ACCOUNT

     The Master Servicer will establish and initially maintain a certificate account (the "CERTIFICATE ACCOUNT") for the benefit of the Trustee on behalf of the certificateholders. The Master Servicer will initially establish the
Certificate Account at Countrywide Bank, N.A., which is an affiliate of the
Master Servicer. On a daily basis within two Business Days after receipt, the
Master Servicer will deposit or cause to be deposited into the Certificate
Account the following payments and collections received by it in respect to the
Mortgage Loans after the Cut-off Date (other than any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off
Date):

          (1) all payments on account of principal, including Principal
     Prepayments, on the Mortgage Loans,

          (2) all payments on account of interest (other than interest accruing on the Mortgage Loans prior to the Cut-off Date) on the Mortgage Loans, net of the related Master Servicing Fees on the Mortgage Loans and net of
     Prepayment Interest Excess,

          (3) all Insurance Proceeds, Liquidation Proceeds and Subsequent
     Recoveries,

          (4) all payments made by the Master Servicer in respect of
     Compensating Interest,

                                       27

          (5) all payments made by a Seller in connection with the repurchase of any Mortgage Loan due to the breach of certain representations, warranties or covenants by the Seller that obligates the Seller to repurchase the
     Mortgage Loan in accordance with the Pooling and Servicing Agreement,

          (6) all payments made by the Master Servicer in connection with the purchase of any Mortgage Loans which are 150 days delinquent in accordance with the Pooling and Servicing Agreement,

          (7) all prepayment charges paid by a borrower in connection with the full or partial prepayment of the related Mortgage Loan,

          (8) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate
     Account,

          (9) any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each borrower to maintain a primary hazard insurance policy,

          (10) all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans, and

          (11) all Advances.

     On the Business Day prior to the Master Servicer Advance Date in each of
October 2006, November 2006 and December 2006, Countrywide Home Loans will remit to the Master Servicer, and the Master Servicer will deposit in the Certificate
Account, the Seller Shortfall Interest Requirement (if any) for the related
Distribution Date. Prior to their deposit in the Collection Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the Master Servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing
And Amount Of Distributions On The Securities" in the base prospectus.

WITHDRAWALS FROM THE CERTIFICATE ACCOUNT

     The Master Servicer may from time to time withdraw funds from the
Certificate Account prior to the related Distribution Account Deposit Date for the following purposes:

          (1) to pay to the Master Servicer the Master Servicing Fees on the
     Mortgage Loans to the extent not previously paid to or withheld by the
     Master Servicer (subject, in the case of Master Servicing Fees, to reduction as described above under "Servicing of the Mortgage Loans --
     Adjustment to Master Servicing Fee in Connection With Certain Prepaid
     Mortgage Loans") and, as additional servicing compensation, assumption fees, late payment charges (excluding prepayment charges), net earnings on or investment income with respect to funds in or credited to the
     Certificate Account and the amount of Prepayment Interest Excess for the related Prepayment Period,

          (2) to reimburse the Master Servicer and the Trustee for Advances, which right of reimbursement with respect to any Mortgage Loan pursuant to this clause (2) is limited to amounts received that represent late recoveries of payments of principal and/or interest on the related Mortgage
     Loan (or Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries
     with respect thereto) with respect to which the Advance was made,

          (3) to reimburse the Master Servicer and the Trustee for any Advances
     previously made that the Master Servicer has determined to be nonrecoverable (and prior to the reimbursement, the Master Servicer will deliver to the Trustee an officer's certificate indicating the amount of the nonrecoverable Advances and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable Advances),

                                       28

          (4) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policy,

          (5) to pay to the Master Servicer any unpaid Master Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations including, but not limited to, the cost of
     (i) the preservation, restoration and protection of a Mortgaged Property,
     (ii) any enforcement or judicial proceedings, including foreclosures, (iii)
     the management and liquidation of any REO Property and (iv) maintaining any required insurance policies ("SERVICING ADVANCES"), which right of reimbursement pursuant to this clause (5) is limited to amounts received representing late recoveries of the payments of these costs and expenses
     (or Liquidation Proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto),

          (6) to pay to the applicable Seller or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by that Seller or the
     Master Servicer from the issuing entity pursuant to the Pooling and
     Servicing Agreement, all amounts received thereon and not taken into account in determining the related Purchase Price of the purchased Mortgage
     Loan,

          (7) after the transfer from the Certificate Account for deposit to the
     Distribution Account of the Interest Remittance Amount and the Principal
     Remittance Amount on the related Distribution Account Deposit Date, to reimburse the applicable Seller, the Master Servicer, the NIM Insurer or the Depositor for expenses incurred and reimbursable pursuant to the
     Pooling and Servicing Agreement,

          (8) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein, and

          (9) to clear and terminate the Certificate Account upon termination of the Pooling and Servicing Agreement.

     In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the "DISTRIBUTION ACCOUNT DEPOSIT
DATE"), the Master Servicer will withdraw from the Certificate Account and remit to the Trustee the Prepayment Charges collected, the Interest Remittance Amount and the Principal Remittance Amount to the extent on deposit in the Certificate
Account, and the Trustee will deposit the amount in the Distribution Account, as described below.

     The Master Servicer is required to maintain separate accounting, on a
Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to clauses (1) through (6)
above.

DEPOSITS TO THE DISTRIBUTION ACCOUNT

     The Trustee will establish and maintain a distribution account (the
"DISTRIBUTION ACCOUNT") on behalf of the certificateholders. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

          (1) the aggregate amount remitted by the Master Servicer to the
     Trustee,

          (2) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution
     Account, and

          (3) the amount, if any, remaining in the Pre-Funding Account (net of any investment income therefrom) on the Distribution Date immediately following the end of the Funding Period.

                                       29

WITHDRAWALS FROM THE DISTRIBUTION ACCOUNT

     The Trustee will withdraw funds from the Distribution Account for distribution to the certificateholders and remittances to the Swap Account as described below under "-- Distributions" and may from time to time make withdrawals from the Distribution Account:

          (1) to pay the Trustee Fee to the Trustee,

          (2) to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

          (3) to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the Master Servicer through delivery of a written notice to the Trustee describing the amounts deposited in error),

          (4) to reimburse the Trustee for any unreimbursed Advances, such right of reimbursement being limited to (x) amounts received on the related
     Mortgage Loans in respect of which any such Advance was made and (y)
     amounts not otherwise reimbursed to the Trustee pursuant to clause (2)
     under "--Withdrawals from the Certificate Account",

          (5) to reimburse the Trustee for any nonrecoverable Advance previously made by it, such right of reimbursement being limited to amounts not otherwise reimbursed to it pursuant to clause (4) under "--Withdrawals from the Certificate Account", and

          (6) to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

     There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

     Prior to each Determination Date, the Master Servicer is required to provide the Trustee a report containing the data and information concerning the
Mortgage Loans that is required by the Trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Master Servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

     The Certificate Account, the Distribution Account and the Pre-Funding
Account. All funds in the Certificate Account, the Distribution Account and the
Pre-Funding Account will be invested in Permitted Investments at the direction of the Master Servicer. In the case of:

     o    the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein; and

     o    the Pre-Funding Account, all income and gain net of any losses realized from the investment will be for the benefit of Countrywide
          Home Loans and will be remitted to Countrywide Home Loans as described herein.

     The amount of any losses incurred in the Certificate Account or the
Distribution Account in respect of the investments will be deposited by the
Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer's own funds immediately as realized. The amount of any losses incurred in the Pre-Funding Account in respect of the investments will be paid by Countrywide Home Loans to the Trustee for deposit into the Pre-Funding Account out of Countrywide Home Loans' own
funds immediately

                                       30

as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the
Certificate Account, the Distribution Account or the Pre-Funding Account and
made in accordance with the Pooling and Servicing Agreement.

     Carryover Reserve Fund and Credit Comeback Excess Account. Funds in the
Carryover Reserve Fund and in the Credit Comeback Excess Account may be invested in Permitted Investments, at the written direction of the majority holder of the
Class C Certificates.

     If the Trustee does not receive written directions regarding investment, it will invest all funds in the Carryover Reserve Fund and the Credit Comeback
Excess Account in Permitted Investments. Any net investment earnings will be paid pro rata to the holders of the class of Certificates entitled to direct the investments of the amounts, in accordance with their Percentage Interests. Any losses incurred in the Carryover Reserve Fund or the Credit Comeback Excess
Account in respect of the investments will be charged against amounts on deposit in the Carryover Reserve Fund (or the investments) or Credit Comeback Excess
Account (or the investments), as applicable, immediately as realized. The
Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Carryover Reserve Fund or
Credit Comeback Excess Account and made in accordance with the Pooling and
Servicing Agreement.

     Swap Account. Funds in the Swap Account will not be invested.

THE SWAP ACCOUNT

     The Trustee, in its capacity as trustee of the swap trust, will establish and maintain a swap account (the "SWAP ACCOUNT") on behalf of the holders of the
Swap Certificates and the Swap Counterparty. With respect to each Distribution
Date, the Trustee will deposit into the Swap Account any portion of the Interest
Funds for Loan Group 1 and Loan Group 2 for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for Loan Group 1 and
Loan Group 2 for that Distribution Date) that are to be remitted to the Swap
Contract Administrator for payment to the Swap Counterparty, as well as any amounts received from the Swap Contract Administrator in respect of the Swap
Contract, each as described below under "-- The Swap Contract". With respect to each Distribution Date, following the deposits to the Swap Account described in the preceding sentence, the Trustee will make a corresponding withdrawal from the Swap Account for remittance to the Swap Contract Administrator or distribution to the holders of the Swap Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under "-- The Swap Contract".

                                       31

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

    TYPE / RECIPIENT (1)                    AMOUNT                GENERAL PURPOSE               SOURCE (2)                FREQUENCY
---------------------------  -----------------------------------  ---------------  -----------------------------------  ------------

FEES
Master Servicing Fee /       One-twelfth of the Servicing Fee     Compensation     Collections with respect to each        Monthly
Master Servicer              Rate multiplied by the Stated                         Mortgage Loan and any Liquidation
                             Principal Balance of each Mortgage                    Proceeds or Subsequent Recoveries
                             Loan (3)

Additional Servicing         o    Prepayment Interest Excess (4)  Compensation     Interest collections with respect    Time to time
Compensation / Master                                                              to each Mortgage Loan
Servicer

                             o    All late payment fees,          Compensation     Payments made by obligors with       Time to time
                                  assumption fees and other                        respect to the Mortgage Loans
                                  similar charges (excluding
                                  prepayment charges)

                             o    All investment income earned    Compensation     Investment income related to the        Monthly
                                  on amounts on deposit in the                     Certificate Account and
                                  Certificate Account and                          Distribution Account
                                  Distribution Account

                             o    Excess Proceeds (5)             Compensation     Liquidation Proceeds and Subsequent  Time to time
                                                                                   Recoveries with respect to each
                                                                                   Mortgage Loan

Trustee Fee (the "TRUSTEE    One-twelfth of the Trustee Fee Rate  Compensation     Interest Remittance Amount              Monthly
FEE") / Trustee              multiplied by the sum of (i) the
                             aggregate Stated Principal Balance
                             of the outstanding Mortgage Loans
                             and (ii) any amounts remaining in
                             the Pre-Funding Account (excluding
                             any investment earnings thereon)(6)

EXPENSES
Net Swap Payments / Swap     Net Swap Payments (7)                Expense          Interest Funds for Loan Group 1 and     Monthly
Counterparty                                                                       Loan Group 2 and, to the extent
                                                                                   that Interest Funds are not
                                                                                   sufficient, the Principal
                                                                                   Remittance Amount for Loan Group 1
                                                                                   and Loan Group 2

Swap Termination Payment /   The Swap Termination Payment to      Expense          Interest Funds for Loan Group 1 and  Time to time
Swap Counterparty            which the Swap Counterparty may be                    Loan Group 2 and, to the extent
                             entitled in the event of an early                     that Interest Funds are not
                             termination of the Swap Contract                      sufficient, the Principal
                                                                                   Remittance Amount for Loan Group 1
                                                                                   and Loan Group 2 (8)

Insurance premiums /         Insurance premium(s) for Mortgage    Expense          Interest collections on the related     Monthly
Mortgage Insurer             Loan(s) covered by lender-paid                        Mortgage Loan(s)
                             mortgage insurance policies

                                       32

    TYPE / RECIPIENT (1)                    AMOUNT                GENERAL PURPOSE               SOURCE (2)                FREQUENCY
---------------------------  -----------------------------------  ---------------  -----------------------------------  ------------

Insurance expenses / Master  Expenses incurred by the Master      Reimbursement    To the extent the expenses are       Time to time
Servicer                     Servicer                             of Expenses      covered by an insurance policy with
                                                                                   respect to the Mortgage Loan

Servicing Advances / Master  To the extent of funds available,    Reimbursement    With respect to each Mortgage Loan,  Time to time
Servicer                     the amount of any Servicing          of Expenses      late recoveries of the payments of
                             Advances.                                             the costs and expenses, Liquidation
                                                                                   Proceeds, Subsequent Recoveries,
                                                                                   purchase proceeds or repurchase
                                                                                   proceeds for that Mortgage Loan (9)

Indemnification expenses /   Amounts for which the Sellers, the   Indemnification  Amounts on deposit on the               Monthly
the Sellers, the Master      Master Servicer, the NIM Insurer                      Certificate Account on any
Servicer, the NIM Insurer    and Depositor are entitled to                         Distribution Account Deposit Date,
and the Depositor            indemnification (10)                                  following the transfer to the
                                                                                   Distribution Account

----------
(1)  If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the Pooling and Servicing Agreement.

(2)  Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer in the case of amounts owed to the
     Master Servicer) prior to distributions on the Certificates.

(3)  The Servicing Fee Rate for each Mortgage Loan will equal 0.50% per annum.
     The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under "Servicing of the Mortgage Loans --
     Adjustment to Master Servicing Fee in Connection With Certain Prepaid
     Mortgage Loans." The Master Servicing Fee (or a portion thereof) with respect to a Mortgage Loan may be payable to a special servicer appointed as described under "Servicing of the Mortgage Loans -- Appointment of
     Special Servicer."

(4)  Prepayment Interest Excess is described above in this free writing prospectus under "Servicing of the Mortgage Loans -- Servicing Compensation
     and Payment of Expenses."

(5)  Excess Proceeds is described above in this free writing prospectus under
     "-- Glossary of Terms -- General Definitions."

(6)  The Trustee Fee Rate will equal 0.009% per annum.

(7)  The amount of any Net Swap Payment due to the Swap Counterparty with respect to any Distribution Date will be calculated as described under
     "Description of the Certificates -- The Swap Contract."

(8)  Any Swap Termination Payment due to a Swap Counterparty Trigger Event will only be payable from excess cashflow as described under "Description of the
     Certificates -- Overcollateralization Provisions."

(9)  Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation
     Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(10) Each of the Sellers, the Master Servicer, the NIM Insurer and the Depositor
     are entitled to indemnification of certain expenses.

                                       33

DISTRIBUTIONS

     General. Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names the Certificates are registered at the close of business on the Record Date.

     Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any certificateholder that holds 100% of a class of Certificates or who holds a class of Certificates with an aggregate initial Certificate Principal Balance of
$1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the Corporate
Trust Office of the Trustee. On each Distribution Date, a holder of a
Certificate will receive its Percentage Interest of the amounts required to be distributed with respect to the applicable class of Certificates.

     On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P Certificates.

     Distributions of Interest. On each Distribution Date, the interest distributable with respect to the interest-bearing certificates is the interest which has accrued on the Certificate Principal Balance thereof immediately prior to that Distribution Date at the Pass-Through Rate during the applicable Accrual
Period, and in the case of the Senior Certificates, any Interest Carry Forward
Amount. For each class of Subordinate Certificates, any Interest Carry Forward
Amount will be payable only from excess cashflow (if any) as and to the extent described under "-- Overcollateralization Provisions."

     All calculations of interest on the Adjustable Rate Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period.

     The Pass-Through Rates for the Adjustable Rate Certificates are variable rates that may change from Distribution Date to Distribution Date and are subject to increase after the Optional Termination Date. On each Distribution
Date, the Pass-Through Rate for each class of Adjustable Rate Certificates will be subject to the applicable Net Rate Cap. See the related definitions in "--
Glossary of Terms -- Definitions related to Interest Calculations and
Distributions" for a more detailed understanding as to how the Net Rate Cap is calculated, and applied to the Pass-Through Rate.

     If on any Distribution Date, the Pass-Through Rate for a class of
Adjustable Rate Certificates is based on the applicable Net Rate Cap, each holder of the applicable Certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this free writing prospectus under "-- Overcollateralization Provisions", and from payments (if any) allocated to the issuing entity in respect of the Swap
Contract that are available for that purpose.

     On each Distribution Date, the Interest Funds for that Distribution Date are required to be distributed in the following order of priority, until those
Interest Funds have been fully distributed:

          (1) from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event)
     payable to the Swap Counterparty with respect to such Distribution Date;

          (2) concurrently:

               (a) from the Interest Funds for Loan Group 1, to the Class 1-A
          Certificates, the Current Interest and Interest Carry Forward Amount
          for that class,

                                       34

               (b) from the Interest Funds for Loan Group 2, concurrently to each class of Class 2-A Certificates, the Current Interest and
          Interest Carry Forward Amount for each such class, pro rata based on their respective entitlements,

          (3) from the remaining Interest Funds for both Loan Groups, concurrently to each class of Class A Certificates, any remaining Current
     Interest and Interest Carry Forward Amount not paid pursuant to clauses
     2(a) and 2(b) above, pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Current Interest and Interest
     Carry Forward Amount for each such class. Interest Funds remaining after such allocation to pay any Current Interest and Interest Carry Forward
     Amount based on the Certificate Principal Balances of the Certificates will be distributed to each class of Class A Certificates with respect to which there remains any unpaid Current Interest and Interest Carry Forward Amount
     (after the distribution based on Certificate Principal Balances), pro rata based on the amount of such remaining unpaid Current Interest and Interest
     Carry Forward Amount,

          (4) from the remaining Interest Funds for both Loan Groups, sequentially:

               (a) sequentially, to the Class M-1, Class M-2, Class M-3, Class
          M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B
          Certificates, in that order, the Current Interest for that class, and

               (b) any remainder as part of the Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

     Distributions of Principal. The manner of distributing principal among the classes of Certificates will differ depending upon whether a Distribution Date occurs on or after the Stepdown Date and, on or after that date, whether a
Trigger Event is in effect. Prior to the Stepdown Date or if a Trigger Event is in effect, all amounts distributable as principal on a Distribution Date will be allocated first to the related Senior Certificates, until those Senior
Certificates are paid in full, before any distributions of principal are made on the Subordinate Certificates.

     On any Distribution Date on or after the Stepdown Date and so long as no
Trigger Event is in effect, instead of allocating all amounts distributable as principal on the Certificates to the Senior Certificates until those Senior
Certificates are paid in full, a portion of those amounts distributable as principal will be allocated to the Subordinate Certificates. The amount allocated to each class of Certificates on or after the Stepdown Date and so long as no Trigger Event is in effect will be based on the targeted level of overcollateralization and subordination for each class of Certificates. After the Stepdown Date, if a Trigger Event is in effect, the priority of principal payments will revert to the distribution priority prior to the Stepdown Date.
The amount to be distributed as principal on each Distribution Date are described in more detail under "-- Glossary of Terms -- Definitions related to
Principal Calculations and Distributions" in this free writing prospectus.

     On each Distribution Date, the Principal Distribution Amount for each of
Loan Group 1 and Loan Group 2 is required to be distributed as follows until such Principal Distribution Amount has been fully distributed (with the
Principal Distribution Amount exclusive of the portion thereof consisting of the
Extra Principal Distribution Amount being applied first and the Extra Principal
Distribution Amount being applied thereafter):

          (1) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, sequentially:

               (A) concurrently:

                    (i) from the Principal Distribution Amount for Loan Group 1, sequentially:

                         (a) to the Class 1-A Certificates, until the
                    Certificate Principal Balance thereof is reduced to zero,
                    and

                                       35

                         (b) to the classes of Class 2-A Certificates (after the
                    distribution of the Principal Distribution Amount from Loan
                    Group 2 as provided in clause (1)(A)(ii)(a) below), in the amounts and order of priority set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero,

                    (ii) from the Principal Distribution Amount for Loan Group
               2, sequentially:

                         (a) to the classes of Class 2-A Certificates, in the
                    amounts and order of priority set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero, and

                         (b) to the Class 1-A Certificates (after the
                    distribution of the Principal Distribution Amount from Loan
                    Group 1 as provided in clause (1)(A)(i)(a) above), until the
                    Certificate Principal Balance thereof is reduced to zero,

               (B) from the remaining Principal Distribution Amounts for both
          Loan Groups, sequentially:

                    (i) sequentially, to the Class M-1, Class M-2, Class M-3,
               Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9
               and Class B Certificates, in that order, in each case until the
               Certificate Principal Balance thereof is reduced to zero, and

                    (ii) any remainder as part of the Excess Cashflow to be
               allocated as described under "--Overcollateralization Provisions"
               below.

          (2) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal Distribution
     Amounts for both Loan Groups, sequentially:

               (A) in an amount up to the Class A Principal Distribution Target
          Amount, pro rata based on the related Class A Principal Distribution
          Allocation Amount for the Class 1-A and Class 2-A Certificates,
          concurrently:

                    (i) to the Class 1-A Certificates, in an amount up to the
               Class 1-A Principal Distribution Amount, until the Certificate
               Principal Balance thereof is reduced to zero, and

                    (ii) to the classes of Class 2-A Certificates, in an amount up to the Class 2-A Principal Distribution Amount, allocated in the amounts and order of priority set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero,

               provided, however, that if (a) the Certificate Principal Balance of the Class 1-A Certificates and/or (b) the aggregate Certificate
          Principal Balance of the Class 2-A Certificates is reduced to zero, then any remaining unpaid Class A Principal Distribution Target Amount will be distributed to the remaining classes of Senior Certificates after distributions from clauses (i) and (ii) above (and, in the case of the Class 2-A Certificates, in the amounts and order of priority described in clause (3) below), until the Certificate Principal
          Balance(s) thereof is/are reduced to zero,

               (B) sequentially, to the Class M-1, Class M-2, Class M-3, Class
          M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B
          Certificates, in that order, the Subordinate Class Principal
          Distribution Amount for that class, in each case until the Certificate
          Principal Balance thereof is reduced to zero, and

               (C) any remainder as part of the Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

                                       36

          (3) On each Distribution Date on which any principal amounts are to be distributed to the Class 2-A Certificates, those amounts will be distributed, sequentially, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3
     Certificates, in that order, until the Certificate Principal Balance thereof is reduced to zero.

     Residual Certificates. The Class A-R Certificates do not bear interest. The
Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Certificate Principal Balance will equal zero. The $100 will be withdrawn from a reserve account established by the
Trustee and funded by the Depositor on the Closing Date for the purposes of making distributions on the Class A-R and Class P Certificates. The Class A-R
Certificates will remain outstanding for so long as the issuing entity will exist. In addition to the distribution of principal on the first Distribution
Date, on each Distribution Date, the holders of the Class A-R Certificates, as provided in the Pooling and Servicing Agreement, will be entitled to receive any available funds remaining after payment of interest and principal on the Senior
Certificates and on the Subordinate Certificates (as described above) and payments to the Swap Counterparty (each as described above) and the Class C
Certificates (as provided in the Pooling and Servicing Agreement). It is not anticipated that there will be any significant amounts remaining for distribution to the Class A-R Certificates.

OVERCOLLATERALIZATION PROVISIONS

     On the Closing Date, it is expected that the sum of the Initial Cut-off
Date Pool Principal Balance and the original Pre-Funded Amount will exceed the initial aggregate Certificate Principal Balance of the Adjustable Rate
Certificates by approximately $7,750,000, which is approximately 1.55% of the sum of the Initial Cut-off Date Pool Principal Balance and the original
Pre-Funded Amount.

     The amount of overcollateralization is equal to the initial level of overcollateralization required by the Pooling and Servicing Agreement. The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the
Adjustable Rate Certificates. As a result, interest collections on the Mortgage
Loans are expected to be generated in excess of the amount of interest payable to the holders of the Adjustable Rate Certificates and the related fees and expenses payable by the issuing entity. Any interest payments received in respect of the Mortgage Loans in a Loan Group or Loan Groups in excess of the amount that is needed to pay interest on the related Certificates and the issuing entity's expenses related to that Loan Group (including any Net Swap
Payments that may be payable to the Swap Counterparty) will be used to reduce the total Certificate Principal Balance of the Certificates, until the required level of overcollateralization has been maintained or restored. The excess cashflow, if any, will be applied on each Distribution Date as a payment of principal on the related class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described. Thereafter, any remaining excess cashflow will be allocated to pay Net Rate Carryover and Unpaid Realized Loss Amounts in the amount and the priority described below.

     The "EXCESS CASHFLOW" with respect to any Distribution Date is the sum of
(i) the amounts remaining as set forth in clause (4)(b) in "--Distributions --
Distributions of Interest" and clause (1)(B)(ii) or (2)(C), as applicable, in
"-- Distributions -- Distributions of Principal" and (ii) the
Overcollateralization Reduction Amount for that Distribution Date, if any.

     With respect to any Distribution Date, any Excess Cashflow and, in the case of clauses 1 and 2 below and in the case of the payment of Unpaid Realized Loss
Amounts pursuant to clause 3 below, any amounts in the Credit Comeback Excess
Account and available for such Distribution Date ("CREDIT COMEBACK EXCESS
CASHFLOW"), will be paid to the classes of Certificates in the following order of priority, in each case first to the extent of the remaining Credit Comeback
Excess Cashflow, if applicable, and second to the extent of the remaining Excess
Cashflow:

     1.   to the class or classes of Adjustable Rate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Extra Principal Distribution Amount for Loan Group
          1 and Loan Group 2, payable to those holders as part of the related
          Principal Distribution Amount as described under
          "--Distributions--Distributions of Principal" above;

                                       37

     2.   concurrently, to each class of Class A Certificates, pro rata based on the Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the Unpaid Realized Loss Amount for the class;

     3.   sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class
          M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B
          Certificates, in that order, in each case, first in an amount equal to any Interest Carry Forward Amount for that class, and second in an amount equal to any Unpaid Realized Loss Amount for that class;

     4.   to each class of Adjustable Rate Certificates, pro rata based on the
          Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; provided that any Excess
          Cashflow remaining after the allocation to pay Net Rate Carryover based on the Certificate Principal Balances of those Certificates will be distributed to each class of Adjustable Rate Certificates with respect to which there remains any unpaid Net Rate Carryover (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of the unpaid Net Rate Carryover;

     5.   to the Carryover Reserve Fund, in an amount equal to the Required
          Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on the Distribution Date);

     6.   to the Swap Account, in an amount equal to any Swap Termination
          Payment due to the Swap Counterparty as a result of a Swap
          Counterparty Trigger Event; and

     7.   to the Class C and Class A-R Certificates, in each case in the amounts specified in the Pooling and Servicing Agreement.

     Following the distributions pursuant to the preceding paragraph, the
Trustee will make certain distributions from the Swap Account, as described in further detail below under " -- The Swap Contract".

THE SWAP CONTRACT

     Countrywide Home Loans has entered into an interest rate swap transaction with Lehman Brothers Special Financing Inc. (the "SWAP COUNTERPARTY"), as
evidenced by a confirmation between Countrywide Home Loans and the Swap
Counterparty (the "SWAP CONTRACT"). The Swap Contract is subject to certain ISDA definitions. The obligations of the Swap Counterparty will be fully and unconditionally guaranteed by Lehman Brothers Holdings Inc. (the "SWAP
GUARANTOR") pursuant to a guaranty in favor of Countrywide Home Loans (the "SWAP
GUARANTY"). In addition, on the Closing Date, Countrywide Home Loans and the
Swap Counterparty will execute an ISDA Master Agreement. On the Closing Date,
Countrywide Home Loans will assign its rights under the Swap Contract and the
Swap Guaranty to The Bank of New York, as swap contract administrator (in such capacity, the "SWAP CONTRACT ADMINISTRATOR"), and Countrywide Home Loans, the
Swap Contract Administrator and the Trustee (acting as trustee of the swap trust) will enter into a swap contract administration agreement (the "SWAP
CONTRACT ADMINISTRATION AGREEMENT") pursuant to which the Swap Contract
Administrator will allocate any payments received under the Swap Contract between the Trustee (acting as trustee of the swap trust) and Countrywide Home
Loans as described below and pursuant to which the Swap Contract Administrator will remit to the Swap Counterparty any funds received from the Trustee (acting as trustee of the swap trust) for payment to the Swap Counterparty.

     With respect to any Distribution Date on or prior to the Swap Contract
Termination Date, the amount payable by the Swap Contract Administrator to the
Swap Counterparty under the Swap Contract will equal the product of:

     (i) a fixed rate of 5.36% per annum,

     (ii) the lesser of (a) the Swap Contract Notional Balance for the
Distribution Date and (b) the aggregate Certificate Principal Balance of the
Swap Certificates immediately prior to such Distribution Date, and

                                       38

     (iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360.

     With respect to any Distribution Date on or prior to the Swap Contract
Termination Date, the amount payable by the Swap Counterparty to the Swap
Contract Administrator under the Swap Contract will equal the product of:

     (i) One-Month LIBOR (as determined by the Swap Counterparty),

     (ii) the lesser of (a) the Swap Contract Notional Balance for the
Distribution Date and (b) the aggregate Certificate Principal Balance of the
Swap Certificates immediately prior to such Distribution Date, and

     (iii) the actual number of days in the related calculation period, divided by 360.

     With respect to any Distribution Date, the Swap Contract Administrator or
the Swap Counterparty, as the case may be, will only be required to make a "NET
SWAP PAYMENT" to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding paragraphs over the payment that it is entitled to receive from that other party as described in the two preceding paragraphs. Any Net Swap Payment owed by the
Swap Counterparty with respect to any Distribution Date will be payable on the business day preceding such Distribution Date, while any Net Swap Payment owed to the Swap Counterparty with respect to any Distribution Date will be payable on such Distribution Date.

     If a Net Swap Payment and/or a Swap Termination Payment (other than a Swap
Termination Payment due to a Swap Counterparty Trigger Event) is payable to the
Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Interest Funds for Loan Group 1 and Loan Group 2 the amount of such Net
Swap Payment or Swap Termination Payment as described under clause (1) under "--
Distributions -- Distributions of Interest" above (and to the extent that
Interest Funds for Loan Group 1 and Loan Group 2 are insufficient, the Trustee will deduct from the Principal Remittance Amount for Loan Group 1 and Loan Group
2, pro rata on the basis of the respective Principal Remittance Amounts, any additional amounts necessary to make such Net Swap Payment and/or Swap
Termination Payment due to the Swap Counterparty) and deposit the amount of such
Net Swap Payment or Swap Termination Payment in the Swap Account maintained on behalf of the swap trust.

     In the event that a Swap Termination Payment due to a Swap Counterparty
Trigger Event is payable to the Swap Counterparty with respect to any
Distribution Date, the Trustee will deduct from Excess Cashflow the amount of such Swap Termination Payment as described under clause (6) under "--
Overcollateralization Provisions --Excess Cashflow" above and remit such amount to the Swap Account maintained on behalf of the swap trust.

     In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date, the Swap Contract Administrator will remit to the Trustee on behalf of the swap trust and for deposit into the Swap
Account an amount equal to the sum of (a) any Current Interest and Interest
Carry Forward Amounts with respect to the Swap Certificates, (b) any Net Rate
Carryover with respect to the Swap Certificates and (c) any Unpaid Realized Loss
Amounts with respect to the Swap Certificates, in each case that remain unpaid following distribution of the Interest Funds for Loan Group 1 and Loan Group 2
and the Excess Cashflow and Credit Comeback Excess Cashflow for the Distribution
Date, as well as (d) any remaining Overcollateralization Deficiency Amount that remains following distribution of the Interest Funds for Loan Group 1 and Loan
Group 2 and the Excess Cashflow and Credit Comeback Excess Cashflow for the
Distribution Date. Any portion of any Net Swap Payment not remitted by the Swap
Contract Administrator to the Trustee (acting as trustee of the swap trust) with respect to any Distribution Date will be remitted to Countrywide Home Loans and will not be available to make distributions in respect of any class of
Certificates.

     If the Swap Contract is terminated, Countrywide Home Loans will be required to assist the Swap Contract Administrator in procuring a replacement swap contract with terms approximating those of the original Swap Contract. In the event that a Swap Termination Payment was payable by the Swap Counterparty in connection with the termination of the original Swap Contract, that Swap
Termination Payment will be used to pay any upfront amount in connection with the replacement swap contract, and any remaining portion of that Swap
Termination

                                       39

Payment will be distributed to Countrywide Home Loans and will not be available for distribution on any class of Certificates. In the event that the swap counterparty in respect of a replacement swap contract pays any upfront amount to the Swap Contract Administrator in connection with entering into the replacement swap contract, if that upfront amount is received prior to the
Distribution Date on which the Swap Termination Payment is due to the Swap
Counterparty under the original Swap Contract, a portion of that upfront amount equal to the lesser of (x) that upfront amount and (y) the amount of the Swap
Termination Payment due to the Swap Counterparty under the original Swap
Contract (the "ADJUSTED REPLACEMENT UPFRONT AMOUNT") will be included in the
Interest Funds for Loan Group 1 and Loan Group 2 on that Distribution Date, to be allocated between Loan Group 1 and Loan Group 2 pro rata based on their respective Interest Funds for that Distribution Date, and any upfront amount paid by the replacement swap counterparty in excess of the Adjusted Replacement
Upfront Amount will be distributed to Countrywide Home Loans, Inc. If that upfront amount is received after the Distribution Date on which the Swap
Termination Payment was due to the Swap Counterparty under the original Swap
Contract, or in the event that the Swap Contract is terminated and no replacement swap contract can be procured on terms approximating those of the original Swap Contract and a Swap Termination Payment was payable by the Swap
Counterparty, that upfront amount or Swap Termination Payment payable by the
Swap Counterparty, as the case may be, will be retained by the Swap Contract
Administrator and remitted to the Trustee on behalf of the swap trust on subsequent Distribution Dates up to and including the Swap Contract Termination
Date to cover the amounts described in clauses (a), (b), (c) and (d) of the preceding paragraph. Following the Swap Contract Termination Date, any remainder of an upfront amount paid by a replacement swap counterparty, or of a Swap
Termination Payment paid by a Swap Counterparty, will be distributed to
Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

     Following the distributions of Excess Cashflow and Credit Comeback Excess
Cashflow as described under " -- Overcollateralization Provisions --Excess
Cashflow", the Trustee, acting on behalf of the swap trust, shall distribute all amounts on deposit in the Swap Account in the following amounts and order of priority:

          (1) to the Swap Contract Administrator for payment to the Swap
     Counterparty, any Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date;

          (2) to the Swap Contract Administrator for payment to the Swap
     Counterparty, any Swap Termination Payment (other than a Swap Termination
     Payment due to a Swap Counterparty Trigger Event) payable to the Swap
     Counterparty with respect to such Distribution Date;

          (3) concurrently to each class of Class A Certificates, any remaining
     Current Interest and Interest Carry Forward Amount, pro rata based on their respective entitlements;

          (4) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4,
     Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B
     Certificates, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry Forward Amount for the class;

          (5) to the class or classes of Adjustable Rate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Overcollateralization Deficiency Amount remaining unpaid following the distribution of Excess Cashflow and Credit Comeback
     Excess Cashflow as described above under " -- Overcollateralization
     Provisions" payable to such holders of each such class in the same manner in which the Extra Principal Distribution Amount in respect of Loan Group 1 and Loan Group 2 would be distributed to such classes as described under "
     -- Overcollateralization Provisions -- Excess Cashflow" above;

          (6) concurrently, to each class of Adjustable Rate Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such class, pro rata, based on the amount of such remaining Net Rate Carryover;

          (7) concurrently, to each class of Class A Certificates, pro rata based on the remaining Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class;

                                       40

          (8) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4,
     Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B
     Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class; and

          (9) to the Swap Contract Administrator for payment to the Swap
     Counterparty, only to the extent necessary to cover any Swap Termination
     Payment due to a Swap Counterparty Trigger Event payable to the Swap
     Counterparty with respect to such Distribution Date.

     The "SWAP CONTRACT NOTIONAL BALANCE" for each Distribution Date is as described in the following table. In addition, the Distribution Date occurring in the latest calendar month listed in the following table is the date through which the Swap Contract is scheduled to remain in effect and is referred to as the "SWAP CONTRACT TERMINATION DATE" for the Swap Contract.

                                 SWAP CONTRACT
                                    NOTIONAL
  MONTH OF DISTRIBUTION DATE      BALANCE ($)
------------------------------   -------------
October 2006 .................    385,876,817
November 2006 ................    383,118,270
December 2006 ................    379,918,099
January 2007 .................    376,278,566
February 2007 ................    372,203,539
March 2007 ...................    367,698,513
April 2007 ...................    362,770,622
May 2007 .....................    357,563,121
June 2007 ....................    351,952,719
July 2007 ....................    346,039,450
August 2007 ..................    339,832,112
September 2007 ...............    333,221,214
October 2007 .................    326,224,422
November 2007 ................    319,018,501
December 2007 ................    311,495,334
January 2008 .................    303,676,184
February 2008 ................    295,583,535
March 2008 ...................    287,240,993
April 2008 ...................    278,673,202
May 2008 .....................    269,914,739
June 2008 ....................    261,456,373
July 2008 ....................    253,288,983
August 2008 ..................    245,403,185
September 2008 ...............    237,789,906
October 2008 .................    230,440,374
November 2008 ................    218,711,657
December 2008 ................    207,666,799
January 2009 .................    197,265,930
February 2009 ................    187,471,595
March 2009 ...................    178,248,600
April 2009 ...................    169,563,882
May 2009 .....................    164,171,422
June 2009 ....................    158,979,830
July 2009 ....................    153,982,536
August 2009 ..................    149,173,196
September 2009 ...............    144,545,685
October 2009 .................    139,976,522
November 2009 ................    135,519,645
December 2009 ................    131,231,771
January 2010 .................    127,107,220
February 2010 ................    123,140,526
March 2010 ...................    119,326,420
April 2010 ...................    115,727,829
May 2010 .....................    112,187,103
June 2010 ....................    108,779,935
July 2010 ....................    105,502,187
August 2010 ..................    102,349,855
September 2010 ...............     99,319,065
October 2010 .................     96,403,931
November 2010 ................     93,452,604
December 2010 ................     90,611,988
January 2011 .................     87,878,655
February 2011 ................     85,249,285
March 2011 ...................     82,720,668
April 2011 ...................     80,287,932
May 2011 .....................     77,949,796
June 2011 ....................     75,693,891
July 2011 ....................     73,516,741
August 2011 ..................     71,415,654
September 2011 ...............     69,388,229

     A "SWAP TERMINATION PAYMENT" is a termination payment required to be made by either the Swap Contract Administrator or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract.

     The Swap Contract will be subject to early termination upon an event of default or an early termination event under the Swap Contract. Events of default under the Swap Contract include, among other things, the following:

     o    failure to make a payment due under the Swap Contract, three business days after notice of such failure is received,

     o    certain insolvency or bankruptcy events, and

     o    a merger by the Swap Counterparty without an assumption of its obligations under the Swap Contract.

     Early termination events under the Swap Contract include, among other things:

     o    illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under the Swap Contract or guaranty, as applicable),

                                       41

     o    a tax event (which generally relates to either party to the Swap
          Contract receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax),

     o    a tax event upon merger (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger), and

     o    an amendment to the Pooling and Servicing Agreement that would materially adversely affect the Swap Counterparty is made without the prior written consent of the Swap Counterparty.

     In addition to the termination events specified above, it will be a termination event under the Swap Contract in the event that (A) either (i) the unsecured, long-term senior debt obligations of the Swap Guarantor are rated below "A1" by Moody's or are rated "A1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade) or (ii) the unsecured, short-term debt obligations of the Swap
Guarantor are rated below "P-1" by Moody's or are rated "P-1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), (B) no short-term rating is available from
Moody's and the unsecured, long-term senior debt obligations of the Swap
Guarantor are rated below "Aa3" by Moody's or are rated "Aa3" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), or (C) either (i) the unsecured, short-term debt obligations of the Swap Guarantor are rated below "A-1" by S&P or (ii) if the
Swap Guarantor does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of the Swap Guarantor are rated below "A+" by
S&P (such event, a "COLLATERALIZATION EVENT"), and the Swap Counterparty does not, within 30 days, (a) cause another entity to replace the Swap Counterparty that satisfies the Swap Counterparty Ratings Requirement and that is approved by the Swap Contract Administrator on terms substantially similar to the Swap
Contract; (b) obtain a guaranty of, or a contingent agreement of another person that satisfies the Swap Counterparty Ratings Requirement, to honor the Swap
Counterparty's obligations under the Swap Contract, provided that such other person is approved by the Swap Contract Administrator; (c) post collateral satisfactory to the applicable Rating Agencies; or (d) establish any other arrangement satisfactory to the applicable Rating Agency which will be sufficient to restore the immediately prior ratings of the Swap Certificates.

     "SWAP COUNTERPARTY RATINGS REQUIREMENT" means (a) either (i) the unsecured, short-term debt obligations of the substitute counterparty (or its credit support provider) are rated at least "A-1" by S&P or (ii) if the substitute counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of the substitute counterparty (or its credit support provider) are rated at least "A+" by S&P, and (b) either (i) the unsecured, long-term senior debt obligations of such substitute counterparty (or its credit support provider) are rated at least "A1" by Moody's (and if rated
"A1" by Moody's, such rating is not on watch for possible downgrade) and the unsecured, short-term debt obligations of such substitute counterparty (or its credit support provider) are rated at least "P-1" by Moody's (and if rated "P-1"
by Moody's, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such substitute counterparty (or its credit support provider) does not have a short-term debt rating from Moody's, the unsecured, long-term senior debt obligations of such substitute counterparty
(or its credit support provider) are rated at least "Aa3" by Moody's (and if rated "Aa3" by Moody's, such rating is not on watch for possible downgrade).

     It will also be a termination event under the Swap Contract in the event that the Swap Guarantor fails to satisfy the following ratings criteria: (A) the unsecured, long-term senior debt obligations of the Swap Guarantor are rated at least "BBB-" by S&P, and (B) either (i) the unsecured, long-term senior debt obligations of the Swap Guarantor are rated at least "A2" by Moody's (including if such rating is on watch for possible downgrade) and the unsecured, short-term debt obligations of the Swap Guarantor are rated at least "P-1" by Moody's
(including if such rating is on watch for possible downgrade) or (ii) if the
Swap Guarantor does not have a short-term rating from Moody's, the unsecured, long-term senior debt obligations of the Swap Guarantor are rated at least "A1"
by Moody's (including if such rating is on watch for possible downgrade); and
the Swap Counterparty does not, within 10 days, after the occurrence of such a downgrade or withdrawal by S&P or Moody's, as applicable, take the action described in either clause (a) or (b)of the preceding paragraph.

                                       42

     The rating levels and obligations following a ratings downgrade referred to in this section are determined by the Rating Agencies and may be changed by the
Rating Agencies prior to the execution of the Swap Contract. As such, this summary is subject to, and qualified in its entirety by reference to, the provisions of the Swap Contract.

     Finally, an additional termination event under the Swap Contract will exist if the Swap Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Securities
Exchange Act of 1934, as amended (the "EXCHANGE ACT") and Item 1115(b)(1) or
(b)(2) of Regulation AB with respect to certain reporting obligations of the
Depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Swap Contract, and the Swap Counterparty fails to transfer the Swap Contract at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange
Act and Regulation AB with respect to certain reporting obligations of the
Depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Swap Contract, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld) and any rating agency.

     "SWAP COUNTERPARTY TRIGGER EVENT" means an event of default under the Swap
Contract with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the Swap Contract (other than illegality or a tax event of the Swap Counterparty) with respect to which the Swap Counterparty is the sole affected party or with respect to a termination resulting from a ratings downgrade of the Swap Counterparty (as described above).

     The Swap Counterparty is a Delaware corporation. The Swap Counterparty is
Lehman Brothers' principal dealer in a broad range of over-the-counter derivative products including interest rate, currency, credit and mortgage derivatives. The long-term, unsecured, unsubordinated debt obligations of the
Swap Guarantor are rated "A1" and "A+" by Moody's and S&P, respectively.

     The significance percentage for the Swap Contract is less than 10%. The
"SIGNIFICANCE PERCENTAGE" for the Swap Contract is the percentage that the significance estimate of the Swap Contract represents of the aggregate
Certificate Principal Balance of the Swap Certificates. The "SIGNIFICANCE
ESTIMATE" of the Swap Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Swap Contract, made in substantially the same manner as that used in Countrywide Home Loans' internal risk management process in respect of similar instruments.

     The Certificates do not represent an obligation of the Swap Counterparty, the Swap Guarantor or the Swap Contract Administrator. The holders of the
Certificates are not parties to or beneficiaries under the Swap Contract, the
Swap Guaranty or the Swap Contract Administration Agreement and will not have any right to proceed directly against the Swap Counterparty or the Swap
Guarantor in respect of their obligations under the Swap Contract, or against the Swap Contract Administrator in respect of its obligations under the Swap
Contract Administration Agreement.

     The Swap Contract, the Swap Guaranty, the Swap Contract Assignment
Agreement and the Swap Contract Administration Agreement will each be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

CALCULATION OF ONE-MONTH LIBOR

     On the second LIBOR Business Day preceding the commencement of each Accrual
Period for the Adjustable Rate Certificates (each such date, an "INTEREST
DETERMINATION DATE"), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits ("ONE-MONTH LIBOR") for the
Accrual Period on the basis of such rate as it is quoted on the Bloomberg
Terminal for that Interest Determination Date. If such rate is not quoted on the
Bloomberg terminal (or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the
Trustee), One-Month LIBOR for the applicable Accrual Period will be the
Reference Bank Rate as defined in this free writing prospectus. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month
LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period.
The "REFERENCE BANK RATE" with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of
0.03125%) of

                                       43

the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate
Certificate Principal Balance of all Adjustable Rate Certificates for the
Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York
City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal
Balance of all Adjustable Rate Certificates for the Accrual Period. As used in this section, "LIBOR BUSINESS DAY" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and
"REFERENCE BANKS" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

          (1)  with an established place of business in London,

          (2)  which have been designated as such by the Trustee and

          (3)  which are not controlling, controlled by, or under common control with, the Depositor, Countrywide Servicing or any successor
               Master Servicer.

     The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Adjustable Rate Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

CARRYOVER RESERVE FUND

     The Pooling and Servicing Agreement will require the Trustee to establish an account (the "CARRYOVER RESERVE FUND"), which is held in trust by the Trustee on behalf of the holders of the interest-bearing certificates. On the Closing
Date, Countrywide Home Loans will deposit $1,000 in the Carryover Reserve Fund.
The Carryover Reserve Fund will not be an asset of any REMIC.

     On each Distribution Date, to the extent that Excess Cashflow is available as described under "-- Overcollateralization Provisions" above, the Trustee will deposit in the Carryover Reserve Fund (x) the amount needed to pay any Net Rate
Carryover as described under "-- Overcollateralization Provisions" above and (y)
an amount equal to the excess, if any, of (i) $1,000 over (ii) the amount of funds on deposit in the Carryover Reserve Fund following all other deposits to, and withdrawals from, the Carryover Reserve Fund on the Distribution Date (the
"REQUIRED CARRYOVER RESERVE FUND DEPOSIT").

CREDIT COMEBACK EXCESS ACCOUNT

     The Pooling and Servicing Agreement will require the Trustee to establish a reserve account (the "CREDIT COMEBACK EXCESS ACCOUNT"), which is held in trust by the Trustee on behalf of the holders of the Adjustable Rate Certificates. The
Credit Comeback Excess Account will not be an asset of any REMIC.

     On each Distribution Date, the Trustee will deposit in the Credit Comeback
Excess Account, all Credit Comeback Excess Amounts received during the related
Due Period. On each Distribution Date, all such Credit Comeback Excess Amounts received during such period will be distributed to the Adjustable Rate
Certificates to restore overcollateralization and to cover any Unpaid Realized
Loss Amounts as described under "--Overcollateralization Provisions." Any Credit
Comeback Excess Amounts remaining after the application of such amounts as described under "-- Overcollateralization Provisions" will be distributed to the
Class C Certificates and will not be available thereafter.

                                       44

APPLIED REALIZED LOSS AMOUNTS

     If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the Adjustable
Rate Certificates exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the amount on deposit in the Pre-Funding Account, the amount of the excess will be applied first to reduce the Certificate Principal
Balances of the Class B, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5,
Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Certificate Principal Balance of the class has been reduced to zero. After the Certificate Principal Balances of the Subordinate
Certificates have been reduced to zero, (i) if the Certificate Principal Balance of the Class 1-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1, the amount of such excess will be applied to reduce the Certificate Principal Balance of the Class 1-A Certificates, until the Certificate Principal Balance thereof has been reduced to zero, and (ii) if the aggregate Certificate Principal Balance of the Class 2-A Certificates
exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan
Group 2, the amount of such excess will be applied to reduce the Certificate
Principal Balance of each class of Class 2-A Certificates, pro rata, until the
Certificate Principal Balances of such classes have been reduced to zero. A reduction described in this paragraph is referred to as an "APPLIED REALIZED
LOSS AMOUNT."

     If the Certificate Principal Balance of a class of Certificates has been reduced through the application of Applied Realized Loss Amounts as described above, interest will accrue on the Certificate Principal Balance as so reduced unless the Certificate Principal Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of the
class as described in the definition of "Certificate Principal Balance"
described in this free writing prospectus under "-- Glossary of Terms --
Definitions Related to Distribution Dates and Collections."

                                       45

                                                                        ANNEX A

                        THE STATISTICAL CALCULATION POOL

      The following information sets forth in tabular format certain information, as of the Statistical Calculation Date, about the Mortgage Loans included in the Statistical Calculation Pool in respect of Loan Group 1, Loan
Group 2 and the Statistical Calculation Pool as a whole. Other than with respect to rates of interest, percentages are approximate. In addition, the percentages in the column entitled "Percent of Aggregate Principal Balance Outstanding" are
stated by that portion of the Statistical Calculation Date Pool Principal
Balance representing Loan Group 1, Loan Group 2 or the Statistical Calculation
Pool as a whole. The sum of the columns below may not equal the total indicated
due to rounding. In addition, each weighted average Credit Bureau Risk Score set forth below has been calculated without regard to any Mortgage Loan for which the Credit Bureau Risk Score is unknown.

                                                      GROUP 1 MORTGAGE LOANS

                                        MORTGAGE LOAN PROGRAMS FOR THE GROUP 1 MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
                            MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
MORTGAGE LOAN PROGRAM         LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

30-Year 6-month LIBOR ....       14     $     3,528,665       2.02%    $  252,048    8.013%     358.95       560          81.5%
2/28 6-month LIBOR .......      268          50,312,768      28.86        187,734    8.843      358.55       579          82.0
2/38 6-month LIBOR .......      116          30,748,430      17.64        265,073    8.491      478.41       584          80.1
2/28 6-month LIBOR -
  60-month Interest Only .      138          37,332,151      21.42        270,523    7.718      358.46       620          81.5
3/27 6-month LIBOR .......       12           2,891,536       1.66        240,961    8.410      357.34       599          79.6
3/37 6-month LIBOR .......        3             789,434       0.45        263,145    7.893      478.76       596          77.2
3/27 6-month LIBOR -
  60-month Interest Only .        9           2,245,740       1.29        249,527    7.571      358.11       635          77.8
5/25 6-month LIBOR .......        7           2,139,153       1.23        305,593    7.702      358.89       610          74.1
5/35 6-month LIBOR .......        4             973,272       0.56        243,318    8.833      479.00       569          74.2
15-Year Fixed ............        3             457,242       0.26        152,414    8.135      179.00       598          58.1
15-Year Fixed - Credit
  Comeback ...............        3             277,564       0.16         92,521    9.773      179.00       553          70.0
20-Year Fixed ............        2             303,491       0.17        151,746    8.238      239.00       646          75.7
30-Year Fixed ............      107          20,782,844      11.92        194,232    8.196      358.60       630          72.7
30-Year Fixed - Credit
  Comeback ...............       34           6,778,025       3.89        199,354    8.443      358.63       623          76.7
40-Year Fixed ............       30           7,591,496       4.35        253,050    8.108      478.03       606          76.6
30-Year Fixed - 60-month
  Interest Only ..........       24           6,959,674       3.99        289,986    7.810      358.59       619          77.8
40/30-Year Fixed Balloon .        1             209,750       0.12        209,750    6.875      357.00       624          32.8
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .      775     $   174,321,235     100.00%
                            =========   ===============  ===========

                                       A-1

                                 ORIGINAL TERMS TO STATED MATURITY FOR THE GROUP 1 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
                            MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
ORIGINAL TERM (MONTHS)        LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

ARM 360 ..................      448     $    98,450,013      56.48%    $  219,754    8.320%     358.49       596          81.4%
ARM 480 ..................      123          32,511,136      18.65        264,318    8.487      478.43       584          79.9
Fixed 180 ................        6             734,805       0.42        122,468    8.754      179.00       581          62.6
Fixed 240 ................        2             303,491       0.17        151,746    8.238      239.00       646          75.7
Fixed 360 ................      166          34,730,293      19.92        209,219    8.159      358.60       626          74.3
Fixed 480 ................       30           7,591,496       4.35        253,050    8.108      478.03       606          76.6
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .      775     $   174,321,235     100.00%
                            =========   ===============  ===========

                                  MORTGAGE LOAN PRINCIPAL BALANCES FOR THE GROUP 1 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
RANGE OF MORTGAGE LOAN      MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
PRINCIPAL BALANCES            LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

$25,000.01 - $50,000.00 ..        6     $       293,846       0.17%    $   48,974   11.066%     340.88       538          65.8%
$50,000.01 - $75,000.00 ..       52           3,253,502       1.87         62,567   10.663      357.93       568          79.4
$75,000.01 - $100,000.00 .       57           4,845,095       2.78         85,002    9.611      368.03       578          79.8
$100,000.01 - $150,000.00       102          12,913,233       7.41        126,600    8.967      372.80       580          79.9
$150,000.01 - $200,000.00       123          21,917,257      12.57        178,189    8.405      383.51       594          77.6
$200,000.01 - $250,000.00       113          25,636,957      14.71        226,876    8.130      384.59       609          79.2
$250,000.01 - $300,000.00       119          32,658,234      18.73        274,439    8.187      383.73       600          79.0
$300,000.01 - $350,000.00        98          31,826,803      18.26        324,763    7.971      378.79       611          79.8
$350,000.01 - $400,000.00        74          27,767,590      15.93        375,238    8.209      398.98       610          81.2
$400,000.01 - $450,000.00        27          11,204,407       6.43        414,978    8.008      407.62       591          78.9
$450,000.01 - $500,000.00         3           1,369,158       0.79        456,386    8.941      398.84       545          77.9
$600,000.01 - $650,000.00         1             635,151       0.36        635,151    7.750      359.00       525          84.7
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .      775     $   174,321,235     100.00%
                            =========   ===============  ===========

                                       A-2

                           STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 1 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
                            MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
STATE                         LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

Alabama ..................        7     $     1,465,415       0.84%    $  209,345    9.877%     357.33       568          88.2%
Alaska ...................        2             734,905       0.42        367,453    9.258      478.58       580          92.1
Arizona ..................       38           8,168,552       4.69        214,962    7.970      384.42       611          79.0
Arkansas .................        1              49,986       0.03         49,986   11.950      359.00       560          90.1
California ...............      158          48,132,028      27.61        304,633    7.788      396.67       604          76.4
Colorado .................        6           1,183,381       0.68        197,230    8.679      391.67       591          86.9
Connecticut ..............       15           4,352,952       2.50        290,197    8.938      371.69       565          81.2
Delaware .................        2             555,257       0.32        277,628    9.467      358.00       551          85.2
District of Columbia .....        2             467,832       0.27        233,916    8.118      358.00       561          57.4
Florida ..................       90          19,383,370      11.12        215,371    8.304      388.67       605          81.9
Georgia ..................       22           3,426,420       1.97        155,746    9.373      371.86       590          81.3
Hawaii ...................        6           1,629,437       0.93        271,573    7.877      375.81       624          72.7
Idaho ....................        1              86,884       0.05         86,884    9.750      359.00       575          95.0
Illinois .................       24           4,969,491       2.85        207,062    9.106      358.56       582          84.8
Indiana ..................        8             783,417       0.45         97,927   10.963      383.69       566          93.9
Iowa .....................        7             689,260       0.40         98,466   10.379      358.89       570          89.3
Kansas ...................        3             231,088       0.13         77,029    9.825      359.00       598          81.2
Kentucky .................        2             145,989       0.08         72,995   10.356      359.00       574          95.0
Louisiana ................        4             477,660       0.27        119,415    9.143      357.98       579          90.2
Maine ....................        1              78,780       0.05         78,780   10.000      358.00       564          95.0
Maryland .................       26           6,916,601       3.97        266,023    8.228      398.32       619          76.6
Massachusetts ............       32           7,927,510       4.55        247,735    7.962      387.77       598          74.4
Michigan .................       26           3,102,541       1.78        119,329   10.131      359.49       575          86.7
Minnesota ................        4             971,277       0.56        242,819    8.874      395.72       613          91.5
Mississippi ..............        5             760,148       0.44        152,030    8.127      359.00       615          83.5
Missouri .................       12           1,589,915       0.91        132,493    9.652      380.78       582          81.3
Montana ..................        3             668,780       0.38        222,927    7.306      358.60       628          77.3
Nevada ...................       17           4,357,704       2.50        256,336    8.181      404.98       604          82.5
New Hampshire ............        1             237,136       0.14        237,136    8.850      358.00       569          95.0
New Jersey ...............       24           6,703,617       3.85        279,317    8.579      391.88       588          78.5
New Mexico ...............        2             220,664       0.13        110,332    8.244      435.10       617          85.5
New York .................       50          14,523,815       8.33        290,476    7.969      370.82       613          76.5
North Carolina ...........       14           2,018,288       1.16        144,163    9.273      379.55       607          74.6
Ohio .....................       12           1,146,324       0.66         95,527    9.890      368.45       593          94.2
Oklahoma .................        1              52,679       0.03         52,679   10.450      359.00       536          85.0
Oregon ...................       11           2,369,005       1.36        215,364    8.635      400.97       585          79.1
Pennsylvania .............       18           2,420,423       1.39        134,468    8.397      358.36       581          80.3
Rhode Island .............        1             181,015       0.10        181,015    9.330      358.00       581          80.0
South Carolina ...........        8           1,507,167       0.86        188,396    9.332      391.60       600          79.3
Tennessee ................        9             971,440       0.56        107,938    9.294      367.62       570          84.7
Texas ....................       30           3,767,162       2.16        125,572    8.844      354.78       598          81.4
Utah .....................       12           1,935,043       1.11        161,254    8.249      393.86       594          84.6
Vermont ..................        5             756,555       0.43        151,311    8.253      393.75       595          77.7
Virginia .................       16           3,648,280       2.09        228,017    8.590      365.56       599          82.5
Washington ...............       31           7,379,462       4.23        238,047    7.866      386.35       614          81.3
West Virginia ............        1             300,600       0.17        300,600    8.900      359.00       585          90.0
Wisconsin ................        3             445,240       0.26        148,413   10.507      358.68       545          88.2
Wyoming ..................        2             430,739       0.25        215,369   10.108      358.69       552          91.9
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .      775     $   174,321,235     100.00%
                            =========   ===============  ===========

                                       A-3

                                        LOAN-TO-VALUE RATIOS FOR THE GROUP 1 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
RANGE OF LOAN-TO-VALUE      MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
RATIOS (%)                    LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

50.00 or Less ............       30     $     4,063,525       2.33%    $  135,451    7.971%     366.07       588          40.0%
50.01 - 55.00 ............       12           2,704,225       1.55        225,352    7.743      377.40       600          52.0
55.01 - 60.00 ............       26           6,437,158       3.69        247,583    7.826      389.03       596          57.2
60.01 - 65.00 ............       33           7,317,727       4.20        221,749    8.409      380.73       573          63.1
65.01 - 70.00 ............       52          11,055,145       6.34        212,599    7.897      396.26       588          68.3
70.01 - 75.00 ............       70          18,147,928      10.41        259,256    7.975      390.30       592          73.7
75.01 - 80.00 ............      222          52,867,347      30.33        238,141    8.010      383.24       611          79.6
80.01 - 85.00 ............       91          20,969,617      12.03        230,435    8.434      381.97       591          84.2
85.01 - 90.00 ............      132          32,840,504      18.84        248,792    8.420      391.75       615          89.6
90.01 - 95.00 ............       98          16,088,220       9.23        164,166    9.717      378.09       584          94.8
95.01 - 100.00 ...........        9           1,829,838       1.05        203,315   10.059      357.54       597          98.3
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .      775     $   174,321,235     100.00%
                            =========   ===============  ===========

                                  COMBINED LOAN-TO-VALUE RATIOS(1) FOR THE GROUP 1 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
RANGE OF COMBINED           MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)      LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

50.00 or Less ............       30     $     4,063,525       2.33%    $  135,451    7.971%     366.07       588          40.0%
50.01 - 55.00 ............       12           2,704,225       1.55        225,352    7.743      377.40       600          52.0
55.01 - 60.00 ............       26           6,437,158       3.69        247,583    7.826      389.03       596          57.2
60.01 - 65.00 ............       33           7,317,727       4.20        221,749    8.409      380.73       573          63.1
65.01 - 70.00 ............       49          10,560,380       6.06        215,518    7.923      395.79       585          68.3
70.01 - 75.00 ............       64          16,554,593       9.50        258,666    8.084      393.33       589          73.6
75.01 - 80.00 ............      129          30,594,493      17.55        237,167    7.981      389.34       598          79.3
80.01 - 85.00 ............       90          20,887,403      11.98        232,082    8.427      382.06       591          84.2
85.01 - 90.00 ............      135          33,356,547      19.14        247,086    8.416      391.25       615          89.3
90.01 - 95.00 ............      100          16,406,038       9.41        164,060    9.671      377.72       584          94.5
95.01 - 100.00 ...........      107          25,439,145      14.59        237,749    8.118      373.68       626          81.0
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .      775     $   174,321,235     100.00%
                            =========   ===============  ===========

_______________
(1)   The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged
      Properties. See the definition of "Combined Loan-to-Value Ratio" under
      "The Mortgage Pool--Loan-to-Value Ratio" in this Prospectus Supplement.

                                       A-4

                                       CURRENT MORTGAGE RATES FOR THE GROUP 1 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
RANGE OF CURRENT            MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
MORTGAGE RATES (%)            LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

5.501 - 6.000 ............        4     $     1,230,369       0.71%    $  307,592    5.925%     358.59       735          71.8%
6.001 - 6.500 ............       20           5,622,732       3.23        281,137    6.337      368.19       619          70.6
6.501 - 7.000 ............       49          12,363,826       7.09        252,323    6.853      372.71       635          73.0
7.001 - 7.500 ............      115          29,950,730      17.18        260,441    7.313      380.34       622          77.0
7.501 - 8.000 ............      155          38,815,486      22.27        250,422    7.776      388.23       609          78.9
8.001 - 8.500 ............       82          20,758,862      11.91        253,157    8.291      388.80       595          79.6
8.501 - 9.000 ............      104          24,684,616      14.16        237,352    8.817      387.73       600          81.6
9.001 - 9.500 ............       65          13,693,030       7.86        210,662    9.250      391.53       575          81.2
9.501 - 10.000 ...........       56          10,728,789       6.15        191,586    9.792      408.92       564          83.0
10.001 - 10.500 ..........       51           7,817,908       4.48        153,292   10.287      383.03       556          86.0
10.501 - 11.000 ..........       29           3,642,305       2.09        125,597   10.813      365.10       549          86.3
11.001 - 11.500 ..........       13           2,069,520       1.19        159,194   11.273      377.82       534          81.8
11.501 - 12.000 ..........       14           1,507,947       0.87        107,710   11.764      364.49       540          89.0
12.001 - 12.500 ..........       14           1,104,722       0.63         78,909   12.235      352.44       559          88.0
12.501 - 13.000 ..........        2             113,485       0.07         56,742   12.881      358.48       566          95.0
13.501 - 14.000 ..........        1              66,387       0.04         66,387   13.600      359.00       503          80.0
Greater than 14.000 ......        1             150,522       0.09        150,522   14.125      359.00       555         100.0
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .      775     $   174,321,235     100.00%
                            =========   ===============  ===========

                                   TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 1 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
                            MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
MORTGAGED PROPERTY TYPE       LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

Single Family Residence ..      639     $   141,319,234      81.07%    $  221,157    8.319%     383.97       598          79.3%
Planned Unit Development .       89          22,092,992      12.67        248,236    8.219      388.06       609          80.4
Low-Rise Condominium .....       27           5,740,538       3.29        212,613    8.489      401.15       611          82.0
Two Family Home ..........       10           2,240,972       1.29        224,097    8.076      368.01       598          72.0
Three Family Home ........        6           1,640,893       0.94        273,482    8.841      391.50       607          79.3
Four Family Home .........        2             683,774       0.39        341,887    8.638      421.09       600          90.0
High-Rise Condominium ....        2             602,830       0.35        301,415    7.344      400.72       689          75.7
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .      775     $   174,321,235     100.00%
                            =========   ===============  ===========

                                           LOAN PURPOSES FOR THE GROUP 1 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
                            MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
LOAN PURPOSE                  LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

Refinance - Cash Out .....      497     $   117,722,536      67.53%    $  236,866    8.176%     386.69       597          77.2%
Purchase .................      258          52,299,730      30.00        202,712    8.620      379.76       607          84.4
Refinance - Rate/Term ....       20           4,298,968       2.47        214,948    8.275      407.36       610          81.3
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .      775     $   174,321,235     100.00%
                            =========   ===============  ===========

                                       A-5

                                           OCCUPANCY TYPES FOR THE GROUP 1 MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
                            MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
OCCUPANCY TYPE                LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

Owner Occupied ...........      743     $   167,532,428      96.11%    $  225,481    8.292%     385.28       599          79.2%
Investment Property ......       25           5,432,149       3.12        217,286    8.769      376.33       649          85.1
Second Home ..............        7           1,356,659       0.78        193,808    8.881      401.10       615          78.9
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .      775     $   174,321,235     100.00%
                            =========   ===============  ===========

____________
(1)   Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

                                 REMAINING TERMS TO STATED MATURITY FOR THE GROUP 1 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
RANGE OF REMAINING TERMS    MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
(MONTHS)                      LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

121 - 180 ................        6     $       734,805       0.42%    $  122,468    8.754%     179.00       581          62.6%
181 - 300 ................        2             303,491       0.17        151,746    8.238      239.00       646          75.7
301 - 360 ................      614         133,180,306      76.40        216,906    8.278      358.52       604          79.6
Greater than 360 .........      153          40,102,632      23.01        262,109    8.415      478.36       588          79.3
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .      775     $   174,321,235     100.00%
                            =========   ===============  ===========

                                      LOAN DOCUMENTATION TYPES FOR THE GROUP 1 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
                            MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
LOAN DOCUMENTATION TYPE       LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

Full Documentation .......      542     $   116,496,685      66.83%    $  214,939    8.220%     379.71       598          80.9%
Stated Income ............      233          57,824,550      33.17        248,174    8.495      396.03       606          76.4
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .      775     $   174,321,235     100.00%
                            =========   ===============  ===========

                                       A-6

                                    CREDIT BUREAU RISK SCORES(1) FOR THE GROUP 1 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
RANGE OF CREDIT BUREAU      MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
RISK SCORES                   LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

801 - 820 ................        1     $       240,458       0.14%    $  240,458    7.550%     478.00       820          90.0%
781 - 800 ................        3             611,832       0.35        203,944    6.308      358.15       794          54.9
761 - 780 ................        2             596,718       0.34        298,359    6.626      359.00       776          78.4
741 - 760 ................        2             551,526       0.32        275,763    6.726      358.00       748          83.7
701 - 720 ................        4           1,013,750       0.58        253,437    6.947      359.00       710          69.1
681 - 700 ................       12           2,782,746       1.60        231,895    7.444      369.78       688          78.8
661 - 680 ................       31           8,167,097       4.69        263,455    7.614      362.89       670          75.6
641 - 660 ................       91          22,568,724      12.95        248,008    7.822      373.03       650          82.5
621 - 640 ................      103          24,686,693      14.16        239,677    7.953      388.28       630          80.7
601 - 620 ................      121          30,775,308      17.65        254,341    7.839      388.56       610          80.0
581 - 600 ................      109          25,994,547      14.91        238,482    8.164      384.43       590          79.4
561 - 580 ................      109          20,732,972      11.89        190,211    9.225      386.62       570          83.3
541 - 560 ................       48           9,114,300       5.23        189,881    9.206      400.18       552          80.0
521 - 540 ................       87          16,965,469       9.73        195,005    9.325      385.70       529          76.1
501 - 520 ................       50           9,298,245       5.33        185,965    8.983      407.78       510          70.3
500 or Less ..............        2             220,852       0.13        110,426   10.654      358.39       497          51.5
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .      775     $   174,321,235     100.00%
                            =========   ===============  ===========

________________
(1)   The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 1 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

                                      CREDIT GRADE CATEGORIES FOR THE GROUP 1 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
                            MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
CREDIT GRADE CATEGORY         LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

A ........................      589     $   134,346,586      77.07%    $  228,093    8.237%     383.51       606          80.6%
A- .......................       44          10,827,244       6.21        246,074    8.444      388.19       587          76.0
B ........................       59          13,470,976       7.73        228,322    8.354      400.57       575          75.4
C ........................       47           9,736,331       5.59        207,156    8.808      383.27       572          71.1
C- .......................       36           5,940,098       3.41        165,003    8.852      384.00       598          81.7
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .      775     $   174,321,235     100.00%
                            =========   ===============  ===========

                                     PREPAYMENT PENALTY PERIODS FOR THE GROUP 1 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
PREPAYMENT PENALTY PERIOD   MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
(MONTHS)                      LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

0 ........................      189     $    38,525,895      22.10%    $  203,841    8.827%     385.12       593          79.6%
12 .......................       58          14,809,364       8.50        255,334    8.230      371.66       611          76.3
13 .......................        1             385,000       0.22        385,000    7.500      358.00       645          70.0
24 .......................      432          97,133,930      55.72        224,847    8.247      387.31       595          80.7
36 .......................       95          23,467,046      13.46        247,022    7.796      385.01       626          76.1
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .      775     $   174,321,235     100.00%
                            =========   ===============  ===========

                                       A-7

                         MONTHS TO NEXT ADJUSTMENT DATE FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                                              IN THE STATISTICAL CALCULATION POOL

                         WEIGHTED                                                                        WEIGHTED
                         AVERAGE                            PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                        MONTHS TO    NUMBER    AGGREGATE     AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT     WEIGHTED
                           NEXT        OF      PRINCIPAL     PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU      AVERAGE
RANGE OF MONTHS TO      ADJUSTMENT  MORTGAGE    BALANCE       BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK    LOAN-TO-VALUE
NEXT ADJUSTMENT DATE       DATE      LOANS    OUTSTANDING   OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE        RATIO
----------------------  ----------  --------  ------------  -----------  ---------  --------  ---------  --------  -------------

0 - 6.................        5          14   $  3,528,665       2.69%   $ 252,048    8.013%    358.95      560        81.5%
19 - 24...............       22         522    118,393,349      90.40      226,807    8.397     389.65      593        81.4
25 - 31...............       31           2        403,964       0.31      201,982    8.362     355.00      541        69.0
32 - 37...............       34          22      5,522,746       4.22      251,034    7.999     375.18      617        79.3
38 or Greater.........       59          11      3,112,425       2.38      282,948    8.056     396.45      597        74.1
                                    --------  ------------  -----------
  TOTAL/AVG./WTD. AVG.                  571   $130,961,149     100.00%
                                    ========  ============  ===========

                                   GROSS MARGINS FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                                              IN THE STATISTICAL CALCULATION POOL(1)

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
                            MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
RANGE OF GROSS MARGINS (%)    LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

1.001 - 2.000 ............        1     $       176,932       0.14%    $  176,932    6.990%     479.00       605          63.9%
2.001 - 3.000 ............        1             280,000       0.21        280,000    7.700      359.00       659          80.0
3.001 - 4.000 ............        5           1,255,118       0.96        251,024    7.990      374.46       591          76.6
4.001 - 5.000 ............       19           4,076,875       3.11        214,572    7.434      364.21       608          82.6
5.001 - 6.000 ............      112          27,728,352      21.17        247,575    7.655      382.46       606          77.9
6.001 - 7.000 ............      223          54,272,689      41.44        243,375    8.092      385.10       597          80.6
7.001 - 8.000 ............      140          31,819,208      24.30        227,280    9.092      400.55       582          82.7
8.001 - 9.000 ............       41           8,260,128       6.31        201,467    9.238      401.84       571          85.1
9.001 - 10.000 ...........       15           2,033,321       1.55        135,555   10.643      364.19       559          92.2
10.001 - 11.000 ..........        8             656,015       0.50         82,002   11.524      371.95       543          88.2
11.001 - 12.000 ..........        5             336,122       0.26         67,224   12.235      384.44       552          92.7
12.001 - 13.000 ..........        1              66,387       0.05         66,387   13.600      359.00       503          80.0
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .      571     $   130,961,149     100.00%
                            =========   ===============  ===========

_________________
(1)   The weighted average Gross Margin for the Group 1 Adjustable Rate Mortgage
      Loans in the Statistical Calculation Pool as of the Cut-off Date was
      approximately 6.706%.

                                       A-8

                               MAXIMUM MORTGAGE RATES FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                                              IN THE STATISTICAL CALCULATION POOL(1)

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
RANGE OF MAXIMUM            MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
MORTGAGE RATES (%)            LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

12.001 - 12.500 ..........        1     $       222,000       0.17%    $  222,000    6.250%     358.00       643          83.8%
12.501 - 13.000 ..........        9           2,493,954       1.90        277,106    6.618      367.84       624          81.6
13.001 - 13.500 ..........       28           7,906,816       6.04        282,386    6.829      385.13       610          75.2
13.501 - 14.000 ..........       65          16,492,025      12.59        253,723    7.379      386.03       615          76.8
14.001 - 14.500 ..........       89          23,049,617      17.60        258,984    7.498      383.39       612          78.0
14.501 - 15.000 ..........       87          22,099,594      16.87        254,018    7.975      388.65       598          80.9
15.001 - 15.500 ..........       47          12,000,553       9.16        255,331    8.470      403.20       587          82.6
15.501 - 16.000 ..........       75          17,708,296      13.52        236,111    8.892      388.86       601          83.3
16.001 - 16.500 ..........       42           9,219,694       7.04        219,517    9.333      383.60       559          82.8
16.501 - 17.000 ..........       35           7,371,906       5.63        210,626    9.808      421.51       554          84.8
17.001 - 17.500 ..........       39           5,539,898       4.23        142,049   10.283      384.23       548          86.8
17.501 - 18.000 ..........       21           2,823,084       2.16        134,433   10.830      358.45       547          90.9
18.001 - 18.500 ..........       11           1,754,174       1.34        159,470   11.255      381.20       539          82.7
18.501 - 19.000 ..........       12           1,367,989       1.04        113,999   11.762      365.06       542          90.4
19.001 - 19.500 ..........        7             635,291       0.49         90,756   12.225      372.46       543          93.8
Greater than 19.500 ......        3             276,257       0.21         92,086   13.757      358.79       545          94.1
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .      571     $   130,961,149     100.00%
                            =========   ===============  ===========

______________
(1)   The weighted average Maximum Mortgage Rate for the Group 1 Adjustable Rate
      Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
      was approximately 15.146%.

                             INITIAL PERIODIC RATE CAPS FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                                              IN THE STATISTICAL CALCULATION POOL(1)

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
INITIAL PERIODIC RATE CAP   MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
(%)                           LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

1.000 ....................       15     $     3,607,445       2.75%    $  240,496    8.057%     358.93       560          81.8%
1.500 ....................      405          89,375,681      68.25        220,681    8.457      384.17       593          81.9
2.000 ....................        3             685,757       0.52        228,586    8.497      379.72       639          84.6
3.000 ....................      147          37,149,836      28.37        252,720    8.157      400.77       595          78.8
6.000 ....................        1             142,429       0.11        142,429    8.500      478.00       529          77.0
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .      571     $   130,961,149     100.00%
                            =========   ===============  ===========

______________
(1)   The weighted average Initial Periodic Rate Cap for the Group 1 Adjustable
      Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off
      Date was approximately 1.919%.

                                       A-9

                           SUBSEQUENT PERIODIC RATE CAPS FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                                              IN THE STATISTICAL CALCULATION POOL(1)

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
SUBSEQUENT PERIODIC RATE    MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
CAP (%)                       LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

1.000 ....................      134     $    33,807,835      25.82%    $  252,297    8.129%     394.56       593          79.4%
1.500 ....................      437          97,153,314      74.18        222,319    8.442      386.07       593          81.6
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .      571     $   130,961,149     100.00%
                            =========   ===============  ===========

________________
(1)   The weighted average Subsequent Periodic Rate Cap for the Group 1
      Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of
      the Cut-off Date was approximately 1.371%.

                               MINIMUM MORTGAGE RATES FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                                              IN THE STATISTICAL CALCULATION POOL(1)

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
RANGE OF MINIMUM MORTGAGE   MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
RATES (%)                     LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

1.000 or Less ............        1     $       289,814       0.22%    $  289,814    7.625%     478.00       501          51.8%
4.001 - 5.000 ............        3             804,692       0.61        268,231    6.692      358.38       634          86.0
5.001 - 6.000 ............       14           3,199,792       2.44        228,557    7.469      393.19       607          78.0
6.001 - 7.000 ............       59          15,880,236      12.13        269,157    7.021      373.40       617          76.1
7.001 - 8.000 ............      182          47,250,923      36.08        259,620    7.616      387.07       607          79.2
8.001 - 9.000 ............      131          32,584,118      24.88        248,734    8.614      393.53       597          82.7
9.001 - 10.000 ...........       85          17,710,741      13.52        208,362    9.472      401.61       560          83.2
Greater than 10.000 ......       96          13,240,832      10.11        137,925   10.856      378.20       546          87.9
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .      571     $   130,961,149     100.00%
                            =========   ===============  ===========

________________
(1)   The weighted average Minimum Mortgage Rate for the Group 1 Adjustable Rate
      Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
      was approximately 8.232%.

                                      A-10

                               NEXT ADJUSTMENT DATES FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                                              IN THE STATISTICAL CALCULATION POOL(1)

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
                            MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
NEXT ADJUSTMENT DATE          LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

January 2007 .............        1     $       163,756       0.13%    $  163,756    7.500%     358.00       508          80.0%
February 2007 ............       13           3,364,910       2.57        258,839    8.038      359.00       563          81.6
April 2008 ...............        3             673,209       0.51        224,403    9.051      355.00       613          91.2
May 2008 .................        7           2,002,192       1.53        286,027    8.382      356.18       591          84.3
June 2008 ................       17           4,949,122       3.78        291,125    8.455      411.88       597          83.3
July 2008 ................      181          43,802,417      33.45        242,002    8.250      396.09       599          81.1
August 2008 ..............      313          66,894,159      51.08        213,719    8.479      385.16       589          81.2
September 2008 ...........        1              72,250       0.06         72,250   11.300      360.00       527          85.0
April 2009 ...............        2             403,964       0.31        201,982    8.362      355.00       541          69.0
May 2009 .................        3             997,651       0.76        332,550    8.884      356.26       591          80.4
June 2009 ................        2             446,500       0.34        223,250    7.675      357.00       626          75.6
July 2009 ................        7           1,757,857       1.34        251,122    7.517      371.05       632          85.6
August 2009 ..............       10           2,320,738       1.77        232,074    8.045      389.94       616          74.8
July 2011 ................        1             239,590       0.18        239,590    6.800      358.00       684          80.0
August 2011 ..............       10           2,872,835       2.19        287,284    8.160      399.65       590          73.6
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .      571     $   130,961,149     100.00%
                            =========   ===============  ===========

_______________
(1)   The weighted average Next Adjustment Date for the Group 1 Adjustable Rate
      Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
      is August 2008.

                                        INTEREST ONLY PERIODS FOR THE GROUP 1 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT    CURRENT    REMAINING     CREDIT       AVERAGE
INTEREST ONLY PERIOD        MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
(MONTHS)                      LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

0 ........................      604     $   127,783,670      73.30%    $  211,562    8.525%     394.83       593          78.9%
60 .......................      171          46,537,565      26.70        272,150    7.724      358.46       620          80.8
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .      775     $   174,321,235     100.00%
                            =========   ===============  ===========

                                      A-11

                                                      GROUP 2 MORTGAGE LOANS

                                       MORTGAGE LOAN PROGRAMS FOR THE GROUP 2 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
                            MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
MORTGAGE LOAN PROGRAM         LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

30-Year 6-month LIBOR ....       14     $     4,425,539       1.36%    $  316,110    8.503%     358.73       666          81.9%
2/28 6-month LIBOR .......      483          85,897,765      26.42        177,842    9.053      358.67       612          79.6
2/38 6-month LIBOR .......      170          44,497,723      13.69        261,751    8.625      478.48       609          78.7
2/28 6-month LIBOR -
  60-month Interest Only .      247          72,630,450      22.34        294,050    8.319      358.60       632          80.8
3/27 6-month LIBOR .......       16           2,445,955       0.75        152,872    9.401      358.03       603          83.2
3/37 6-month LIBOR .......        3             647,134       0.20        215,711    8.492      479.00       630          74.9
3/27 6-month LIBOR -
  60-month Interest Only .       10           2,539,475       0.78        253,948    8.179      358.17       634          79.7
5/25 6-month LIBOR .......       15           4,055,537       1.25        270,369    8.278      359.00       631          80.1
5/35 6-month LIBOR .......        4           1,332,791       0.41        333,198    7.374      479.00       618          58.4
15-Year Fixed ............        8             873,860       0.27        109,233    7.381      178.71       643          52.9
15-Year Fixed - Credit
  Comeback ...............        1             159,517       0.05        159,517    7.500      179.00       603          72.7
30-Year Fixed ............      196          45,669,380      14.05        233,007    7.180      358.77       665          68.0
30-Year Fixed - Credit
  Comeback ...............       72          15,961,973       4.91        221,694    8.161      358.77       618          77.4
40-Year Fixed ............       98          27,163,631       8.36        277,180    6.953      478.71       667          70.3
40-Year Fixed - Credit
  Comeback ...............       19           5,956,971       1.83        313,525    7.912      478.48       613          69.4
30-Year Fixed - 60 Month
  Interest Only ..........       36          10,852,675       3.34        301,463    6.883      358.74       674          69.5
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .    1,392     $   325,110,376     100.00%
                            =========   ===============  ===========

                                 ORIGINAL TERMS TO STATED MATURITY FOR THE GROUP 2 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
                            MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
ORIGINAL TERM (MONTHS)        LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

ARM 360 ..................      785     $   171,994,721      52.90%    $  219,102    8.703%     358.63       623          80.2%
ARM 480 ..................      177          46,477,649      14.30        262,586    8.587      478.50       610          78.1
Fixed 180 ................        9           1,033,377       0.32        114,820    7.400      178.76       637          56.0
Fixed 360 ................      304          72,484,028      22.30        238,434    7.351      358.76       656          70.3
Fixed 480 ................      117          33,120,602      10.19        283,082    7.126      478.67       658          70.1
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .    1,392     $   325,110,376     100.00%
                            =========   ===============  ===========

                                      A-12

                                  MORTGAGE LOAN PRINCIPAL BALANCES FOR THE GROUP 2 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
RANGE OF MORTGAGE LOAN      MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
PRINCIPAL BALANCES            LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

$25,000.01 - $50,000.00 ..        4     $       192,390       0.06%    $   48,097   10.795%     358.48       606          56.0%
$50,000.01 - $75,000.00 ..      116           7,432,697       2.29         64,075   10.136      359.67       601          81.2
$75,000.01 - $100,000.00 .      125          11,005,571       3.39         88,045    9.257      371.82       608          79.1
$100,000.01 - $150,000.00       241          29,933,624       9.21        124,206    8.938      376.30       605          77.9
$150,000.01 - $200,000.00       211          37,354,582      11.49        177,036    8.459      390.16       620          75.0
$200,000.01 - $250,000.00       164          37,077,398      11.40        226,082    8.197      385.07       633          75.4
$250,000.01 - $300,000.00       141          38,724,615      11.91        274,643    7.933      390.63       640          73.7
$300,000.01 - $350,000.00       121          39,127,128      12.04        323,365    7.818      388.30       639          75.7
$350,000.01 - $400,000.00        78          29,293,441       9.01        375,557    7.914      389.45       648          75.7
$400,000.01 - $450,000.00        74          31,608,707       9.72        427,145    7.957      390.87       640          77.7
$450,000.01 - $500,000.00        54          25,982,860       7.99        481,164    7.788      383.03       640          79.8
$500,000.01 - $550,000.00        25          13,160,126       4.05        526,405    8.099      397.05       651          80.3
$550,000.01 - $600,000.00        20          11,446,952       3.52        572,348    7.898      395.06       631          78.0
$600,000.01 - $650,000.00         6           3,758,429       1.16        626,405    9.677      398.14       601          85.3
$650,000.01 - $700,000.00         6           4,046,213       1.24        674,369    7.837      437.65       630          77.4
$700,000.01 - $750,000.00         2           1,493,256       0.46        746,628    7.221      359.00       712          53.0
$750,000.01 - $800,000.00         2           1,531,395       0.47        765,697    8.353      478.51       646          80.0
Greater than $900,000.00 .        2           1,940,992       0.60        970,496    9.436      359.00       601          78.3
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .    1,392     $   325,110,376     100.00%
                            =========   ===============  ===========

                                      A-13

                           STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 2 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
                            MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
STATE                         LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

Alabama ..................       13     $     1,880,784       0.58%    $  144,676    9.285%     358.94       592          79.5%
Alaska ...................        2             329,233       0.10        164,616    9.404      359.00       616          86.9
Arizona ..................       70          15,392,318       4.73        219,890    8.403      394.92       628          77.7
Arkansas .................        5             775,685       0.24        155,137   10.460      358.43       604          89.5
California ...............      346         117,559,641      36.16        339,768    7.403      397.46       656          72.2
Colorado .................       15           2,445,577       0.75        163,038    8.358      374.92       632          78.2
Connecticut ..............       18           3,854,422       1.19        214,135    8.059      373.16       633          74.7
Delaware .................        3             543,698       0.17        181,233    7.492      358.76       667          81.4
District of Columbia .....        7           2,226,804       0.68        318,115    8.665      409.25       673          75.5
Florida ..................      191          40,872,038      12.57        213,990    8.547      390.97       624          78.3
Georgia ..................       47           7,385,239       2.27        157,133    9.232      373.63       604          78.6
Hawaii ...................       11           3,012,949       0.93        273,904    7.927      447.15       633          66.3
Idaho ....................        9           1,380,158       0.42        153,351    9.222      371.32       606          79.9
Illinois .................       41           9,186,797       2.83        224,068    9.188      387.61       628          82.7
Indiana ..................       23           1,770,848       0.54         76,993    9.488      366.81       599          82.8
Iowa .....................        4             320,317       0.10         80,079   10.728      404.18       586          90.2
Kansas ...................        8             618,946       0.19         77,368   10.265      358.89       592          85.3
Kentucky .................        7             716,604       0.22        102,372    9.534      358.89       603          83.6
Louisiana ................       10           1,518,638       0.47        151,864    8.195      360.92       629          80.6
Maine ....................        4             492,716       0.15        123,179    8.429      300.50       592          76.1
Maryland .................       30           9,149,129       2.81        304,971    8.261      396.27       623          80.1
Massachusetts ............       13           3,399,814       1.05        261,524    8.211      379.16       603          79.7
Michigan .................       23           2,683,158       0.83        116,659    9.527      386.19       610          83.7
Minnesota ................       12           2,598,806       0.80        216,567    8.697      367.49       628          85.2
Mississippi ..............        9             849,002       0.26         94,334    9.384      358.92       583          82.9
Missouri .................       21           2,837,473       0.87        135,118    8.992      372.85       612          79.4
Montana ..................        5           1,137,411       0.35        227,482    7.650      358.74       633          73.7
Nebraska .................        2             261,844       0.08        130,922    8.654      359.00       605          81.9
Nevada ...................       28           7,403,647       2.28        264,416    8.375      371.73       620          77.1
New Hampshire ............        7           2,019,389       0.62        288,484    8.926      358.43       564          74.2
New Jersey ...............       35          11,585,630       3.56        331,018    9.032      389.81       607          80.6
New Mexico ...............        1             228,549       0.07        228,549   10.000      359.00       551          85.0
New York .................       26           9,991,024       3.07        384,270    8.541      384.84       612          76.5
North Carolina ...........       17           2,335,667       0.72        137,392    9.137      362.57       614          78.6
North Dakota .............        2             278,969       0.09        139,485    9.679      358.30       583          88.9
Ohio .....................       30           3,424,389       1.05        114,146    9.638      369.16       603          85.9
Oklahoma .................       15           1,304,437       0.40         86,962    9.995      358.73       596          85.1
Oregon ...................       23           6,430,156       1.98        279,572    8.038      383.09       637          78.3
Pennsylvania .............       29           4,215,595       1.30        145,365    9.008      377.71       612          85.2
Rhode Island .............        3             796,497       0.24        265,499    8.598      359.00       603          79.2
South Carolina ...........        5             796,063       0.24        159,213    8.616      383.28       648          84.7
South Dakota .............        1              62,076       0.02         62,076   10.600      359.00       535          90.0
Tennessee ................       32           3,630,561       1.12        113,455    9.270      371.82       602          81.3
Texas ....................       68           8,564,260       2.63        125,945    9.045      357.31       617          81.5
Utah .....................       13           2,429,548       0.75        186,888    8.340      377.74       616          81.3
Vermont ..................        1              80,000       0.02         80,000    8.375      358.00       647          80.0
Virginia .................       50          11,878,467       3.65        237,569    8.358      373.19       610          75.0
Washington ...............       40          10,386,151       3.19        259,654    8.357      377.26       627          79.1
West Virginia ............        2             181,344       0.06         90,672   10.851      433.14       538          85.4
Wisconsin ................       12           1,460,935       0.45        121,745    9.780      358.96       626          83.7
Wyoming ..................        3             426,974       0.13        142,325    8.912      390.20       553          80.0
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .    1,392     $   325,110,376     100.00%
                            =========   ===============  ===========

                                      A-14

                                        LOAN-TO-VALUE RATIOS FOR THE GROUP 2 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
RANGE OF LOAN-TO-VALUE      MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
RATIOS (%)                    LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

50.00 or Less ............       87     $    18,309,693       5.63%    $  210,456    7.151%     388.19       667          40.2%
50.01 - 55.00 ............       28           7,244,187       2.23        258,721    6.893      410.67       674          52.7
55.01 - 60.00 ............       34           9,163,732       2.82        269,522    7.455      402.85       632          58.1
60.01 - 65.00 ............       55          14,039,280       4.32        255,260    7.308      400.76       634          63.4
65.01 - 70.00 ............       89          24,924,711       7.67        280,053    7.579      391.70       627          68.5
70.01 - 75.00 ............      129          33,388,329      10.27        258,824    7.716      389.87       623          73.5
75.01 - 80.00 ............      591         127,187,210      39.12        215,207    8.477      382.57       635          79.5
80.01 - 85.00 ............      110          28,147,357       8.66        255,885    8.209      400.70       612          84.2
85.01 - 90.00 ............      174          45,974,372      14.14        264,221    8.792      378.63       625          89.5
90.01 - 95.00 ............       58          12,959,259       3.99        223,436    9.311      389.87       628          94.7
95.01 - 100.00 ...........       37           3,772,245       1.16        101,953   10.628      368.20       633          99.7
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .    1,392     $   325,110,376     100.00%
                            =========   ===============  ===========

                                  COMBINED LOAN-TO-VALUE RATIOS(1) FOR THE GROUP 2 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
RANGE OF COMBINED           MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)      LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

50.00 or Less ............       82     $    17,374,856       5.34%    $  211,888    7.114%     389.76       668          39.9%
50.01 - 55.00 ............       27           7,023,078       2.16        260,114    6.885      410.37       680          52.7
55.01 - 60.00 ............       33           9,013,849       2.77        273,147    7.458      403.58       633          58.1
60.01 - 65.00 ............       56          14,111,851       4.34        251,997    7.313      398.77       634          62.9
65.01 - 70.00 ............       90          25,132,946       7.73        279,255    7.581      392.43       627          68.5
70.01 - 75.00 ............      112          29,606,356       9.11        264,342    7.653      393.85       624          73.2
75.01 - 80.00 ............      182          47,561,952      14.63        261,329    8.017      386.04       628          78.8
80.01 - 85.00 ............      112          29,081,709       8.95        259,658    8.143      399.35       612          83.6
85.01 - 90.00 ............      181          47,422,009      14.59        262,000    8.784      379.42       624          89.1
90.01 - 95.00 ............       66          14,916,843       4.59        226,013    9.206      391.18       631          92.2
95.01 - 100.00 ...........      451          83,864,927      25.80        185,953    8.836      378.23       638          80.7
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .    1,392     $   325,110,376     100.00%
                            =========   ===============  ===========

____________
(1)   The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged
      Properties. See the definition of "Combined Loan-to-Value Ratio" under
      "The Mortgage Pool--Loan-to-Value Ratio" in this Prospectus Supplement.

                                      A-15

                                       CURRENT MORTGAGE RATES FOR THE GROUP 2 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
RANGE OF CURRENT            MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
MORTGAGE RATES (%)            LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

5.501 - 6.000 ............       42     $    13,549,932       4.17%    $  322,617    5.990%     410.62       732          58.1%
6.001 - 6.500 ............       84          26,019,452       8.00        309,755    6.279      382.15       709          65.5
6.501 - 7.000 ............       89          26,465,027       8.14        297,360    6.808      390.16       652          71.3
7.001 - 7.500 ............      110          33,589,663      10.33        305,361    7.335      393.04       632          76.0
7.501 - 8.000 ............      180          48,749,929      14.99        270,833    7.827      389.95       627          75.9
8.001 - 8.500 ............      208          49,325,729      15.17        237,143    8.292      390.15       616          78.5
8.501 - 9.000 ............      207          47,045,305      14.47        227,272    8.795      389.26       611          79.6
9.001 - 9.500 ............      149          28,975,305       8.91        194,465    9.293      381.03       614          80.6
9.501 - 10.000 ...........      158          26,415,548       8.13        167,187    9.809      378.53       608          82.4
10.001 - 10.500 ..........       73          12,049,279       3.71        165,059   10.291      373.44       609          85.3
10.501 - 11.000 ..........       41           7,782,274       2.39        189,812   10.837      366.71       603          83.9
11.001 - 11.500 ..........       22           1,993,481       0.61         90,613   11.260      374.08       609          91.9
11.501 - 12.000 ..........       15           1,709,975       0.53        113,998   11.675      413.87       562          89.7
12.001 - 12.500 ..........       11             984,937       0.30         89,540   12.318      358.92       595          87.7
12.501 - 13.000 ..........        3             454,541       0.14        151,514   12.802      359.00       598          87.9
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .    1,392     $   325,110,376     100.00%
                            =========   ===============  ===========

                                   TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 2 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
                            MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
MORTGAGED PROPERTY TYPE       LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

Single Family Residence ..    1,143     $   258,431,099      79.49%    $  226,099    8.157%     387.81       633          76.2%
Planned Unit Development .      141          39,198,761      12.06        278,005    8.299      385.89       619          77.4
Low-Rise Condominium .....       60          14,323,054       4.41        238,718    8.754      387.22       642          79.8
Two Family Home ..........       27           6,851,780       2.11        253,770    8.877      387.10       636          78.9
Four Family Home .........        6           2,134,588       0.66        355,765    8.284      372.15       703          81.0
High-Rise Condominium ....        5           1,705,495       0.52        341,099    9.002      372.77       648          85.4
Three Family Home ........        5           1,662,062       0.51        332,412    8.352      407.75       594          67.6
Manufactured Housing(1) ..        5             803,537       0.25        160,707    7.591      386.12       648          71.3
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .    1,392     $   325,110,376     100.00%
                            =========   ===============  ===========

___________
(1)   Treated as real property.

                                           LOAN PURPOSES FOR THE GROUP 2 MORTGAGE LOANS
                                                IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
                            MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
LOAN PURPOSE                  LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

Refinance - Cash Out .....      759     $   194,314,812      59.77%    $  256,014    7.856%     391.92       627          73.5%
Purchase .................      587         120,148,273      36.96        204,682    8.854      380.04       638          81.9
Refinance - Rate/Term ....       46          10,647,292       3.27        231,463    7.714      389.72       645          73.8
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .    1,392     $   325,110,376     100.00%
                            =========   ===============  ===========

                                      A-16

                                           OCCUPANCY TYPES FOR THE GROUP 2 MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
                            MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
OCCUPANCY TYPE                LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

Owner Occupied ...........    1,314     $   308,172,521      94.79%    $  234,530    8.178%     388.22       630          76.3%
Investment Property ......       66          14,347,490       4.41        217,386    8.969      374.36       661          82.7
Second Home ..............       12           2,590,364       0.80        215,864    9.062      368.65       658          82.6
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .    1,392     $   325,110,376     100.00%
                            =========   ===============  ===========

________________
(1)   Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

                                  REMAINING TERMS TO STATED MATURITY FOR THE GROUP 2 MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
RANGE OF REMAINING TERMS    MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
(MONTHS)                      LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

121 - 180 ................        9     $     1,033,377       0.32%    $  114,820    7.400%     178.76       637          56.0%
301 - 360 ................    1,089         244,478,749      75.20        224,498    8.302      358.67       633          77.3
Greater than 360 .........      294          79,598,251      24.48        270,742    7.979      478.57       630          74.8
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .    1,392     $   325,110,376     100.00%
                            =========   ===============  ===========

                                       LOAN DOCUMENTATION TYPES FOR THE GROUP 2 MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
                            MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
LOAN DOCUMENTATION TYPE       LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

Full Documentation .......    1,080     $   238,126,541      73.24%    $  220,488    8.002%     386.92       629          76.1%
Stated Income ............      312          86,983,835      26.76        278,794    8.817      388.91       641          77.9
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .    1,392     $   325,110,376     100.00%
                            =========   ===============  ===========

                                      A-17

                                     CREDIT BUREAU RISK SCORES(1) FOR THE GROUP 2 MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
RANGE OF CREDIT BUREAU      MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
RISK SCORES                   LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

801 - 820 ................        6     $     2,082,995       0.64%    $  347,166    6.851%     399.98       804          75.1%
781 - 800 ................       19           6,306,215       1.94        331,906    6.612      379.53       789          57.3
761 - 780 ................       22           7,697,003       2.37        349,864    6.695      391.88       773          65.5
741 - 760 ................       25           7,088,814       2.18        283,553    6.809      413.60       751          67.8
721 - 740 ................       22           6,795,213       2.09        308,873    7.046      389.68       731          74.5
701 - 720 ................       40          12,708,920       3.91        317,723    7.199      392.94       711          76.0
681 - 700 ................       83          21,157,889       6.51        254,914    7.734      380.14       690          76.8
661 - 680 ................      106          26,575,725       8.17        250,714    7.886      374.86       669          78.6
641 - 660 ................      136          36,110,340      11.11        265,517    8.330      386.65       651          78.0
621 - 640 ................      165          40,124,319      12.34        243,178    8.230      379.06       630          77.7
601 - 620 ................      237          48,241,330      14.84        203,550    8.468      390.44       610          78.3
581 - 600 ................      234          46,325,380      14.25        197,972    8.777      389.30       591          78.5
561 - 580 ................      140          31,013,583       9.54        221,526    8.305      386.02       572          77.1
541 - 560 ................      108          23,807,854       7.32        220,443    9.119      400.38       550          76.9
521 - 540 ................       29           5,004,955       1.54        172,585    9.205      390.16       536          72.7
501 - 520 ................       20           4,069,842       1.25        203,492    9.158      404.51       512          71.1
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .    1,392     $   325,110,376     100.00%
                            =========   ===============  ===========

____________
(1)   The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 2 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

             CREDIT GRADE CATEGORIES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
                            MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
CREDIT GRADE CATEGORY         LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

A ........................    1,076     $   254,498,843      78.28%    $  236,523    8.177%     386.41       641          77.3%
A- .......................       59          16,233,421       4.99        275,143    8.085      394.50       591          75.3
B ........................       92          22,717,937       6.99        246,934    8.250      398.72       598          74.6
C ........................       79          17,552,862       5.40        222,188    8.715      389.00       594          72.5
C- .......................       79          12,177,547       3.75        154,146    8.527      379.39       612          74.3
D ........................        7           1,929,766       0.59        275,681    8.331      369.71       587          73.0
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .    1,392     $   325,110,376     100.00%
                            =========   ===============  ===========

                                      A-18

                                      PREPAYMENT PENALTY PERIODS FOR THE GROUP 2 MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
PREPAYMENT PENALTY PERIOD   MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
(MONTHS)                      LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

0 ........................      298     $    74,577,154      22.94%    $  250,259    9.158%     380.07       621          80.5%
12 .......................       54          16,781,454       5.16        310,768    8.429      384.82       619          75.6
24 .......................      588         124,388,613      38.26        211,545    8.416      387.36       620          80.0
36 .......................       37          10,592,343       3.26        286,280    7.691      382.53       647          73.1
42 .......................        1              85,964       0.03         85,964    10.250     359.00       609          81.9
60 .......................      414          98,684,849      30.35        238,369    7.284      394.16       656          70.0
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .    1,392     $   325,110,376     100.00%
                            =========   ===============  ===========

                            MONTHS TO NEXT ADJUSTMENT DATE FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                        WEIGHTED
                         AVERAGE                             PERCENT OF              WEIGHTED  WEIGHTED    WEIGHTED
                        MONTHS TO              AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    AVERAGE       WEIGHTED
                          NEXT     NUMBER OF   PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING    CREDIT        AVERAGE
RANGE OF MONTHS TO     ADJUSTMENT  MORTGAGE     BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       BUREAU    LOAN-TO-VALUE
NEXT ADJUSTMENT DATE      DATE       LOANS    OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)   RISK SCORE      RATIO
---------------------  ----------  ---------  -------------  -----------  ---------  --------  ---------   ----------  -------------

0 - 6................       5           14    $   4,425,539      2.03     $ 316,110   8.503%    358.73        666          81.9%
19 - 24..............      23          900      203,025,939     92.93       225,584   8.697     384.90        619          79.9
25 - 31..............      31            2          442,867      0.20       221,434   9.400     355.00        583          83.3
32 - 37..............      34           27        5,189,697      2.38       192,211   8.689     373.44        623          80.4
38 or Greater........      59           19        5,388,328      2.47       283,596   8.055     388.68        628          74.7
                                   ---------  -------------  -----------
  TOTAL/AVG./WTD. AVG. ........        962    $ 218,472,369    100.00%
                                   =========  =============  ===========

                                    GROSS MARGINS FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
                            MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
RANGE OF GROSS MARGINS (%)    LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

3.001 - 4.000 ............        4     $       823,653       0.38%    $  205,913    8.202%     359.00       633          77.9%
4.001 - 5.000 ............       19           3,782,322       1.73        199,070    8.400      374.54       637          81.5
5.001 - 6.000 ............      116          28,132,679      12.88        242,523    7.998      386.24       628          77.4
6.001 - 7.000 ............      366          86,077,704      39.40        235,185    8.220      382.86       617          78.6
7.001 - 8.000 ............      267          63,738,809      29.17        238,722    8.970      388.27       619          80.3
8.001 - 9.000 ............      133          26,931,005      12.33        202,489    9.565      379.64       620          82.4
9.001 - 10.000 ...........       39           6,997,336       3.20        179,419   10.402      372.94       628          85.3
10.001 - 11.000 ..........       14           1,745,932       0.80        124,709   11.356      412.48       601          93.3
11.001 - 12.000 ..........        4             242,929       0.11         60,732   12.232      358.70       617          94.4
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .      962     $   218,472,369     100.00%
                            =========   ===============  ===========

_____________
(1)   The weighted average Gross Margin for the Group 2 Adjustable Rate Mortgage
      Loans in the Statistical Calculation Pool as of the Cut-off Date was
      approximately 7.053%.

                                      A-19

                                MAXIMUM MORTGAGE RATES FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
RANGE OF MAXIMUM MORTGAGE   MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
RATES (%)                     LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

11.501 - 12.000 ..........        1     $       195,000       0.09%    $  195,000    6.000%     359.00       706          78.3%
12.001 - 12.500 ..........        1             335,000       0.15        335,000    6.300      358.00       574          51.5
12.501 - 13.000 ..........        2             755,786       0.35        377,893    6.092      358.69       635          75.5
13.001 - 13.500 ..........       27           8,529,652       3.90        315,913    6.870      377.85       643          77.2
13.501 - 14.000 ..........       49          14,875,466       6.81        303,581    7.242      382.37       629          75.4
14.001 - 14.500 ..........       75          23,358,476      10.69        311,446    7.671      401.79       629          77.2
14.501 - 15.000 ..........      118          33,703,096      15.43        285,619    8.096      386.14       622          77.6
15.001 - 15.500 ..........      136          33,706,530      15.43        247,842    8.413      385.00       621          79.1
15.501 - 16.000 ..........      155          35,721,399      16.35        230,461    8.875      387.06       618          80.2
16.001 - 16.500 ..........      125          23,633,437      10.82        189,067    9.348      374.67       620          81.1
16.501 - 17.000 ..........      140          22,837,207      10.45        163,123    9.827      381.57       611          83.1
17.001 - 17.500 ..........       59           9,580,924       4.39        162,389   10.284      375.76       609          86.5
17.501 - 18.000 ..........       31           6,883,117       3.15        222,036   10.762      361.95       601          83.5
18.001 - 18.500 ..........       18           1,688,087       0.77         93,783   11.285      376.81       614          91.6
18.501 - 19.000 ..........       13           1,430,208       0.65        110,016   11.647      424.60       567          90.1
19.001 - 19.500 ..........        9             784,442       0.36         87,160   12.339      358.91       610          89.3
Greater than 19.500 ......        3             454,541       0.21        151,514   12.802      359.00       598          87.9
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .      962     $   218,472,369     100.00%
                            =========   ===============  ===========

_______________
(1)   The weighted average Maximum Mortgage Rate for the Group 2 Adjustable Rate
      Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
      was approximately 15.513%.

                              INITIAL PERIODIC RATE CAPS FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
INITIAL PERIODIC RATE CAP   MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
(%)                           LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

1.000 ....................       16     $     4,621,619       2.12%    $  288,851    8.526%     358.71       662          81.7%
1.500 ....................      759         163,918,295      75.03        215,966    8.744      380.76       620          80.2
2.000 ....................        3             774,801       0.35        258,267    8.354      358.00       628          80.5
3.000 ....................      183          49,022,697      22.44        267,884    8.476      397.95       616          78.3
7.000 ....................        1             134,957       0.06        134,957    9.990      478.00       608          83.3
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .      962     $   218,472,369     100.00%
                            =========   ===============  ===========

_____________
(1)   The weighted average Initial Periodic Rate Cap for the Group 2 Adjustable
      Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off
      Date was approximately 1.831%.

                                      A-20

                            SUBSEQUENT PERIODIC RATE CAPS FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
SUBSEQUENT PERIODIC RATE    MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
CAP (%)                       LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

1.000 ....................      161     $    44,455,572      20.35%    $  276,122    8.541%     392.67       620          78.8%
1.500 ....................      801         174,016,797      79.65        217,249    8.714      381.95       620          80.0
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .      962     $   218,472,369     100.00%
                            =========   ===============  ===========

_______________
(1)   The weighted average Subsequent Periodic Rate Cap for the Group 2
      Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of
      the Cut-off Date was approximately 1.398%.

                                MINIMUM MORTGAGE RATES FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
RANGE OF MINIMUM MORTGAGE   MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
RATES (%)                     LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

1.000 or Less ............        1     $       519,808       0.24%    $  519,808    9.500%     478.00       659          80.0%
5.001 - 6.000 ............       10           2,872,897       1.31        287,290    7.071      377.35       643          73.7
6.001 - 7.000 ............       59          17,875,787       8.18        302,979    7.182      380.01       631          75.3
7.001 - 8.000 ............      168          50,869,285      23.28        302,793    7.712      387.94       628          76.7
8.001 - 9.000 ............      310          74,159,399      33.94        239,224    8.554      389.33       619          79.7
9.001 - 10.000 ...........      276          50,184,640      22.97        181,828    9.549      377.80       615          82.1
Greater than 10.000 ......      138          21,990,553      10.07        159,352   10.752      374.27       606          86.2
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .      962     $   218,472,369     100.00%
                            =========   ===============  ===========

_________________
(1)   The weighted average Minimum Mortgage Rate for the Group 2 Adjustable Rate
      Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
      was approximately 8.584%.

                                      A-21

                                NEXT ADJUSTMENT DATES FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
                            MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
NEXT ADJUSTMENT DATE          LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

January 2007 .............        3     $     1,215,764       0.56%    $  405,255    7.773%     358.00       630          77.5%
February 2007 ............       11           3,209,775       1.47        291,798    8.780      359.00       679          83.6
April 2008 ...............        4             980,622       0.45        245,155    9.761      369.18       621          77.7
May 2008 .................        2             543,546       0.25        271,773    9.988      356.00       638          88.4
June 2008 ................       16           3,684,882       1.69        230,305    8.473      375.82       606          80.4
July 2008 ................      280          69,187,777      31.67        247,099    8.555      396.36       621          79.8
August 2008 ..............      598         128,629,111      58.88        215,099    8.766      379.24       618          79.8
April 2009 ...............        2             442,867       0.20        221,434    9.400      355.00       583          83.3
June 2009 ................        3             872,899       0.40        290,966    7.758      357.00       631          83.9
July 2009 ................        6             967,327       0.44        161,221    8.747      358.00       621          80.9
August 2009 ..............       18           3,349,471       1.53        186,082    8.916      382.18       622          79.4
August 2011 ..............       19           5,388,328       2.47        283,596    8.055      388.68       628          74.7
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .      962     $   218,472,369     100.00%
                            =========   ===============  ===========

_________________
(1)   The weighted average Next Adjustment Date for the Group 2 Adjustable Rate
      Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
      is August 2008.

                                        INTEREST ONLY PERIODS FOR THE GROUP 2 MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT    CURRENT    REMAINING     CREDIT       AVERAGE
INTEREST ONLY PERIOD        MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
(MONTHS)                      LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

0 ........................    1,099     $   239,087,776      73.54%    $  217,550    8.251%     397.84       630          75.6%
60 .......................      293          86,022,600      26.46        293,592    8.134      358.60       638          79.3
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .    1,392     $   325,110,376     100.00%
                            =========   ===============  ===========

                                      A-22

                                                         THE MORTGAGE LOANS

                                            MORTGAGE LOAN PROGRAMS FOR THE MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
                            MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
MORTGAGE LOAN PROGRAM         LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

30-Year 6-month LIBOR ....       28     $     7,954,204       1.59%    $  284,079    8.286%     358.83       619          81.7%
2/28 6-month LIBOR .......      751         136,210,534      27.27        181,372    8.976      358.63       600          80.5
2/38 6-month LIBOR .......      286          75,246,153      15.07        263,098    8.570      478.45       599          79.3
2/28 6-month LIBOR -
  60-month Interest Only .      385         109,962,601      22.02        285,617    8.115      358.55       628          81.0
3/27 6-month LIBOR .......       28           5,337,490       1.07        190,625    8.864      357.65       601          81.3
3/37 6-month LIBOR .......        6           1,436,568       0.29        239,428    8.163      478.87       611          76.1
3/27 6-month LIBOR -
  60-month Interest Only .       19           4,785,215       0.96        251,853    7.894      358.14       634          78.8
5/25 6-month LIBOR .......       22           6,194,690       1.24        281,577    8.079      358.96       624          78.0
5/35 6-month LIBOR .......        8           2,306,064       0.46        288,258    7.990      479.00       597          65.0
15-Year Fixed ............       11           1,331,102       0.27        121,009    7.640      178.81       628          54.7
15-Year Fixed - Credit
  Comeback ...............        4             437,081       0.09        109,270    8.943      179.00       571          71.0
20-Year Fixed ............        2             303,491       0.06        151,746    8.238      239.00       646          75.7
30-Year Fixed ............      303          66,452,224      13.31        219,314    7.497      358.72       654          69.5
30-Year Fixed - Credit
  Comeback ...............      106          22,739,998       4.55        214,528    8.245      358.73       620          77.2
40-Year Fixed ............      128          34,755,127       6.96        271,524    7.206      478.56       654          71.7
40-Year Fixed - Credit
  Comeback ...............       19           5,956,971       1.19        313,525    7.912      478.48       613          69.4
30-Year Fixed - 60-month
  Interest Only ..........       60          17,812,349       3.57        296,872    7.245      358.68       653          72.7
40/30-Year Fixed Balloon .        1             209,750       0.04        209,750    6.875      357.00       624          32.8
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .    2,167     $   499,431,611     100.00%
                            =========   ===============  ===========

                                      ORIGINAL TERMS TO STATED MATURITY FOR THE MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
                            MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
ORIGINAL TERM (MONTHS)        LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

ARM 360 ..................    1,233     $   270,444,733      54.15%    $  219,339    8.564%     358.58       613          80.7%
ARM 480 ..................      300          78,988,785      15.82        263,296    8.546      478.47       599          78.8
Fixed 180 ................       15           1,768,182       0.35        117,879    7.962      178.86       614          58.7
Fixed 240 ................        2             303,491       0.06        151,746    8.238      239.00       646          75.7
Fixed 360 ................      470         107,214,321      21.47        228,116    7.613      358.71       646          71.6
Fixed 480 ................      147          40,712,098       8.15        276,953    7.309      478.55       648          71.3
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG...    2,167     $   499,431,611     100.00%
                            =========   ===============  ===========

                                      A-23

                                       MORTGAGE LOAN PRINCIPAL BALANCES FOR THE MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
RANGE OF MORTGAGE LOAN      MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
PRINCIPAL BALANCES            LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

$25,000.01 - $50,000.00 ..       10     $       486,236       0.10%    $   48,624    10.959%    347.84       565          61.9%
$50,000.01 - $75,000.00 ..      168          10,686,199       2.14         63,608    10.296     359.14       591          80.7
$75,000.01 - $100,000.00 .      182          15,850,666       3.17         87,092    9.365      370.66       599          79.3
$100,000.01 - $150,000.00       343          42,846,857       8.58        124,918    8.947      375.24       598          78.5
$150,000.01 - $200,000.00       334          59,271,839      11.87        177,461    8.439      387.70       610          75.9
$200,000.01 - $250,000.00       277          62,714,355      12.56        226,406    8.170      384.87       623          76.9
$250,000.01 - $300,000.00       260          71,382,850      14.29        274,549    8.049      387.47       622          76.1
$300,000.01 - $350,000.00       219          70,953,932      14.21        323,991    7.887      384.04       627          77.5
$350,000.01 - $400,000.00       152          57,061,031      11.43        375,402    8.058      394.09       630          78.4
$400,000.01 - $450,000.00       101          42,813,114       8.57        423,892    7.970      395.25       627          78.0
$450,000.01 - $500,000.00        57          27,352,017       5.48        479,860    7.846      383.82       635          79.7
$500,000.01 - $550,000.00        25          13,160,126       2.64        526,405    8.099      397.05       651          80.3
$550,000.01 - $600,000.00        20          11,446,952       2.29        572,348    7.898      395.06       631          78.0
$600,000.01 - $650,000.00         7           4,393,581       0.88        627,654    9.399      392.48       590          85.3
$650,000.01 - $700,000.00         6           4,046,213       0.81        674,369    7.837      437.65       630          77.4
$700,000.01 - $750,000.00         2           1,493,256       0.30        746,628    7.221      359.00       712          53.0
$750,000.01 - $800,000.00         2           1,531,395       0.31        765,697    8.353      478.51       646          80.0
Greater than $900,000.00 .        2           1,940,992       0.39        970,496    9.436      359.00       601          78.3
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .    2,167     $   499,431,611     100.00%
                            =========   ===============  ===========

                                      A-24

                                STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
                            MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
STATE                         LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

Alabama ..................       20     $     3,346,199       0.67%    $  167,310    9.545%     358.23       582          83.3%
Alaska ...................        4           1,064,138       0.21        266,035    9.303      441.58       591          90.5
Arizona ..................      108          23,560,870       4.72        218,156    8.253      391.28       622          78.1
Arkansas .................        6             825,670       0.17        137,612   10.550      358.46       602          89.6
California ...............      504         165,691,669      33.18        328,753    7.515      397.23       641          73.5
Colorado .................       21           3,628,958       0.73        172,808    8.462      380.38       618          81.0
Connecticut ..............       33           8,207,374       1.64        248,708    8.525      372.38       597          78.2
Delaware .................        5           1,098,954       0.22        219,791    8.490      358.38       609          83.3
District of Columbia .....        9           2,694,637       0.54        299,404    8.570      400.35       653          72.4
Florida ..................      281          60,255,408      12.06        214,432    8.469      390.23       618          79.5
Georgia ..................       69          10,811,658       2.16        156,691    9.277      373.07       599          79.4
Hawaii ...................       17           4,642,386       0.93        273,082    7.909      422.11       630          68.5
Idaho ....................       10           1,467,042       0.29        146,704    9.253      370.59       604          80.8
Illinois .................       65          14,156,287       2.83        217,789    9.160      377.42       612          83.4
Indiana ..................       31           2,554,265       0.51         82,396    9.940      371.99       589          86.2
Iowa .....................       11           1,009,577       0.20         91,780   10.490      373.26       575          89.6
Kansas ...................       11             850,034       0.17         77,276   10.145      358.92       594          84.2
Kentucky .................        9             862,593       0.17         95,844    9.673      358.91       598          85.5
Louisiana ................       14           1,996,297       0.40        142,593    8.422      360.22       617          82.9
Maine ....................        5             571,496       0.11        114,299    8.645      308.43       588          78.7
Maryland .................       56          16,065,730       3.22        286,888    8.247      397.15       622          78.6
Massachusetts ............       45          11,327,325       2.27        251,718    8.037      385.18       600          76.0
Michigan .................       49           5,785,700       1.16        118,076    9.851      371.87       591          85.3
Minnesota ................       16           3,570,083       0.71        223,130    8.745      375.17       624          86.9
Mississippi ..............       14           1,609,150       0.32        114,939    8.790      358.96       598          83.2
Missouri .................       33           4,427,387       0.89        134,163    9.229      375.70       601          80.1
Montana ..................        8           1,806,190       0.36        225,774    7.523      358.69       631          75.0
Nebraska .................        2             261,844       0.05        130,922    8.654      359.00       605          81.9
Nevada ...................       45          11,761,351       2.35        261,363    8.303      384.05       614          79.1
New Hampshire ............        8           2,256,526       0.45        282,066    8.918      358.39       565          76.4
New Jersey ...............       59          18,289,247       3.66        309,987    8.866      390.57       600          79.8
New Mexico ...............        3             449,213       0.09        149,738    9.137      396.38       583          85.2
New York .................       76          24,514,839       4.91        322,564    8.202      376.53       613          76.5
North Carolina ...........       31           4,353,954       0.87        140,450    9.200      370.44       611          76.8
North Dakota .............        2             278,969       0.06        139,485    9.679      358.30       583          88.9
Ohio .....................       42           4,570,712       0.92        108,826    9.701      368.98       600          88.0
Oklahoma .................       16           1,357,115       0.27         84,820   10.013      358.74       594          85.1
Oregon ...................       34           8,799,160       1.76        258,799    8.199      387.90       623          78.5
Pennsylvania .............       47           6,636,018       1.33        141,192    8.785      370.65       601          83.4
Rhode Island .............        4             977,511       0.20        244,378    8.734      358.81       599          79.3
South Carolina ...........       13           2,303,231       0.46        177,172    9.084      388.72       617          81.2
South Dakota .............        1              62,076       0.01         62,076   10.600      359.00       535          90.0
Tennessee ................       41           4,602,002       0.92        112,244    9.275      370.93       596          82.0
Texas ....................       98          12,331,422       2.47        125,831    8.984      356.54       611          81.5
Utah .....................       25           4,364,592       0.87        174,584    8.299      384.89       606          82.8
Vermont ..................        6             836,555       0.17        139,426    8.265      390.33       600          77.9
Virginia .................       66          15,526,747       3.11        235,254    8.413      371.40       607          76.7
Washington ...............       71          17,765,614       3.56        250,220    8.153      381.03       621          80.0
West Virginia ............        3             481,944       0.10        160,648    9.634      386.90       567          88.3
Wisconsin ................       15           1,906,175       0.38        127,078    9.950      358.90       607          84.8
Wyoming ..................        5             857,713       0.17        171,543    9.513      374.38       552          86.0
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .    2,167     $   499,431,611     100.00%
                            =========   ===============  ===========

                                      A-25

                                             LOAN-TO-VALUE RATIOS FOR THE MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
RANGE OF LOAN-TO-VALUE      MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
RATIOS (%)                    LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

50.00 or Less ............      117     $    22,373,219       4.48%    $  191,224    7.300%     384.17       652          40.2%
50.01 - 55.00 ............       40           9,948,413       1.99        248,710    7.124      401.62       654          52.5
55.01 - 60.00 ............       60          15,600,891       3.12        260,015    7.608      397.15       618          57.7
60.01 - 65.00 ............       88          21,357,007       4.28        242,693    7.685      393.89       613          63.3
65.01 - 70.00 ............      141          35,979,856       7.20        255,176    7.677      393.10       615          68.4
70.01 - 75.00 ............      199          51,536,257      10.32        258,976    7.807      390.02       612          73.6
75.01 - 80.00 ............      813         180,054,557      36.05        221,469    8.340      382.76       628          79.6
80.01 - 85.00 ............      201          49,116,974       9.83        244,363    8.305      392.70       603          84.2
85.01 - 90.00 ............      306          78,814,875      15.78        257,565    8.637      384.10       620          89.5
90.01 - 95.00 ............      156          29,047,480       5.82        186,202    9.536      383.34       603          94.8
95.01 - 100.00 ...........       46           5,602,083       1.12        121,784   10.442      364.72       621          99.2
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .    2,167     $   499,431,611     100.00%
                            =========   ===============  ===========

                                       COMBINED LOAN-TO-VALUE RATIOS(1) FOR THE MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
RANGE OF COMBINED           MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)      LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

50.00 or Less ............      112     $    21,438,381       4.29%    $  191,414    7.277%     385.27       653          39.9%
50.01 - 55.00 ............       39           9,727,303       1.95        249,418    7.123      401.20       658          52.5
55.01 - 60.00 ............       59          15,451,008       3.09        261,881    7.611      397.52       618          57.7
60.01 - 65.00 ............       89          21,429,578       4.29        240,782    7.687      392.61       613          63.0
65.01 - 70.00 ............      139          35,693,326       7.15        256,787    7.682      393.42       615          68.4
70.01 - 75.00 ............      176          46,160,949       9.24        262,278    7.807      393.66       611          73.3
75.01 - 80.00 ............      311          78,156,445      15.65        251,307    8.003      387.34       617          79.0
80.01 - 85.00 ............      202          49,969,112      10.01        247,372    8.261      392.12       603          83.9
85.01 - 90.00 ............      316          80,778,556      16.17        255,628    8.632      384.30       620          89.2
90.01 - 95.00 ............      166          31,322,881       6.27        188,692    9.450      384.13       606          93.4
95.01 - 100.00 ...........      558         109,304,071      21.89        195,885    8.669      377.17       635          80.8
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .    2,167     $   499,431,611     100.00%
                            =========   ===============  ===========

______________
(1)   The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged
      Properties. See the definition of "Combined Loan-to-Value Ratio" under
      "The Mortgage Pool--Loan-to-Value Ratio" in this Prospectus Supplement.

                                      A-26

                                            CURRENT MORTGAGE RATES FOR THE MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
RANGE OF CURRENT MORTGAGE   MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
RATES (%)                     LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

5.501 - 6.000 ............       46     $    14,780,302       2.96%    $  321,311    5.985%     406.29       733          59.2%
6.001 - 6.500 ............      104          31,642,184       6.34        304,252    6.290      379.67       693          66.4
6.501 - 7.000 ............      138          38,828,853       7.77        281,368    6.822      384.61       647          71.8
7.001 - 7.500 ............      225          63,540,392      12.72        282,402    7.325      387.06       627          76.5
7.501 - 8.000 ............      335          87,565,415      17.53        261,389    7.804      389.19       619          77.2
8.001 - 8.500 ............      290          70,084,591      14.03        241,671    8.292      389.75       610          78.9
8.501 - 9.000 ............      311          71,729,921      14.36        230,643    8.802      388.73       607          80.3
9.001 - 9.500 ............      214          42,668,335       8.54        199,385    9.279      384.40       601          80.8
9.501 - 10.000 ...........      214          37,144,337       7.44        173,572    9.804      387.31       595          82.6
10.001 - 10.500 ..........      124          19,867,186       3.98        160,219   10.289      377.21       588          85.6
10.501 - 11.000 ..........       70          11,424,579       2.29        163,208   10.830      366.20       586          84.7
11.001 - 11.500 ..........       35           4,063,001       0.81        116,086   11.267      375.98       571          86.8
11.501 - 12.000 ..........       29           3,217,922       0.64        110,963   11.717      390.73       551          89.3
12.001 - 12.500 ..........       25           2,089,659       0.42         83,586   12.274      355.50       576          87.9
12.501 - 13.000 ..........        5             568,026       0.11        113,605   12.817      358.90       592          89.3
13.501 - 14.000 ..........        1              66,387       0.01         66,387   13.600      359.00       503          80.0
Greater than 14.000 ......        1             150,522       0.03        150,522   14.125      359.00       555         100.0
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .    2,167     $   499,431,611     100.00%
                            =========   ===============  ===========

                                        TYPES OF MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
                            MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
MORTGAGED PROPERTY TYPE       LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

Single Family Residence ..    1,782     $   399,750,333      80.04%    $  224,327    8.214%     386.45       621          77.3%
Planned Unit Development .      230          61,291,753      12.27        266,486    8.270      386.68       615          78.4
Low-Rise Condominium .....       87          20,063,592       4.02        230,616    8.678      391.21       633          80.4
Two Family Home ..........       37           9,092,752       1.82        245,750    8.680      382.40       627          77.2
Three Family Home ........       11           3,302,955       0.66        300,269    8.595      399.67       600          73.4
Four Family Home .........        8           2,818,362       0.56        352,295    8.370      384.03       678          83.2
High-Rise Condominium ....        7           2,308,326       0.46        329,761    8.569      380.07       658          82.9
Manufactured Housing(1) ..        5             803,537       0.16        160,707    7.591      386.12       648          71.3
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .    2,167     $   499,431,611     100.00%
                            =========   ===============  ===========

______________
(1)   Treated as real property.

                                      A-27

                                                LOAN PURPOSES FOR THE MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
                            MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
LOAN PURPOSE                  LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

Refinance - Cash Out .....    1,256     $   312,037,348      62.48%    $  248,437    7.977%     389.94       616          74.9%
Purchase .................      845         172,448,003      34.53        204,080    8.783      379.96       629          82.7
Refinance - Rate/Term ....       66          14,946,260       2.99        226,458    7.876      394.79       635          75.9
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .    2,167     $   499,431,611     100.00%
                            =========   ===============  ===========

                                               OCCUPANCY TYPES FOR THE MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
                            MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
OCCUPANCY TYPE                LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

Owner Occupied ...........    2,057     $   475,704,949      95.25%    $  231,262    8.218%     387.19       619          77.3%
Investment Property ......       91          19,779,639       3.96        217,359    8.914      374.90       657          83.4
Second Home ..............       19           3,947,023       0.79        207,738    9.000      379.80       643          81.3
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .    2,167     $   499,431,611     100.00%
                            =========   ===============  ===========

____________
(1)   Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

                                      REMAINING TERMS TO STATED MATURITY FOR THE MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
RANGE OF REMAINING TERMS    MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
(MONTHS)                      LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

121 - 180 ................       15     $     1,768,182       0.35%    $  117,879    7.962%     178.86       614          58.7%
181 - 300 ................        2             303,491       0.06        151,746    8.238      239.00       646          75.7
301 - 360 ................    1,703         377,659,055      75.62        221,761    8.294      358.62       623          78.1
Greater than 360 .........      447         119,700,883      23.97        267,787    8.125      478.50       616          76.3
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .    2,167     $   499,431,611     100.00%
                            =========   ===============  ===========

                                           LOAN DOCUMENTATION TYPES FOR THE MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
                            MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
LOAN DOCUMENTATION TYPE       LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

Full Documentation .......    1,622     $   354,623,226      71.01%    $  218,633    8.074%     384.55       618          77.7%
Stated Income ............      545         144,808,385      28.99        265,703    8.688      391.75       627          77.3
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .    2,167     $   499,431,611     100.00%
                            =========   ===============  ===========

                                      A-28

                                         CREDIT BUREAU RISK SCORES(1) FOR THE MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
RANGE OF CREDIT BUREAU      MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
RISK SCORES                   LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

801 - 820 ................        7     $     2,323,453       0.47%    $  331,922    6.923%     408.05       805          76.7%
781 - 800 ................       22           6,918,048       1.39        314,457    6.585      377.64       790          57.1
761 - 780 ................       24           8,293,721       1.66        345,572    6.690      389.51       773          66.4
741 - 760 ................       27           7,640,339       1.53        282,976    6.803      409.59       750          68.9
721 - 740 ................       22           6,795,213       1.36        308,873    7.046      389.68       731          74.5
701 - 720 ................       44          13,722,670       2.75        311,879    7.180      390.43       711          75.5
681 - 700 ................       95          23,940,635       4.79        252,007    7.700      378.94       689          77.1
661 - 680 ................      137          34,742,822       6.96        253,597    7.822      372.04       669          77.9
641 - 660 ................      227          58,679,063      11.75        258,498    8.135      381.41       650          79.7
621 - 640 ................      268          64,811,013      12.98        241,832    8.124      382.57       630          78.8
601 - 620 ................      358          79,016,638      15.82        220,717    8.223      389.70       610          78.9
581 - 600 ................      343          72,319,927      14.48        210,845    8.557      387.55       590          78.8
561 - 580 ................      249          51,746,555      10.36        207,817    8.674      386.26       571          79.6
541 - 560 ................      156          32,922,153       6.59        211,039    9.143      400.32       550          77.7
521 - 540 ................      116          21,970,424       4.40        189,400    9.298      386.72       530          75.3
501 - 520 ................       70          13,368,087       2.68        190,973    9.036      406.78       510          70.5
500 or Less ..............        2             220,852       0.04        110,426   10.654      358.39       497          51.5
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .    2,167     $   499,431,611     100.00%
                            =========   ===============  ===========

______________
(1)   The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

                                           CREDIT GRADE CATEGORIES FOR THE MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
                            MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
CREDIT GRADE CATEGORY         LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

A ........................    1,665     $   388,845,428      77.86%    $  233,541    8.197%     385.41       629          78.4%
A- .......................      103          27,060,665       5.42        262,725    8.229      391.97       589          75.6
B ........................      151          36,188,912       7.25        239,662    8.288      399.40       590          74.9
C ........................      126          27,289,193       5.46        216,581    8.748      386.96       587          72.0
C- .......................      115          18,117,645       3.63        157,545    8.634      380.90       607          76.7
D ........................        7           1,929,766       0.39        275,681    8.331      369.71       587          73.0
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .    2,167     $   499,431,611     100.00%
                            =========   ===============  ===========

                                      A-29

                                          PREPAYMENT PENALTY PERIODS FOR THE MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
PREPAYMENT PENALTY PERIOD   MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
(MONTHS)                      LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

0 ........................      487     $   113,103,049      22.65%    $  232,244    9.046%     381.79       611          80.2%
12 .......................      112          31,590,818       6.33        282,061    8.336      378.65       615          75.9
13 .......................        1             385,000       0.08        385,000    7.500      358.00       645          70.0
24 .......................    1,020         221,522,543      44.35        217,179    8.342      387.34       609          80.3
36 .......................      132          34,059,388       6.82        258,026    7.763      384.24       632          75.2
42 .......................        1              85,964       0.02         85,964   10.250      359.00       609          81.9
60 .......................      414          98,684,849      19.76        238,369    7.284      394.16       656          70.0
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .    2,167     $   499,431,611     100.00%
                            =========   ===============  ===========

                                MONTHS TO NEXT ADJUSTMENT DATE FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                        WEIGHTED
                         AVERAGE                             PERCENT OF              WEIGHTED  WEIGHTED    WEIGHTED
                        MONTHS TO              AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    AVERAGE       WEIGHTED
RANGE OF                  NEXT     NUMBER OF   PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING    CREDIT        AVERAGE
MONTHS TO NEXT         ADJUSTMENT  MORTGAGE     BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       BUREAU     LOAN-TO-VALUE
ADJUSTMENT DATE           DATE       LOANS    OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    RISK SCORE      RATIO
--------------------   ----------  ---------  -------------  -----------  ---------  --------  ---------   ----------  -------------

0 - 6 ..............        5           28    $   7,954,204      2.28%    $ 284,079   8.286%    358.83        619          81.7%
19 - 24.............       23        1,422      321,419,287     91.98       226,033   8.586     386.65        609          80.4
25 - 31.............       31            4          846,831      0.24       211,708   8.905     355.00        563          76.5
32 - 37.............       34           49       10,712,442      3.07       218,621   8.333     374.34        620          79.9
38 or Greater.......       59           30        8,500,753      2.43       283,358   8.055     391.53        617          74.5
                                   ---------  -------------  -----------
     TOTAL/AVG./WTD. AVG. .....      1,533    $ 349,433,518    100.00%
                                   =========  =============  ===========

                                        GROSS MARGINS FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
                            MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
RANGE OF GROSS MARGINS (%)    LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

1.001 - 2.000 ............        1     $       176,932       0.05%    $  176,932    6.990%     479.00       605          63.9%
2.001 - 3.000 ............        1             280,000       0.08        280,000    7.700      359.00       659          80.0
3.001 - 4.000 ............        9           2,078,771       0.59        230,975    8.074      368.34       608          77.1
4.001 - 5.000 ............       38           7,859,197       2.25        206,821    7.899      369.18       622          82.1
5.001 - 6.000 ............      228          55,861,032      15.99        245,005    7.828      384.36       617          77.6
6.001 - 7.000 ............      589         140,350,394      40.17        238,286    8.170      383.73       610          79.3
7.001 - 8.000 ............      407          95,558,017      27.35        234,786    9.011      392.36       606          81.1
8.001 - 9.000 ............      174          35,191,133      10.07        202,248    9.488      384.85       609          83.0
9.001 - 10.000 ...........       54           9,030,657       2.58        167,234   10.457      370.97       612          86.8
10.001 - 11.000 ..........       22           2,401,948       0.69        109,179   11.402      401.41       585          91.9
11.001 - 12.000 ..........        9             579,051       0.17         64,339   12.234      373.64       579          93.4
12.001 - 13.000 ..........        1              66,387       0.02         66,387   13.600      359.00       503          80.0
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .    1,533     $   349,433,518     100.00%
                            =========   ===============  ===========

____________
(1)   The weighted average Gross Margin for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was
      approximately 6.923%.

                                      A-30

                                    MAXIMUM MORTGAGE RATES FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
RANGE OF MAXIMUM MORTGAGE   MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
RATES (%)                     LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

11.501 - 12.000 ..........        1     $       195,000       0.06%    $  195,000    6.000%     359.00       706          78.3%
12.001 - 12.500 ..........        2             557,000       0.16        278,500    6.280      358.00       602          64.4
12.501 - 13.000 ..........       11           3,249,741       0.93        295,431    6.496      365.71       627          80.2
13.001 - 13.500 ..........       55          16,436,468       4.70        298,845    6.851      381.35       627          76.3
13.501 - 14.000 ..........      114          31,367,491       8.98        275,153    7.314      384.30       622          76.1
14.001 - 14.500 ..........      164          46,408,092      13.28        282,976    7.585      392.65       621          77.6
14.501 - 15.000 ..........      205          55,802,691      15.97        272,208    8.048      387.13       612          78.9
15.001 - 15.500 ..........      183          45,707,083      13.08        249,765    8.428      389.78       612          80.0
15.501 - 16.000 ..........      230          53,429,696      15.29        232,303    8.880      387.65       612          81.3
16.001 - 16.500 ..........      167          32,853,131       9.40        196,725    9.344      377.18       603          81.6
16.501 - 17.000 ..........      175          30,209,114       8.65        172,624    9.822      391.32       597          83.5
17.001 - 17.500 ..........       98          15,120,822       4.33        154,294   10.284      378.86       587          86.6
17.501 - 18.000 ..........       52           9,706,201       2.78        186,658   10.782      360.93       585          85.7
18.001 - 18.500 ..........       29           3,442,261       0.99        118,699   11.270      379.05       576          87.1
18.501 - 19.000 ..........       25           2,798,197       0.80        111,928   11.703      395.49       555          90.3
19.001 - 19.500 ..........       16           1,419,732       0.41         88,733   12.288      364.97       580          91.3
Greater than 19.500 ......        6             730,798       0.21        121,800   13.163      358.92       578          90.2
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .    1,533     $   349,433,518     100.00%
                            =========   ===============  ===========

_____________
(1)   The weighted average Maximum Mortgage Rate for the Adjustable Rate
      Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
      was approximately 15.375%.

                                  INITIAL PERIODIC RATE CAPS FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
INITIAL PERIODIC RATE       MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
CAP (%)                       LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

1.000 ....................       31     $     8,229,065       2.35%    $  265,454    8.320%     358.81       617          81.7%
1.500 ....................    1,164         253,293,977      72.49        217,607    8.643      381.97       611          80.8
2.000 ....................        6           1,460,558       0.42        243,426    8.421      368.20       633          82.4
3.000 ....................      330          86,172,533      24.66        261,129    8.339      399.17       607          78.5
6.000 ....................        1             142,429       0.04        142,429    8.500      478.00       529          77.0
7.000 ....................        1             134,957       0.04        134,957    9.990      478.00       608          83.3
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .    1,533     $   349,433,518     100.00%
                            =========   ===============  ===========

______________
(1)   The weighted average Initial Periodic Rate Cap for the Adjustable Rate
      Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
      was approximately 1.864%.

                                      A-31

                                 SUBSEQUENT PERIODIC RATE CAP FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
SUBSEQUENT PERIODIC RATE    MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
CAP (%)                       LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

1.000 ....................      295     $    78,263,407      22.40%    $  265,300    8.363%     393.49       608          79.1%
1.500 ....................    1,238         271,170,111      77.60        219,039    8.616      383.43       610          80.6
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .    1,533     $   349,433,518     100.00%
                            =========   ===============  ===========

_______________
(1)   The weighted average Subsequent Periodic Rate Cap for the Adjustable Rate
      Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
      was approximately 1.388%.

                                    MINIMUM MORTGAGE RATES FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
RANGE OF MINIMUM MORTGAGE   MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
RATES (%)                     LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

1.000 or Less ............        2     $       809,622       0.23%    $  404,811    8.829%     478.00       602          69.9%
4.001 - 5.000 ............        3             804,692       0.23        268,231    6.692      358.38       634          86.0
5.001 - 6.000 ............       24           6,072,689       1.74        253,029    7.281      385.70       624          75.9
6.001 - 7.000 ............      118          33,756,023       9.66        286,068    7.106      376.90       624          75.7
7.001 - 8.000 ............      350          98,120,209      28.08        280,343    7.666      387.52       618          77.9
8.001 - 9.000 ............      441         106,743,517      30.55        242,049    8.572      390.62       612          80.6
9.001 - 10.000 ...........      361          67,895,381      19.43        188,076    9.529      384.01       600          82.4
Greater than 10.000 ......      234          35,231,385      10.08        150,561   10.791      375.75       583          86.9
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .    1,533     $   349,433,518     100.00%
                            =========   ===============  ===========

______________
(1)   The weighted average Minimum Mortgage Rate for the Adjustable Rate
      Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
      was approximately 8.452%.

                                      A-32

                                    NEXT ADJUSTMENT DATES FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                                               IN THE STATISTICAL CALCULATION POOL(1)

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING     CREDIT       AVERAGE
                            MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
NEXT ADJUSTMENT DATE          LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

January 2007 .............        4     $     1,379,519       0.39%    $  344,880    7.741%     358.00       615          77.8%
February 2007 ............       24           6,574,685       1.88        273,945    8.400      359.00       620          82.6
April 2008 ...............        7           1,653,830       0.47        236,261    9.472      363.41       618          83.2
May 2008 .................        9           2,545,738       0.73        282,860    8.725      356.14       601          85.2
June 2008 ................       33           8,634,005       2.47        261,637    8.463      396.49       601          82.1
July 2008 ................      461         112,990,194      32.34        245,098    8.437      396.26       612          80.3
August 2008 ..............      911         195,523,270      55.95        214,625    8.668      381.27       608          80.3
September 2008 ...........        1              72,250       0.02         72,250   11.300      360.00       527          85.0
April 2009 ...............        4             846,831       0.24        211,708    8.905      355.00       563          76.5
May 2009 .................        3             997,651       0.29        332,550    8.884      356.26       591          80.4
June 2009 ................        5           1,319,399       0.38        263,880    7.730      357.00       630          81.1
July 2009 ................       13           2,725,184       0.78        209,630    7.954      366.41       628          83.9
August 2009 ..............       28           5,670,209       1.62        202,507    8.559      385.36       620          77.5
July 2011 ................        1             239,590       0.07        239,590    6.800      358.00       684          80.0
August 2011 ..............       29           8,261,164       2.36        284,868    8.091      392.50       615          74.3
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .    1,533     $   349,433,518     100.00%
                            =========   ===============  ===========

_____________
(1)   The weighted average Next Adjustment Date for the Adjustable Rate Mortgage
      Loans in the Statistical Calculation Pool as of the Cut-off Date is August
      2008.

                                            INTEREST ONLY PERIODS FOR THE MORTGAGE LOANS
                                                 IN THE STATISTICAL CALCULATION POOL

                                                          PERCENT OF               WEIGHTED   WEIGHTED     WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE     AVERAGE      WEIGHTED
                            NUMBER OF      PRINCIPAL      PRINCIPAL     CURRENT    CURRENT    REMAINING     CREDIT       AVERAGE
INTEREST ONLY PERIOD        MORTGAGE        BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        BUREAU    LOAN-TO-VALUE
(MONTHS)                      LOANS       OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)    RISK SCORE      RATIO
--------------------------  ---------   ---------------  -----------   ----------  --------   ---------   ----------  -------------

0 ........................    1,703     $   366,871,446      73.46%    $  215,427    8.347%     396.79       617          76.8%
60 .......................      464         132,560,165      26.54        285,690    7.990      358.55       632          79.8
                            ---------   ---------------  -----------
    TOTAL/AVG./WTD. AVG. .    2,167     $   499,431,611     100.00%
                            =========   ===============  ===========

                                      A-33